UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Take-Two Interactive Software, Inc.

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TAKE-TWO INTERACTIVE

SOFTWARE, INC.

110 West 44th Street

New York, NY 10036, USA

Tel 646.536.2842

Fax 646.536.2926

www.take2games.com

LETTER TO
OUR SHAREHOLDERS

Strauss Zelnick I July 27, 2023

Dear Shareholders:

This fiscal year was a milestone year for Take-Two. We delivered Net Bookings of $5.28 billion, which reflects both the transformative evolution of our Company through our combination with Zynga, and our ability to create, market, and distribute the highest quality entertainment experiences. Our achievements symbolize our colleagues’ professionalism, passion, and relentless commitment to quality.

We are excited about our growth prospects and believe that we are approaching a significant inflection point in our business as we deliver on our pipeline and continue to unlock value from our combination with Zynga. We are confident about our strategy and are well-positioned to continue to release outstanding products, gain market share, enhance our profitability, and deliver long-term value for our shareholders.

We invite you to attend the Annual Meeting of Shareholders of Take-Two Interactive Software, Inc., that will be held on September 21, 2023, at 9:00 a.m. local time as a virtual, audio-only meeting hosted online at www.virtualshareholdermeeting.com/TTWO2023.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting of Shareholders and Proxy Statement, which you are urged to read carefully. We are pleased to use Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On or about August 1, 2023, we expect to begin mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and vote online; however, shareholders of record will receive a copy of the Proxy Statement and Annual Report by mail instead of receiving the Notice of Internet Availability of Proxy Materials. The Proxy Statement and Notice of Internet Availability of Proxy Materials contain instructions on how you can receive a paper copy of the Proxy Statement and Annual Report if you only received a Notice of Internet Availability of Proxy Materials by mail.

Whether you plan to attend the meeting or not, it is important that your shares be represented and voted. After you read the Notice of Annual Meeting of Shareholders and Proxy Statement, we urge you to cast your vote via the Internet or, if you received a proxy card, either complete, sign, date and return the proxy card in the envelope provided or follow the instructions for voting by telephone included therein. If the address on the Notice of Internet Availability of Proxy Materials or the accompanying materials is incorrect, please advise our Transfer Agent, Equiniti Trust Company LLC, in writing at 6201 15th Avenue, Brooklyn, New York 11219.

We hope that you will attend the meeting and appreciate your continued support.

Sincerely,

Strauss Zelnick

Executive Chairman and Chief
Executive Officer

NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS

SEPTEMBER 21, 2023

9:00 a.m. local time

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

INTERNET Visit the website on your proxy card

BY TELEPHONE Call the telephone number on your proxy card

BY MAIL Sign, date and return your proxy card in the enclosed envelope

Your vote is very important, regardless of the number of shares you own.

Please read the attached Proxy Statement carefully and complete and submit your proxy card via the Internet or telephone (as instructed on your proxy card) or sign and date your paper proxy card as promptly as possible and return it in the enclosed envelope.

VIRTUAL, AUDIO-ONLY MEETING HOSTED ONLINE AT

www.virtualshareholdermeeting.com/TTWO2023

ITEMS OF BUSINESS

1.	Election of 10 directors;
2.	Approval, on a non-binding advisory basis, of the compensation of the Company’s “named executive officers” as disclosed in the attached Proxy Statement;
3.	Approval, on a non-binding advisory basis, of the frequency of the advisory vote on the compensation of the Company’s “named executive officers”;
4.	Approval of an amendment and restatement of the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan to reduce the number of shares reserved thereunder that were assumed by the Company in connection with its acquisition of Zynga Inc., to increase the available shares reserved thereunder issuable to all of the Company’s eligible employees, and to modify the share recycling mechanics applicable to outstanding awards that were assumed in connection with the Zynga acquisition;
5.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024; and
6.	Other business that may properly come before the Annual Meeting or any adjournment thereof.

RECORD DATE

Only shareholders of record at the close of business on July 25, 2023 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

The Board of Directors believes that the election of the nominated directors, the approval on an advisory basis of the compensation of the named executive officers, the approval of an annual advisory vote on the compensation of the named executive officers, the approval of an amendment and restatement of the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan, and the ratification of the appointment of Ernst & Young LLP are in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” for each of these proposals.

To attend and ask questions at our Annual Meeting via the Internet, you must log in to www.virtualshareholdermeeting.com/TTWO2023 and enter the 16-digit control number on the notice of internet availability of proxy materials or proxy card that accompanied the proxy materials.

By Order of the Board of Directors,

Matthew K. Breitman

General Counsel Americas and Corporate Secretary

July 27, 2023

PROXY STATEMENT

Annual Meeting of Shareholders to be held on September 21, 2023

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Take-Two Interactive Software, Inc. (the “Company” or “Take-Two”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on September 21, 2023, at 9:00 a.m. local time, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Company expects to either mail or provide notice and electronic delivery of this Proxy Statement and the enclosed form of proxy to shareholders on or about August 1, 2023.

Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. A proxy may be revoked by the shareholder of record at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting at the Annual Meeting.

The address of the principal executive offices of the Company is 110 West 44th Street, New York, New York 10036, and our telephone number is (646) 536-2842.

The rules of the Securities and Exchange Commission (“SEC”) require us to notify all shareholders, including those shareholders to whom we have mailed proxy materials, of the availability of our proxy materials through the Internet.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on September 21, 2023

Our Proxy Statement and 2023 Annual Report to Shareholders are available at
http://www.proxyvote.com

TABLE OF
CONTENTS

Proxy Summary	5

Proposal 1: Election of Directors	12

Corporate Governance and Board Practices	19

Shareholder Engagement	19
Independent Directors	19
Board Leadership Structure	19
Annual Evaluations	20
Risk Oversight	20
Attendance at Shareholder Meetings	21
Policy on Majority Voting for Directors	21
Code of Business Conduct and Ethics	21
ESG Matters	22
Board Committees	25
Other Executive Officers	27

Proposal 2: Non-binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	28

Letter from the Compensation Committee	29

Compensation Discussion and Analysis	30

Executive Summary	30
Detailed Discussion and Analysis	41
I. Objectives and Philosophy of Executive Compensation	42
II. Competitive Market Positioning	42
III. Compensation to Executive Chairman and CEO and President	43
IV. Other NEO Compensation	47
V. Principal Elements of Non-ZMC Related Executive Compensation	47
VI. Operation of the Compensation Committee	52
VII. Compensation Governance Practices	53
Report of the Compensation Committee of the Board of Directors	55
Risk Assessment of Overall Compensation Program	55

Executive Compensation	56

Voting Security Ownership of Certain Beneficial Owners and Management	73

Certain Relationships and Related Transactions	75

Section 16(a) Beneficial Ownership Compliance	81

Proposal 3: Non-Binding Advisory Vote Regarding the Frequency of Holding Future Advisory Votes to Approve the Compensation of the Company’s Named Executive Officers	82

Proposal 4: Approval of an Amendment and Restatement of the Amended and Restated 2017 Stock Incentive Plan	83

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm	96

Independent Registered Public Accountants	97

Report of the Audit Committee of the Board of Directors	98

Cautionary Note About Forward-Looking Statements	99

Information about the Annual Meeting and Voting	99

Availability of Certain Documents	104

No Incorporation By Reference	104

Shareholder Proposals for Next Annual Meeting	105

Other Matters	105

Annex A—Reconciliation of GAAP Net Income to Adjusted EBITDA	A-1

Annex B—Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan	B-1

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PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and does not include all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

2023 Annual Meeting of Shareholders

Voting Matters and Board Recommendations

Item	Proposal	Board’s Recommendation	Page Number
1.	Election of 10 director nominees	FOR (each nominee)	12
2.	Advisory vote to approve executive compensation	FOR	28
3.	Advisory vote on frequency of advisory vote to approve executive compensation	1 YEAR	82
4.	Approval of an Amendment and Restatement of the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan to reduce the number of shares reserved thereunder that were assumed by the Company in connection with its acquisition of Zynga Inc., to increase the available shares reserved thereunder issuable to all of the Company’s eligible employees, and to modify the share recycling mechanics applicable to outstanding awards that were assumed in connection with the Zynga acquisition	FOR	83
5.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024 (“fiscal 2024”)	FOR	96

Company Performance Highlights

The Company delivered strong financial results in our fiscal year ended March 31, 2023 (“fiscal 2023”) and continued to execute successfully on our strategy to capitalize on the popularity of video games by developing and publishing high-quality interactive entertainment experiences across a range of genres.

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Board of Directors Highlights

Our 10 nominees include eight independent, outside directors who as a group have extensive and diverse management experience, subject matter expertise, and knowledge that is critical to the Company.

Active and empowered lead independent director role

Deliberate approach to Board refreshment, including the addition of four new independent directors in the past six years

Annual election of all directors

Annual self-evaluations by the Board of Directors and its committees, as well as biennial individual interviews of each director by an outside third party

Majority vote standard for uncontested director elections

8 out of 10 current director nominees are independent

Board membership marked by diversity, leadership and a variety of perspectives

Annual performance review of the Chairman and CEO and other members of the executive management team by independent directors

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					Other	Committee Memberships
		Director	Principal		Public			Corporate
Name	Age	Since	Occupation	Independent	Boards	Audit	Compensation	Governance	Executive
Michael Dornemann Lead Independent Director	77	March 2007	Retired Chairman and CEO, Bertelsmann Entertainment		—
William “Bing” Gordon	73	May 2022	Partner, Kleiner Perkins Caufield & Byers		2
Roland Hernandez	65	September 2019	Founding Principal and Chief Executive Officer of Hernandez Media Ventures		2
J Moses	64	March 2007	Principal, J Moses Projects		—
Michael Sheresky	55	March 2007	Partner, United Talent Agency		—
Ellen Siminoff	55	May 2022	Seasoned media and technology executive and board member		1
LaVerne Srinivasan	61	March 2017	Vice President, Carnegie Corporation of New York		—
Susan Tolson	61	March 2014	Retired Portfolio Manager, Capital Research and Management Company		2
Paul Viera	64	May 2018	Chief Executive Officer, Earnest Partners LLC		—
Strauss Zelnick	66	March 2007	Chairman and CEO, Take-Two Interactive Software, Inc.		1
Member	Chair

Board Leadership Update

As part of its commitment to refreshment and succession planning, the Board of Directors has decided, effective after the Annual Meeting and assuming the re-election of the applicable director nominees, to appoint Ms. Srinivasan to succeed Mr. Dornemann as our Lead Independent Director, serve as the Chair of the Executive Committee and rotate off the Corporate Governance Committee. In addition, Ms. Siminoff, who joined the Board of Directors in fiscal 2023 in connection with the Zynga transaction, and is a member of the Audit Committee, will join the Corporate Governance Committee effective after the Annual Meeting. Mr. Dornemann will step down as Lead Independent Director and remain on the committees of the Board of Directors on which he currently serves. The Board of Directors thanks Mr. Dornemann for his distinguished service as our Lead Independent Director.

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Board Diversity Matrix

The following presents our Board of Directors diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix
	As of July 27, 2023				As of July 27, 2022
Total Number of Directors	10				10
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	7	0	0	3	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0	0	1	0	0
Alaskan Native or American Indian	0	0	0	0	0	0	0	0
Asian	0	0	0	0	0	0	0	0
Hispanic or Latinx	0	1	0	0	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0	0	0	0	0
White	2	5	0	0	2	5	0	0
Two or More Races or Ethnicities	1	0	0	0	1	0	0	0

Shareholder Engagement

We maintain a robust year-round shareholder outreach program to facilitate ongoing, two-way dialogue on topics our shareholders find most important. Our Board members are regular participants in these critically important conversations, and we discuss a diverse range of topics, including board, governance, ESG and executive compensation practices.

Since the 2022 Annual Meeting, we sought discussions with holders of approximately 66% of our outstanding shares and held discussions with all investors who expressed an interest in engaging with us, representing approximately 40% of our outstanding shares. Members of our Compensation Committee participated in discussions with shareholders holding approximately 35% of our outstanding shares.

Shareholder Engagement Following the 2022 Annual Meeting

Shareholders Contacted	Engaged with	Director-Led Discussions
~66%	~40%	~35%
of our outstanding common stock	of our outstanding common stock	of our outstanding common stock

all percentages represent ownership of Take-Two outstanding common stock as reported by our shareholders’ most recent filings as of the date of this Proxy Statement

The key topics of discussion during shareholder engagements since the 2022 Annual Meeting included:

•	2022 Say-on-Pay Vote: Feedback on our compensation programs following the low support for the Advisory Vote on Executive Compensation at our 2022 Annual Meeting, and responsive actions under consideration by the Compensation Committee.
•	2022 ZMC Management Agreement: Discussions regarding the new Management Agreement we entered into with ZMC in fiscal 2023 to reflect the current structure and scope of Take-Two following our transformational acquisition of Zynga, which included a significant shift to more “at risk” compensation subject to measurable and rigorous company performance goals and incorporated many changes responsive to prior feedback from shareholders.
•	Transition Awards: Review of the rationale and structure of one-time transition awards granted to our executives in connection with the new ZMC Management Agreement, intended to fill certain short-term gaps in vesting and value created by the transition from our 2017 Management Agreement.
•	Board of Directors: Discussion regarding the collective skillsets represented by Take-Two directors and the intentional composition of the Board to ensure effective oversight of our strategy.

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•	Environmental, Social and Governance Topics: Review of Take-Two’s sustainability priorities including our updated reporting frameworks and our approach to Human Capital Management.

We have included a detailed review of our shareholder engagement cycle and feedback gathered from shareholders on executive compensation topics and the 2022 Say-on-Pay vote, and the actions taken by the Board and Compensation Committee to address them, commencing on page 34 of this Proxy Statement.

Environmental, Social and Governance (“ESG”) Matters

The Company continued to increase its focus on ESG activities this year. We published our inaugural Impact report in May 2022 and our second Impact report in July 2023, aligned with both Sustainable Accounting Standards Board, and the Task Force on Climate-Related Financial Disclosures reporting frameworks. Our Board of Directors continues to get more diverse as four of the five most recent additions to the Board are female and/or members of an underrepresented group. We are continuing to develop our sustainability strategy and commitments to help drive positive change across our industry and society. See “Proposal 1: Election of Directors —Corporate Governance and Board Practices—Environmental, Social and Governance Matters” for additional details.

Corporate Governance Highlights

The Company’s sound governance practices and policies demonstrate the Board’s commitment to strong corporate governance, effective risk management and robust independent oversight of management by the Board. The Company’s governance highlights include:

Extensive, year-round shareholder engagement
Annual evaluation of the Board and its Committees
Annual review of Board leadership structure
Ongoing review and refreshment of Board composition
Lead Independent Director with clearly defined role and responsibilities
Board oversight of risk management and ESG matters
Shareholder right to call special meetings
Shareholder right to act by written consent
No supermajority voting requirements
Strong anti-hedging, anti-pledging and insider trading policies
Independent Audit Committee, Compensation Committee and Corporate Governance Committee

Executive Compensation Program Highlights

The Company maintains strong compensation governance practices that support our pay-for-performance principles and align management incentives with the interests of our shareholders. A substantial portion of our Company’s executive compensation opportunity in fiscal 2023 was performance-based.

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We have also adopted a number of “best practices” with respect to executive compensation, including:

Clawback policy with respect to incentive compensation
Caps on annual bonuses to NEOs
Double-trigger vesting on a change in control
Meaningful stock ownership requirements (6x per annum management fee for each of the CEO/Chairman and President; 3x annual base salary for other NEOs; and 5x annual cash retainer for directors)
No repricing of stock options without shareholder approval
Limited perquisites
No tax gross ups for excise taxes on parachute payments
Annual compensation risk assessment
Retention of independent compensation consultants
Balanced compensation approach between short-and long-term incentive opportunities

Amendment and Restatement of the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan

In Proposal 4 (page 83) we are asking our shareholders to approve an amendment and restatement of the Amended and Restated 2017 Stock Incentive Plan (the “2017 Plan”) to (i) reduce the number of shares reserved under the 2017 Plan that were assumed by the Company in connection with its acquisition of Zynga, which may currently only be issued to a limited group of employees of the Company as contemplated by Nasdaq Listing Rule 5635(c), from 9,123,694 shares as of June 30, 2023 to 0 shares, and (ii) increase the number of shares available for issuance under the 2017 Plan by 5,500,000 shares, which would be issuable to all of the Company’s eligible employees. If Proposal 4 is approved by our shareholders, we will have a net decrease of 3,623,694 shares reserved for issuance under the 2017 Plan.

If the shareholders approve Proposal 4:

Net Decrease of 2017 Plan Shares from:	Decrease of Overhang from:

~13.5M to ~9.9M	12.61% to 10.95%

As part of Proposal 4, we are also asking for approval to modify the share recycling provisions applicable to outstanding awards that were assumed in connection with the Zynga acquisition, which may currently only be forfeited and recycled for issuances to a limited group of employees of the Company as contemplated by Nasdaq Listing Rule 5635(c). If Proposal 4 is adopted, these recycled shares would be available for issuance to the Company’s entire employee base. As of June 30, 2023, 4,034,866 shares were subject to such assumed awards. While the precise impact of this modification on the number of shares available under the 2017 Plan will depend on the rate at which shares are returned to the 2017 Plan’s reserve upon the awards’ expiration, forfeiture or cash settlement, based on historical trends, the Company estimates this modification will result in approximately an additional approximately 978,666 shares becoming available for future issuances to the Company’s entire employee base, which would otherwise have only been available for issuance to a limited group of employees of the Company as contemplated by Nasdaq Rule 5635(c).

The Board of Directors believes that the reduction in the Zynga share reserve, the increase in shares under the 2017 Plan, and the modification to the share recycling provisions in respect of Zynga awards, will enable the Company to more effectively attract and retain the creative talent across all of our labels that drive company performance and will allow the Company to more effectively manage its annual burn rate and reduce its total fully diluted share overhang.

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If our shareholders approve Proposal 4, there will be both (i) a net decrease in the total number of shares reserved for issuance under the 2017 Plan, and (ii) an increase in shares that will be issuable to all of the Company’s eligible employees, as illustrated by the below chart.

*	The Pro Forma Amended 2017 TTWO Stock Plan total is inclusive of the Current 2017 TTWO Stock Plan, the removal of Zynga Assumed Shares and the addition of the New TTWO Shares.

Equity is used to attract, retain, and motivate the Company’s creative talent, which is critical to executing Take-Two’s long-term strategy, and to align the interests of creative employees with the interests of the Company’s shareholders.

•	Our creative employees at our Rockstar Games, 2K, Private Division, and Zynga labels, drive our business, are critical to our continued success, and help us build shareholder value.	Fiscal 2023 Share Grant Distribution
•	We believe our use of equity throughout Take-Two, and beyond the executive level is a strategic advantage and vital to our ownership culture.
•	In fiscal 2023, equity awards were primarily used to incentivize and retain employees at our labels as illustrated in the pie chart to the right.

Plan highlights include:

Annual limits on awards to individual participants
Non-liberal recycling of shares used to satisfy tax withholding obligations or as payment for the exercise price or base price for stock options and SARs
No evergreen provision for share reserve
No payment of dividends or dividend equivalents on unvested awards
Annual compensation limits for non-employee directors
Minimum vesting periods for certain awards
No repricing of underwater stock options or SARs without shareholder approval
No discounted stock options or SARs
Clawback provisions
Non-liberal definition of change in control
No automatic grants
Double-trigger acceleration of equity vesting in a change of control

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PROPOSAL 1: ELECTION OF DIRECTORS

All members of the Board of Directors stand for election on an annual basis, and at the Annual Meeting 10 director nominees will stand for election to hold office for a term expiring at the 2024 Annual Meeting of Shareholders. The Board of Directors, upon the recommendation of the Corporate Governance Committee, has nominated the individuals named below. Each director who is elected will serve until a successor is elected and qualified or until the director’s earlier resignation or removal.

The Corporate Governance Committee is responsible for evaluating the size and composition of the Board of Directors relative to the evolving needs of the Company at any given time, and actively identifying qualified individuals to become new director nominees as needed. The Corporate Governance Committee has developed criteria, including certain personal and professional qualities, to evaluate whether the potential nominee would be a qualified director candidate for service on Take-Two’s Board of Directors.

Our 10 nominees include eight independent, outside directors who as a group have extensive and diverse management experience, subject matter expertise, and knowledge that is critical to the Company. The average director tenure is approximately nine years. The average age of the Board members is 64. Half of the Board members are women and/or minorities.

At the Annual Meeting, the proxies given by shareholders will be voted individually for the election of the persons named herein as director nominees, unless a proxy card specifies that a shareholder is voting against any such nominee. If any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as may be designated by the Board of Directors. Each of the persons named herein has indicated to the Board of Directors that he or she will be available to serve as a director of the Company.

In an uncontested election, a director will be elected if the number of votes that are cast “FOR” his or her election by holders of the stock present in person or represented by proxy entitled to vote on the election of directors exceeds the number of votes cast “AGAINST” his or her election by such holders. The Company’s bylaws provide that any nominee for director who fails to meet this standard shall promptly tender such individual’s resignation to the Corporate Governance Committee following certification of the shareholder vote. For more information regarding this policy, see “Policy on Majority Voting for Directors.”

As part of its commitment to refreshment and succession planning, the Board of Directors has decided, effective after the Annual Meeting, to appoint Ms. Srinivasan to succeed Mr. Dornemann as our Lead Independent Director, serve as the Chair of the Executive Committee and rotate off of the Corporate Governance Committee. In addition, Ms. Siminoff, who joined the Board of Directors in fiscal 2023 in connection with the Zynga transaction and is a member of the Audit Committee, will join the Corporate Governance Committee after the Annual Meeting. Mr. Dornemann will step down as Lead Independent Director and remain as a member of the committees of the Board of Directors on which he currently serves.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW:

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Age: 77 Director since: March 2007 Beneficial owner of 18,687 shares LEAD INDEPENDENT DIRECTOR Chair: • Executive Committee Member: • Audit, Compensation and Corporate Governance Committees

MICHAEL DORNEMANN

Key experience and qualifications:

Mr. Dornemann’s highly relevant leadership, management, marketing and consulting experience, including his role as Chief Executive Officer of Bertelsmann Entertainment, strongly qualifies him to provide effective leadership to the independent directors, and to contribute to all aspects of board discussion and operations, including oversight of our management agreement with ZMC as successor by assignment from ZelnickMedia Corporation (“ZelnickMedia”). His accomplished history of service with fashion and entertainment companies, including as an outside director, provides a unique level of insight into both our business and our governance.

Additional Public Directorships (current):

• None

Mr. Dornemann is an entertainment and marketing executive with more than 30 years of management consulting, corporate development, strategic advisory and media experience. Prior to 2001, Mr. Dornemann was an executive board member of Bertelsmann AG for 16 years and Chairman and Chief Executive Officer of Bertelsmann Entertainment (music and television division, BMG and RTL Group). Before that, he held positions with IBM and Boston Consulting Group. Mr. Dornemann received an MBA and PhD from Technical University Berlin.

Other board experience:

Mr. Dornemann has previously served on several boards, including as Chairman of Jet Set AG, a worldwide fashion company based in Switzerland, until 2009; as a director of Columbia Music Entertainment (CME) of Japan until 2010; and as vice-chairman and an audit and compensation committee member of Access Worldwide Communications until 2013.

Age: 73 Director since: May 2022 Beneficial owner of 56,197 shares NON-INDEPENDENT DIRECTOR Member: • No Board of Director committee memberships

WILLIAM “BING” GORDON

Key experience and qualifications:

Mr. Gordon was selected to serve on our Board of Directors due to his extensive leadership and entrepreneurial experience as a senior executive of EA, a company he co-founded and through which he gained experience with emerging technologies and consumer-focused product development and marketing issues, as well as his experience as a member of the board of directors and special consultant to Zynga, and as a venture capitalist investing in and guiding technology companies.

Additional Public Directorships (current):

• Duolingo, Inc.

• Truecaller AB

Mr. Gordon has been a partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since June 2008. Mr. Gordon co-founded Electronic Arts Inc. and held various roles, including Vice President, Marketing and later, Executive Vice President and Chief Creative Officer from March 1998 to May 2008. Mr. Gordon received a BA from Yale University and an MBA from Stanford Graduate School of Business.

Other board experience:

Mr. Gordon serves on the boards of directors of Duolingo, a language learning company; Truecaller, a telephony company; and privately held companies including Airtime Media Inc., a messaging company; Dreamscape, a VR and learning systems company; Flipboard, a media sharing company; N3twork, a blockchain games publisher; and Zume Inc., an environmentally-conscious food packaging company. Mr. Gordon served as a member of the board of directors of Zynga Inc. from 2008 to May 2022, when we acquired Zynga. Mr. Gordon is a special advisor to the board of directors of Amazon.com, Inc. and was previously a member of its board of directors from 2003 until January 2018. He was also a founding director at ngmoco, LLC (acquired by DeNA Co. Ltd. in 2010) and Audible, Inc. (acquired by Amazon.com, Inc. in 2008). Mr. Gordon was awarded the Academy of Interactive Arts & Sciences’ Lifetime Achievement Award in 2011 and held the game industry’s first ever endowed chair in game design, at the University of Southern California School of Cinematic Arts.

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Age: 65 Director since: September 2019 Beneficial owner of 6,650 shares INDEPENDENT DIRECTOR Member: • Compensation Committee

ROLAND HERNANDEZ

Key experience and qualifications:

As the former President, Chief Executive Officer and Chairman of a television and entertainment company, and through his experience on the Boards of Fox Corporation, MGM Resorts International, Sony Corporation, Walmart Inc. and Vail Resorts, Inc., Mr. Hernandez has gained significant experience in international business and financial matters and a broad understanding of the retail and media sectors which is particularly relevant to the Company. In addition, with his extensive experience on the boards of large public corporations, Mr. Hernandez brings broad corporate governance expertise, along with significant knowledge of board operations, to our Board of Directors.

Additional Public Directorships (current):

• US Bancorp

• Fox Corporation

Mr. Hernandez is the Founding Principal and Chief Executive Officer of Hernandez Media Ventures, a privately held company engaged in the acquisition and management of media assets. He has served in this capacity since January 2001. Before founding Hernandez Media Ventures, Mr. Hernandez served as Chairman of Telemundo Group, Inc., a Spanish-language television and entertainment company, from 1998 to 2000 and as President and Chief Executive Officer from 1995 to 2000. Mr. Hernandez received a BA from Harvard College and a JD from Harvard Law School.

Other board experience:

Until April 2019, Mr. Hernandez served as the Chairman of the Board of Belmond, Ltd. Until December 2019, Mr. Hernandez served as a member of the board of directors of Vail Resorts, Inc. Until May 2021, Mr. Hernandez served as a member of the board of directors of MGM Resorts International. Mr. Hernandez serves on the advisory board of Harvard Law School. He previously served on the board of directors of Sony Corporation and Walmart Inc.

Age: 64 Director since: March 2007 Beneficial owner of 23,422 shares INDEPENDENT DIRECTOR Chair: • Corporate Governance Committee Member: • Compensation Committee

J MOSES

Key experience and qualifications:

Mr. Moses provides insight based on vast media experience and leadership history, including his roles as CEO of UGO Networks, President of MTV Russia and President of BMG Interactive, and his deep understanding of the interactive entertainment industry and its global opportunities.

Additional Public Directorships (current):

• None

Mr. Moses has over 40 years of experience in video games, technology, sports, entertainment, eSports and sports wagering; as a CEO, founder, investor, advisor, producer and director for public and private businesses around the world. Mr. Moses currently advises several large media businesses as well as venture businesses including: SimulMedia, an advanced TV advertising platform, Savvy Labs, a fintech marketplace, GameOn Entertainment, providing, social experiences around sports, TV and live events, ESCS, an eSports community services platform, GRID, a first party games data provider, EWagers, an esports wagering platform, Atlas Earth, a web-based real-world metaverse real estate game, and Payment Labs, a platform for eSports prize payments. Mr. Moses is also a principal of Optin Studios, which develops and produces scripted television programs at the intersection of storytelling and technology. Mr. Moses received a BA from Princeton University and an MBA from Harvard School of Business Management.

Prior executive roles:

Mr. Moses was the founder, and from 1998 to 2007, the Chief Executive Officer, of UGO Networks, Inc., an online publisher and affiliate network delivering information and entertainment to over 20 million gamers around the world. He managed the sale of the company to the Hearst Corporation in 2007. Mr. Moses previously served as the President of MTV Russia where he successfully oversaw the establishment of the Moscow based Network in 1998. Mr. Moses served as the President of BMG Interactive from 1993 to 1996, the former video game and new technology divisions of BMG Entertainment, where he “green-lighted” a portfolio of 11 video games including the original Grand Theft Auto. Mr. Moses has served as the Special Assistant to Roone Arledge, the President of ABC Sports and News; as an Executive Producer on Stolen Babies, a made for TV movie for ABC; and as Creator for New York News, a TV series for CBS.

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Age: 55 Director since: March 2007 Beneficial owner of 63,370 shares INDEPENDENT DIRECTOR Chair: • Compensation Committee Member: • Corporate Governance and Executive Committees

MICHAEL SHERESKY

Key experience and qualifications:

Mr. Sheresky’s entertainment experience as a talent agent is an important asset to the Board of Directors, including his particularly keen insight into negotiations with, and the development and compensation of, creative talent and of management.

Additional Public Directorships (current):

• None

Mr. Sheresky is a partner at United Talent Agency, where he has served as a motion picture talent agent since June 2009. Mr. Sheresky is responsible for structuring projects and deals in the areas of motion picture and television development, production and distribution. Mr. Sheresky received a BA from Vassar College and an MBA from Harvard Business School.

Prior professional roles:

From 1992 through 1995, and then from 1997 through May 2009, Mr. Sheresky held a number of positions at the William Morris Agency, a talent agency, most recently Senior Vice President in its Motion Picture Department. During that time, he represented authors, journalists, screenwriters, directors, producers and actors in the motion picture and television businesses.

Age: 55 Director since: May 2022 Beneficial owner of 11,776 shares INDEPENDENT DIRECTOR Member: • Audit Committee

ELLEN SIMINOFF

Key experience and qualifications:

Ms. Siminoff was selected to serve on the Board of Directors due to her breadth of professional experiences in emerging growth and technology companies, her backgrounds in marketing and advertising, her knowledge of consumer trends and expertise in corporate and business development, her governance experience as a director of several public companies, and her success in a variety of industries.

Additional Public Directorships (current):

• BigCommerce

Ms. Siminoff is a long-tenured media and technology executive and board member. From 2007 to 2018, she was President and CEO of Shmoop University, an educational publishing company which has built millions of units of content.

Ms. Siminoff served as President and CEO of Efficient Frontier, a pioneer in the field of dynamic Search Engine Marketing (SEM) management services (sold to Adobe). Prior to Efficient Frontier, Ms. Siminoff spent six years as a founding executive at Yahoo!. During her tenure, she led Business Development (Vice President, Business Development and Planning), Corporate Development (Senior Vice President, Corporate Development) and ran the Small Business and Entertainment Business units. Ms. Siminoff received a BA from Princeton University and an MBA from Stanford University. Ms. Siminoff received a Master Liberal Arts Extension in Software Engineering from Harvard University- Extension School in 2023.

Other board experience:

Among other boards and advisory relationships, she currently serves on the board of BigCommerce, a leading SAAS ecommerce platform, and the board of Verifone, a pre-eminent global payments platform. Ms. Siminoff previously served as a member of the board of directors of Zynga Inc. from 2012 to May 2022, when we acquired Zynga. Until April 2022, Ms. Siminoff served on the board of Discovery Education, a global leader in standards-aligned digital curriculum resources and professional learning for K-12 classrooms, and she currently serves on the board of Follett, a privately-held leading provider of educational technology, services, and print and digital content. She has served as a member of the Advisory Board of Stanford University’s Graduate School of Business and serves on the President’s Advisory Council of Princeton University. Ms. Siminoff serves on the Board of Overseers at the Hoover Institution as of September 2022. Other prior board experiences include SolarWinds, US Auto Parts Network, Journal Communications, and Mozilla Corporation, the developers of Firefox browsers. In 2005 she was one of eight industry professionals named “Masters of Information” by Forbes magazine.

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Age: 61 Director since: March 2017 Beneficial owner of 10,986 shares INDEPENDENT DIRECTOR Member: • Corporate Governance Committee

LAVERNE SRINIVASAN

Key experience and qualifications:

Ms. Srinivasan brings to the Board of Directors strong leadership skills, extensive experience leveraging technology in the education and entertainment industries, expertise in human capital management, and deep marketing expertise from her current and previous positions. Ms. Srinivasan is scheduled to become our Lead Independent Director after this year’s annual meeting.

Additional Public Directorships (current):

• None

Ms. Srinivasan is Vice President of the National Program and Program Director for Education at the Carnegie Corporation of New York, employing creative strategies and innovative thinking to strengthen urban education. Since 2014, she has overseen grant making and other activities aimed at engaging parents and communities, improving teaching and leadership for learning, advancing innovative learning environment designs, providing K-12 pathways to college and career success, and fostering integrated approaches to innovation and learning in the field of education. Ms. Srinivasan received a BA from Harvard College and a JD from Harvard Law School.

Prior professional roles:

From 2012 through 2014, Ms. Srinivasan was the Co-Founder of Fiero Now, an education technology company. Prior to Fiero Now, she worked at various educational technology, urban district change, and non-profit education reform companies, including Time to Know, Education Champions for All and New Leaders for New Schools. From 2003 through 2006, Ms. Srinivasan served as Deputy Chancellor for the New York City Department of Education. In addition, from 1993 through 2003, she served in various roles at BMG Entertainment, including as Senior Vice President and General Counsel.

Other board experience:

Ms. Srinivasan serves on the national advisory board of College Promise Campaign, the advisory boards of National Education Equity Lab, EdTech Evidence Exchange, Global Science of Learning for Education Network, Grant Makers for Educations, and Educational Testing Service, and was a founding member of the Consortium for Policy Research in Education’s task force on Strategic Management of Human Capital.

Age: 61 Director since: March 2014 Beneficial owner of 28,045 shares INDEPENDENT DIRECTOR Chair: • Audit Committee Member: • Audit Committee

SUSAN TOLSON

Key experience and qualifications:

Ms. Tolson brings to the Board of Directors significant experience in entertainment and financial/investment matters from her previous positions, together with her existing current service as a director of both for profit and nonprofit organizations.

Additional Public Directorships (current):

• Worldline E-Payments Services

• OUTFRONT Media Inc.

Ms. Tolson is a financial executive with more than 20 years of experience in the financial services industry. Ms. Tolson worked at Capital Research and Management Company and Capital Research Company, subsidiaries of The Capital Group Companies, Inc., from 1990 to 2010. She served in various capacities, including Senior Vice President and Portfolio Manager. Before joining Capital Research, Ms. Tolson was an Investment Officer at Aetna Investment Management Company, making private investments in media and entertainment companies. Ms. Tolson received a BA from Smith College and an MBA from Harvard Business School.

Other board experience:

Ms. Tolson was a member of the board and audit committee of Groupe Lagardère until July 2021; a member of the board and audit committee of the American Cinematheque until May 2018; a trustee and member of the business affairs committee of The American University of Paris until 2014; and a member of the board and audit committee of American Media until 2014.

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Age: 64 Director since: May 2018 Beneficial owner of 86,761 shares INDEPENDENT DIRECTOR Member: • Audit Committee

PAUL VIERA

Key experience and qualifications:

Mr. Viera brings to the Board of Directors proven leadership skills, vast business experience and financial acumen.

Additional Public Directorships (current):

• None

Mr. Viera is the Founder and Chief Executive Officer of Earnest Partners, a global investment firm responsible for overseeing over $20 billion for municipalities, states, corporations, endowments, and universities. Prior to founding Earnest Partners in 1998, Mr. Viera was a Vice President at Bankers Trust in both New York and London and later joined Invesco, where he became a global partner and senior member of its investment team. Mr. Viera received a BA from the University of Michigan and an MBA from Harvard Business School.

Other board experience:

Mr. Viera serves as a Trustee of the Woodruff Arts Center in Atlanta, Georgia and as a member of its investment committee. He is also a member of the boards of directors of CBH Electronic Research Ltd., the board of directors of DeepCare, the Board of Dean’s Advisors for Harvard Business School, the Council on Foreign Relations, the Carter Center Board of Councilors, the National Center for Human & Civil Rights, and the University of Michigan School of Information External Advisory Board.

Age: 66 Director since: March 2007 Beneficial owner of 1,555,814 shares CHAIRMAN AND CEO Member: • Executive Committee

STRAUSS ZELNICK

Key experience and qualifications:

Mr. Zelnick provides the Company’s Board of Directors with valuable insight in organization and management obtained from his experiences, including acting as Executive Chairman and CEO of the Company.

Additional Public Directorships (current):

• Starwood Property Trust, Inc.

Mr. Zelnick has been Chairman of the Company since March 2007, Executive Chairman of the Board of Directors since February 2008 and Chief Executive Officer of the Company since January 2011. Mr. Zelnick also is founder of and a partner in Zelnick Media Capital, a leading media focused private equity firm. Mr. Zelnick serves as Executive Chairman of the Board of Directors and Chief Executive Officer of the Company pursuant to the terms of the Management Agreement between the Company and ZMC. See “Certain Relationships and Related Transactions—Management Agreement.” Mr. Zelnick received a BA from Wesleyan University, a JD from Harvard Law School and an MBA from Harvard University Graduate School of Business Administration.

Prior executive roles:

Mr. Zelnick served as Executive Chairman of Direct Holdings Worldwide, Inc., the parent company of Time Life and Lillian Vernon, until the company was sold to Reader’s Digest on March 2, 2007. Prior to forming Zelnick Media Capital, Mr. Zelnick was President and Chief Executive Officer of BMG Entertainment, a $4.7 billion music and entertainment company with more than 200 record labels and operations in 54 countries. Mr. Zelnick’s appointment as President and Chief Executive Officer of BMG Entertainment followed his tenure as President and Chief Executive Officer of BMG’s North American business unit from 1994 through 1998. Before joining BMG Entertainment, Mr. Zelnick was President and Chief Executive Officer of Crystal Dynamics, a leading producer and distributor of interactive game software. Prior to that, he spent four years as President and Chief Operating Officer of 20th Century Fox, where he managed all aspects of its worldwide motion picture and distribution business. Previously, he spent three years at Vestron Inc. as a senior executive, and rose to become President and Chief Operating Officer. Mr. Zelnick also served as Vice President, International Television Sales, for Columbia Pictures.

Other board experience:

Mr. Zelnick serves as a member of the board of directors of the Entertainment Software Association, for which he served as Chairman from July 2014 to July 2017. From September 2018 to December 2019, Mr. Zelnick served on the board of ViacomCBS Inc. (formerly known as CBS Corporation), a public company, and as a member of its compensation committee and nominating and governance committee. He also served as the non-executive interim chairman of the CBS board from October 2018 until December 2019. Mr. Zelnick is also an associate member of the National Academy of Recording Arts and Sciences and served on the board of directors of the Recording Industry Association of America and the Motion Picture Association of America.

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Each director nominee for our Board of Directors is highly qualified and brings a diversity of skills and experiences to our boardroom. These skills are relevant to our business and enable the Board of Directors to provide strong oversight and effectively oversee management’s execution of strategy.

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CORPORATE GOVERNANCE AND BOARD PRACTICES

Shareholder Engagement

The Board of Directors places a premium on, oversees and, together with management, regularly participates in an extensive, year-round shareholder engagement practice. For more information regarding the Company’s shareholder engagement for the past fiscal year, see “Compensation Discussion and Analysis-Shareholder Engagement.”

Independent Directors

The Board of Directors has determined that Messrs. Dornemann, Hernandez, Moses, Sheresky and Viera and Mses. Siminoff, Srinivasan and Tolson are “independent” directors as defined under the rules of The Nasdaq Stock Market. During fiscal 2023, the independent directors met in executive session (outside the presence of management) on nine (9) occasions.

Board Leadership Structure

The Board of Directors is led by Mr. Zelnick in his role as Executive Chairman. Mr. Zelnick is also the Chief Executive Officer. The Board of Directors also has designated a Lead Independent Director (as described below), currently Mr. Dornemann, a position that complements the Executive Chairman’s role, and serves as the principal liaison between the independent directors and the Executive Chairman and Company management.

The Board of Directors reviews its leadership structure annually. The Board of Directors has determined that in light of the Company’s clear strategy and the strength of its overall governance practices, at this time a combined Chairman/CEO role more effectively unifies the Board of Directors and management around the specific initiatives necessary to support the Company’s strategy. The Board of Directors continues to evaluate Mr. Zelnick annually in each of his roles and has retained the discretion to separate the Chairman/CEO roles at any time if the Board of Directors believes it would better serve the interests of the Company and its shareholders. The Board of Directors has also concluded that its Lead Independent Director position effectively balances any potential risk of concentration of authority that may exist with a combined Chairman/CEO position.

In July 2023, the Board of Directors, based on the recommendation of the Corporate Governance Committee, as part of its regular succession planning and board refreshment review, determined that, effective after the Annual Meeting, Ms. Srinivasan will succeed Mr. Dornemann as Lead Independent Director and chair of the Executive Committee of the Board. Mr. Dornemann will remain on the Board of Directors and as a member of the Committees on which he currently serves.

Lead Independent Director

The Lead Independent Director serves as the principal liaison between the independent directors and the Executive Chairman.

The Lead Independent Director is responsible for:

presiding at all Board of Directors meetings at which the Chairman of the Board is not present;

convening regular and special meetings of the independent directors;

developing the agenda for executive sessions of the independent directors and working with the Chairman to develop and approve the agenda for meetings of the full Board of Directors, including scheduling to ensure there is sufficient time for discussion;

coordinating feedback to the Chairman on behalf of the independent directors;

coordinating with the Company’s Chief Legal Officer to respond to shareholders who have addressed a communication to the independent directors;

making himself available for shareholder communication, as appropriate (other independent directors may also participate in such communication at times); and

handling any matters concerning an actual or potential conflict of interest involving any other director.

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The Lead Independent Director regularly engages separately with one or more of the Chief Executive Officer, the President, the Chief Financial Officer and the Chief Legal Officer to discuss the business strategy of the Company in greater detail and provide additional guidance to such members of management. These meetings enable the Lead Independent Director to gain a deeper understanding of any matters being handled by management which should be brought to the attention of the entire Board of Directors or a committee thereof, as well as an opportunity to obtain additional information on any matters which the Lead Independent Director believes may otherwise be of interest to the other directors and to provide advice to the other directors regarding such matters.

Annual Evaluations

The Board of Directors and its committees conduct annual self-evaluations that include both the completion of a questionnaire as well as biennial individual interviews of each director by an outside third party. These evaluations are utilized by the Board and each committee to improve communication, strategy and effectiveness, and to identify possible improvements that can be made to the performance and composition of the Board and each of its committees. The Corporate Governance Committee assists the Board of Directors in its review and reports to the full Board regarding its findings and recommendations, which are considered and implemented as appropriate. Furthermore, the Compensation Committee performs an annual performance review of the Chairman, CEO and other named executive officers and reports its findings to the full Board of Directors.

Risk Oversight

The Board of Directors exercises direct oversight of strategic risks to the Company. The Audit Committee reviews the Company’s policies for risk assessment and risk management relating to financial reporting and internal controls, as well as operational risk relating to business continuity planning, cyber, digital and physical security, including security controls over customer data, and assesses steps management has taken to control such risks and exposures. The Compensation Committee oversees risks relating to compensation programs and policies. See “Risk Assessment of Overall Compensation Program.” The Corporate Governance Committee oversees environmental, social and governance matters and operational risk relating to insurance. In each case, management periodically reports to our Board of Directors or to the relevant committee, which provides guidance on risk appetite, assessment, and mitigation. Each committee charged with risk oversight reports to our Board of Directors on those matters. In addition, the Board of Directors has regularly reviewed, overseen and continues to monitor the identification of COVID-19 risks and mitigation strategies related to the Company’s return-to-work procedures, business strategy, business continuity, and the impact on the Company’s financial planning.

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Meetings of Directors

The Board of Directors held 10 meetings during fiscal 2023. Each of the incumbent directors attended at least 75% in the aggregate of all meetings of the Board of Directors and committees on which the individual served for the period of his or her service in the fiscal year.

Board Strategic Off-site

Periodically, the Board of Directors convenes at an off-site strategic planning session, which includes presentations and discussions with senior management, to review the Company’s strategic, competitive and financial performance goals as well as to discuss the Company’s long-term strategic plan. The most recent off-site strategic planning session took place in October 2021, and one is planned for the Fall of 2023.

Attendance at Shareholder Meetings

The Board of Directors has adopted a policy whereby director nominees are encouraged to attend the Company’s annual meeting of shareholders. All of our then incumbent director nominees attended the last annual meeting of the Company’s shareholders in September 2022.

Policy on Majority Voting for Directors

In response to feedback from our shareholders, on June 20, 2019, based on the Corporate Governance Committee’s recommendation, the Board of Directors approved an amendment to the Company’s bylaws to change the standard for uncontested director elections from a plurality voting standard to a majority vote standard. In an uncontested election, a director shall be elected if the number of votes that are cast “for” his or her election by holders of the stock present in person or represented by proxy entitled to vote on the election of directors exceeds the number of votes cast “against” his or her election by such holders. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director will continue to serve on our Board as a “holdover director” (i.e., until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation or removal). In an uncontested election, any nominee for director who fails to receive a greater number of votes cast “for” such individual’s election than votes cast “against” such election promptly shall tender the individual’s resignation to the Corporate Governance Committee following certification of the shareholder vote. The Corporate Governance Committee promptly will consider the resignation offer and recommend to the Board of Directors the action to be taken with respect to such offered resignation. The Board of Directors will act on the Corporate Governance Committee’s recommendation within 90 days following the date of the Annual Meeting. Thereafter, the Board of Directors will disclose promptly its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K filed with the SEC. Any director tendering a resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or action of the Board of Directors regarding whether to accept the resignation offer.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to directors, officers and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller and any person performing similar functions. A copy of the Code of Business Conduct and Ethics is posted on the Company’s website at “www.take2games.com” and can be accessed by clicking on “Policies & Conduct,” “Conduct and Social Responsibility”, then “Global Code of Business Conduct and Ethics.” The information on our website referenced herein is not incorporated by reference in this Proxy Statement.

Supplier Code of Conduct

The Company has also adopted a Supplier Code of Conduct that applies to vendors, suppliers, consultants and other third parties we engage, which makes clear that we expect all of our business partners to operate fairly and ethically, comply with domestic and international laws, and promote a work environment that values honesty, openness, integrity, and respect for fundamental human rights, wherever in the world we do business. A copy of the Supplier Code of Conduct is posted on the Company’s website at “www.take2games.com” and can be accessed by clicking on “Polices & Conduct,” then “Supplier Code of Conduct.”

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Conflict of Interest Guidelines for Directors/Directors’ Code of Conduct

The Company has adopted a written Conflict of Interest Guidelines for Directors/Directors’ Code of Conduct that applies to directors of the Company. A copy of the Conflict of Interest Guidelines for Directors/Directors’ Code of Conduct is posted on the Company’s website at “www.take2games.com” and can be accessed by clicking on “Policies & Conduct,” then “Conflict of Interest Guidelines for Directors” or “Guidelines for Directors and Board Governance,” as applicable.

ESG Matters

The Company believes that focusing on corporate governance and corporate responsibility creates value for the Company, our employees, our shareholders, our consumers and other stakeholders while also helping mitigate risks, reduce costs, protect brand value, and identify market opportunities. The Company oversees ESG matters using the following structure:

CORPORATE GOVERNANCE COMMITTEE

MANAGEMENT COMMITTEE

• Global Human Resources	• Investor Relations	• Financial
• Legal	• Workplace	• Creative
• Cybersecurity

The Company seeks to ensure that corporate responsibility and sustainability considerations are incorporated into our corporate strategy, disclosure, and long-term goals to maintain and advance sustainable shareholder value. We will publish our second Impact Report incorporating the Sustainability Accounting Standards Board standards and the Task Force on Climate-Related Financial Disclosures recommendations in August 2023. The report will highlight the Company’s efforts across key environmental, social, and governance topics and will be available on our Investor Relations webpage. The reports and website are not incorporated herein by reference. Areas on which this committee continues to focus include board diversity and refreshment, human capital management, cybersecurity, sustainability and community.

Board Diversity and Refreshment

The Board of Directors routinely reviews the composition of the Board and believes that it benefits from having a diverse group of directors, including based on experience, gender, ethnicity and other factors. The Board has taken a deliberate approach to refreshment, with a new director joining in four of the prior six years and five of our 10 director nominees having served for seven years or less. Four of the five most recent additions to the Board are female and/or members of an underrepresented group.

As part of its regular succession planning and refreshment reviews, the Board of Directors has determined that Ms. Srinivasan will succeed Mr. Dornemann as our Lead Independent Director after the Annual Meeting, serve as the Chair of the Executive Committee, and rotate off the Corporate Governance Committee. In addition, Ms. Siminoff, who joined the Board of Directors in fiscal 2023 in connection with the Zynga acquisition and is a member of the Audit Committee, will join the Corporate Governance Committee after the Annual Meeting. Mr. Dornemann will step down as Lead Independent Director and remain as a member of the committees of the Board of Directors on which he currently serves.

Human Capital Management

One of Take-Two’s most important assets is our people. We are constantly focused on our teams – their success, their structure and how best to support them given their particular needs and projects.

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Employee Statistics*

*	As of March 31, 2023

While the repercussions of COVID-19 continue to be felt across the industry, over the past year, more of our employees have returned to office, and we are supporting a hybrid work environment within many teams. This evolving approach to the workplace presents new challenges for managing teams and supporting employees. In that vein, we are continuing existing programs and identifying others to ensure our people feel supported in their roles, including enhanced manager training to help strengthen teams despite the varied approaches to working, broadening our wellness and mental health offerings, encouraging people to step away from their screens when they can and spending a lot of time listening to employee feedback and encouraging employees to collaborate in person where appropriate and effective.

Our hybrid approach to the workplace, where appropriate, enables our continued focus on creativity and innovation as two of the core tenets of our organization and the lifeblood of our ongoing success. The creative teams at our labels are renowned for their consistent ability to deliver games that set new benchmarks for excellence. We support our creative and corporate teams by focusing on talent acquisition and retention, including through offering job development and skills training initiatives, extensive employee benefits and numerous well-being programs, and partnering with the leadership at our labels to foster the types of cultures our leaders believe best support and grow the creative processes for their particular teams.

Diversity, Equity, and Inclusion

We firmly believe that diverse teams are more valuable and effective, and that diversity is key to our success. We are committed to enhancing workforce diversity at Take-Two, and we strive to provide an inclusive workplace in which everyone feels respected, heard, and safe. We believe our culture of compassion and respect fosters a warm, welcoming environment for all qualified candidates and colleagues. Specific efforts we take include company-sponsored service projects in the communities in which we operate; providing financial and other support to organizations working to eradicate social injustice as well as providing educational, athletic, and other opportunities to underserved communities; working with organizations to support the rights of the LGBTQIA+ community; endeavoring to expand the diversity of our industry’s candidate pool through scholarships to minority game design students and contributions to organizations providing STEM opportunities to children in underserved communities; delivering interview training and career counseling to young adults in those same communities; and celebrating cultural differences through various employee affinity groups and company events and offerings.

Talent Assessment & Development and Employee Experience

We strongly believe in internal growth opportunities and career development tracks. We also recognize the importance of our employees staying current in an ever-changing industry. To that end, our global Learning & Development team curates a wide variety of training materials and programs targeting both hard skills development and career progression as well as programs in leadership development and employee round tables. Further, our compliance training program seeks to ensure that our employees recognize and report any signs of harassment, discrimination, retaliation, or other inappropriate behaviors in the workplace and that they understand and abide by our Code of Business Conduct and other internal policies. Our learning and development programs are designed to be closely aligned with our performance management process and succession planning. Our formalized performance management process provides the platform for evaluating each individual employee’s contributions to the team and our success, with a focus on regular communication and transparency. We work hard to ensure that development opportunities are individually tailored and that all decisions regarding hiring, career progression, and compensation are based on qualifications, work ethic, and job performance. Beyond formal performance management, we stay connected with our teams throughout the year with global town hall meetings, engagement and “pulse” surveys, culture assessments and employee round tables.

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The feedback generated through these tools helps to ensure we are providing a supportive, dynamic, and stimulating work environment for all of our employees. These efforts and more contributed to Take-Two being included in Forbes’ Best Mid-Size Employers list in 2019, 2021, and 2022. In addition, we were included on Fortune’s Great Places to Work list in 2020, 2021, and 2022 and were honored by Gay Gaming Professionals in 2021 as a DEI&B leader in the interactive entertainment industry.

Compensation and Benefits

The main objectives of our compensation and benefit programs are to attract, retain, motivate, and reward our employees, who operate in a highly competitive and technologically challenging environment. We offer competitive compensation packages designed to incentivize high individual and Company performance. We regularly review our compensation and benefits packages from both an internal and external standpoint to ensure competitiveness, including through industry benchmarking analysis. We seek to link compensation (including annual changes in compensation) to our overall and business unit performance, as well as each individual’s contribution to the results achieved. The emphasis on our overall performance is intended to align our employees’ financial interests with the interests of our shareholders. In addition to awarding restricted stock units to employees at certain levels, we offer an Employee Stock Purchase Plan to further align the interests of our employees with our shareholders. We also provide a comprehensive benefits package that includes traditional offerings, such as medical, dental, vision, retirement, disability, accident and life insurance, prescription drugs, and leaves, and also includes programs such as well-being, fitness reimbursement, mental health benefits, mental health awareness training for Human Resources personnel and managers throughout the Company, and charitable giving with a Company match.

Cybersecurity

We continue to invest financial and operational resources to implement certain systems, processes and technologies to guard against cyber risks and to help protect our data and systems. Our Audit Committee receives regular reports regarding key cybersecurity, risks and related matters, including secure processing, storage, and transmission of personal and confidential information, such as the personally identifiable information of our users.

Sustainability

We aim to integrate environmental responsibility into our operational and product strategies. We will seek to reduce our carbon footprint by seeking to make environmentally conscious choices in our offices worldwide. We will be seeking opportunities to both reduce our carbon footprint and find opportunities for cost savings.

Community

We believe it is important to be part of and to support the communities in which we operate. We have established an employee charitable giving platform, Next Level, through which we match certain employee contributions and otherwise support charitable organizations of our employees’ choosing. In addition to our other volunteerism and giving initiatives, we continue to endow numerous industry-related organizations to deliver essential STEM education and game design programs for students from underserved and underrepresented communities. We also continue to support organizations that are working to eradicate social injustice as well as provide educational, athletic, and other opportunities to underserved communities. Furthermore, we work with organizations to support the rights of the LGBTQIA+ community, and to increase that community’s representation in our industry.

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Board Committees

The Board of Directors has three standing committees entirely comprised of independent directors: a Compensation Committee, a Corporate Governance Committee and an Audit Committee. The Board of Directors also has a standing Executive Committee, currently comprised of Messrs. Dornemann (Chair), Sheresky and Zelnick. These four committees are governed by written charters which are posted in the Corporate Governance tab on the Company’s website at www.take2games.com. The Company’s Code of Business Conduct and Ethics is also posted on the Company’s website at www.take2games.com under the “Policies & Conduct” tab.

Name	Compensation Committee	Corporate Governance Committee	Audit Committee	Executive Committee
Michael Dornemann
William “Bing” Gordon
Roland Hernandez
J Moses
Michael Sheresky
Ellen Siminoff
LaVerne Srinivasan
Susan Tolson
Paul Viera
Strauss Zelnick
Meetings in Fiscal 2023	10	6	5	4

Member	Chair

As part of its commitment to refreshment and succession planning, the Board of Directors has decided, effective after the Annual Meeting, to appoint Ms. Srinivasan to succeed Mr. Dornemann as our Lead Independent Director, serve as the Chair of the Executive Committee and rotate off the Corporate Governance Committee. In addition, Ms. Siminoff, who joined the Board of Directors in fiscal 2023 in connection with the Zynga transaction and is a member of the Audit Committee, will join the Corporate Governance Committee effective after the Annual Meeting. Mr. Dornemann will step down as Lead Independent Director and remain as a member of the committees of the Board of Directors on which he currently serves.

Compensation Committee members are Messrs. Sheresky (Chair), Dornemann, Hernandez and Moses, each of whom is an independent director under Nasdaq’s Rule 5605, and a “non-employee director” as defined under the SEC rules. The Compensation Committee, among other roles, reviews the compensation policies and procedures of the Company, evaluates and approves executive officer compensation, and makes recommendations to the Board of Directors regarding executive compensation.

Corporate Governance Committee members are Messrs. Moses (Chair), Dornemann and Sheresky and Ms. Srinivasan. This committee is responsible, among other things, for creating and maintaining overall corporate governance policies for the Company, identifying, screening and recruiting director candidates for the Board of Directors and overseeing our environmental, social and governance initiatives. Effective after the Annual Meeting, Ms. Srinivasan, who is succeeding Mr. Dornemann as our Lead Independent Director, will rotate off the Corporate Governance Committee and Ms. Siminoff will join the Corporate Governance Committee.

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The Corporate Governance Committee will consider nominees recommended by shareholders, provided that the recommendation contains sufficient information for the committee to assess the suitability of the candidate and such nomination complies with the Company’s bylaws. Candidates recommended by shareholders that comply with these procedures will receive the same consideration that candidates recommended by the committee receive.

When selecting directors, the Board of Directors reviews and considers many factors, including experience, business understanding, achievement, available time, diversity, skills and independence. It also will consider ethical standards, integrity and any conflict of interest. It considers recommendations primarily from shareholders of the Company and from members of the Board of Directors and management. The Corporate Governance Committee conducts interviews with candidates who meet the criteria of the Board of Directors and has full discretion in considering its nominations to the Board of Directors. The Board of Directors adopted Corporate Governance Guidelines, which include criteria to assess the suitability of candidates for the Board of Directors. These Corporate Governance Guidelines are posted under the “Conduct” tab on the Company’s website at “www.take2games.com”.

Audit Committee members are Ms. Tolson (Chair), Ms. Siminoff and Messrs. Dornemann and Viera. The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. In addition, the Audit Committee assists the Board of Directors in its review and oversight of the Company’s key investment objectives, strategies and policies, as well as the Company’s operational risk relating to business continuity planning, cyber, digital and physical security, including security controls over customer data. The Board of Directors has determined that Ms. Tolson and Mr. Viera each qualify as an “audit committee financial expert” under federal securities laws.

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Other Executive Officers

Each of the following executive officers, who are not also directors, will serve in such capacity until the next Annual Meeting of Shareholders or until earlier termination or removal from office.

President Age: 53
KARL SLATOFF

Key experience and qualifications:

Mr. Slatoff became President of the Company in May 2013 and served as Chief Operating Officer of the Company from October 2010 through April 2013. Mr. Slatoff serves as President of the Company pursuant to the terms of the 2022 Management Agreement between the Company and ZMC. See “Certain Relationships and Related Transactions—Management Agreement.” From February 2008 to October 2010, Mr. Slatoff served as an Executive Vice President of the Company. Mr. Slatoff also is a partner in ZMC. He previously served as a director of Cannella Response Television, LLC and CommentSold, Inc.

Prior to joining ZMC in 2001, Mr. Slatoff served as Vice President, New Media for BMG Entertainment, where he was responsible for guiding BMG’s online digital strategies, including the development of commercial digital distribution initiatives and new business models for the sale and syndication of online content. From 1994 to 1996, he worked in strategic planning at the Walt Disney Company, where he focused on the consumer products, studio and broadcast divisions, as well as several initiatives in the educational, publishing and new media sectors. From 1992 to 1994, Mr. Slatoff worked in the corporate finance and mergers and acquisitions units at Lehman Brothers where he focused on the consumer products and retail/merchandising industries.

Chief Financial Officer Age: 55
LAINIE GOLDSTEIN

Key experience and qualifications:

Ms. Goldstein was appointed Chief Financial Officer of the Company in June 2007, and is responsible for overseeing Finance, Investor Relations and Corporate Communications. Ms. Goldstein previously served as the Company’s Senior Vice President of Finance from November 2003. Ms. Goldstein also serves as a director and member of the audit committee of Phreesia, Inc.

Ms. Goldstein is a CPA with financial and business experience in the software, entertainment, retail and apparel industries, with proven success in managing the finance function of publicly traded companies. Prior to joining the Company, she held a number of positions of increasing responsibility with Nautica Enterprises, Inc., most recently serving as Vice President, Finance and Business Development. Earlier in her career, she held positions in the audit and reorganization departments at Grant Thornton LLP.

Executive Vice President and Chief Legal Officer Age: 51
DANIEL EMERSON

Key experience and qualifications:

Mr. Emerson became Executive Vice President and General Counsel of the Company in October 2014 and, effective May 2019, Mr. Emerson was made Chief Legal Officer. Mr. Emerson joined the Company as a Vice President in June 2005 and served in various capacities of increasing responsibility within the legal department, including Senior Vice President, Corporate Secretary, Deputy General Counsel and General Counsel. In addition to serving as the Chief Legal Officer of the Company, Mr. Emerson oversees administrative management of Internal Audit on behalf of the Audit Committee and physical security.

Prior to joining the Company, Mr. Emerson was a partner in the New York office of the law firm Blank Rome LLP, where he represented public and private companies across a variety of industries in mergers & acquisitions, securities law, financings and general corporate matters.

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PROPOSAL 2: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the SEC’s proxy rules, we are seeking approval, on a non-binding advisory basis, of the compensation of the Company’s “named executive officers” listed in the Summary Compensation Table (the “NEOs”) for fiscal 2023, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. This vote is commonly known as a “say-on-pay” advisory vote. Consistent with the approval by our shareholders, on an advisory basis, of an annual advisory vote on the compensation of the named executive officers, the Board of Directors has adopted a policy providing for annual “say-on-pay” advisory votes.

The compensation of our NEOs is described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 30, which we encourage you to read for additional details on our executive compensation programs and compensation of our NEOs for fiscal 2023.

Our executive compensation programs are based on three core principles that are designed to motivate our NEOs to achieve annual financial and strategic objectives to enhance the profitability of the Company and create long-term shareholder value. The fiscal 2023 compensation of our NEOs reflected these core principles:

A substantial portion of our NEOs’ compensation was based on the financial performance of the Company and therefore “at risk”;
The majority of each NEO’s total compensation was provided in the form of long-term equity, two-thirds of which was subject to total shareholder return (“TSR”) and certain other performance metrics, to further align the interests of our NEOs and shareholders; and
The target total direct compensation package for each NEO was consistent with market practices for executive talent and each NEO’s individual experience, responsibilities and performance.

We believe that our compensation programs and policies for fiscal 2023 were consistent with our core compensation principles, provided an effective incentive for the achievement of positive results, aligned with shareholders’ interests, are supported by strong compensation governance practices and worthy of continued shareholder support.

Also, as further discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 30, in fiscal 2023, we engaged in extensive shareholder outreach on executive compensation practices, with the goal of strengthening our compensation programs and practices by incorporating shareholder feedback. Accordingly, we ask for our shareholders to indicate their support for the compensation paid to our NEOs by voting “FOR” the following non-binding resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve the compensation of the named executive officers for the fiscal year ended March 31, 2023, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures as included in this Proxy Statement.”

Because your vote is advisory, the result will not be binding upon the Company. Although not binding, the Board of Directors values the opinions of our shareholders and will carefully review and consider the outcome of the vote, along with other relevant factors, in evaluating its compensation program for our NEOs.

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE FOREGOING RESOLUTION ON THE COMPENSATION OF THE NEOS IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NEOS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION.

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LETTER FROM THE
COMPENSATION COMMITTEE

Dear Fellow Shareholders,

Fiscal 2023 was a milestone year in Take-Two’s 30-year history. Our combination with Zynga marked a transformative evolution of our Company, as we significantly diversified our business operations and established a leadership position in mobile, the fastest growing segment of the interactive entertainment industry. The combination with Zynga has been highly accretive to our business and we see substantial runway ahead of us as we capitalize on new revenue-driven opportunities while also realizing our anticipated cost synergies. Looking ahead, we are excited about Take-Two’s strategic position within our industry and believe that we can continue to scale our business to grow margins and ultimately deliver long-term value for our shareholders.

At our 2022 Annual Meeting, we were disappointed in the support level for our advisory vote on executive compensation and the Compensation Committee led an exhaustive outreach effort to ensure we understood our shareholders’ concerns. We reached out to the holders of approximately 66% of our outstanding common stock, held discussions with all shareholders who expressed an interest in engaging with us, and the members of this Committee held conversations with holders of approximately 35% of our outstanding common stock during this period.

We heard very clearly during discussions following our 2022 Annual Meeting that our shareholders had concerns with the goal setting rigor in our annual incentive program. In response to this feedback, we have thoroughly reviewed our goal setting process and are committed to setting rigorous goals. Full details of the actions we have taken, including setting targets higher than prior year achievements in fiscal years 2023 and 2024, are described in detail on page 34. As testament to the rigor of our targets, the short-term plan had no payouts to ZMC or our other NEOs for fiscal 2023 because we did not achieve threshold adjusted EBITDA performance.

While we were acutely focused on responding to shareholders following our 2022 Annual Meeting, we have a long track record of responsiveness as evidenced by several changes incorporated into ZMC’s new 2022 Management Agreement which came into effect for fiscal 2023. Although our shareholders have been pleased with the historical structure and transparency of the management agreement, we had heard from our investors through our annual engagement program a desire for further strengthening of the performance-based nature of the agreement. The Compensation Committee incorporated this feedback into the compensation structure in the 2022 Management Agreement through several changes that meaningfully increase the performance-based nature of the program:

•	Increased the proportion of compensation “at risk” based on performance to 77%;
•	Increased the performance share component of the long-term equity award to 67%;
•	Extended the performance period of performance shares to 3 years; and
•	Lengthened the vesting schedule of RSUs to 3 years.

We also maintained all the features that shareholders appreciated, such as high-performance thresholds for relative TSR and transparent disclosure of the compensation to our CEO and President. We believe that the cumulative effect of these changes establishes even stronger alignment of interests with our shareholders as ZMC focuses on continuing to drive our market leading positioning and integration of Zynga to create, market and distribute the highest quality entertainment experiences.

Our Board is committed to maintaining an open dialogue with investors. The feedback gathered throughout these conversations informs the decisions the Compensation Committee makes when determining the design of our executive compensation program. We believe that leveraging this feedback has allowed us to implement a performance-driven incentive program whereby executive opportunities are directly in-line with long-term positive shareholder returns.

We thank you for your continued investment in Take-Two and look forward to our future discussions.

Sincerely,

The Compensation Committee

Michael Sheresky (Chair)

Michael Dornemann

Roland Hernandez

J Moses

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COMPENSATION DISCUSSION AND ANALYSIS

TABLE OF CONTENTS

Compensation Discussion and Analysis	30
Executive Summary	30
Detailed Discussion and Analysis	41
Report of the Compensation Committee of the Board of Directors	55
Risk Assessment of Overall Compensation Program	55

The Compensation Discussion and Analysis section describes the material elements of our executive compensation program for fiscal 2023, including the named executive officers (“NEOs”) as identified in the Summary Compensation Table and listed below:

Strauss Zelnick Executive Chairman and Chief Executive Officer	Karl Slatoff President	Lainie Goldstein Chief Financial Officer	Daniel Emerson Executive Vice President and Chief Legal Officer

Messrs. Zelnick and Slatoff serve in their executive positions pursuant to a management agreement with ZMC, discussed below.

Executive Summary

Take-Two is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division and Zynga.

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We generate financial returns for our shareholders by pursuing a strategy of capitalizing on the widespread popularity of interactive entertainment and by focusing on publishing a select number of high-quality titles for which we can create sequels and build successful franchises. We also seek to complement our core release schedule with digitally delivered offerings designed to drive recurrent consumer spending, which is generated from ongoing consumer engagement and includes revenue from virtual currency, add-on content, and in-game purchases.

Our management team and creative talent at Rockstar Games, 2K, Private Division, and Zynga are essential to building and maintaining the strongest portfolio of Intellectual Property (“IP”) in the industry. Our compensation program is designed to reflect the importance of our creative talent, including through the use of equity awards to establish strong links between our creative teams and long-term value creation for shareholders.

Select Fiscal 2023 Performance Highlights

The Company delivered strong financial results in fiscal 2023 and continued to execute successfully on our strategy to capitalize on the popularity of video games by developing and publishing high-quality interactive entertainment experiences across a range of genres.

Business Highlights

•	We delivered GAAP net revenue of $5.35 billion and Net Bookings of $5.28 billion. At the same time, recurrent consumer spending (“RCS”) continued to be a meaningful component of our business, representing 78.1% of total net revenue and 77.6% of total Net Bookings.
•	We closed on our combination with Zynga and made excellent progress integrating the label throughout the year. This included embarking on new revenue-driven opportunities, being on pace to exceed our anticipated cost synergies of $100 million of annual savings within the first two years post-close, and enhancing further our mobile platform through select acquisitions, including Popcore (an independent mobile game publisher) and Storemaven (a leader in mobile growth and App Store monetization strategies).
•	We continued to deliver high-quality, deeply engaging games to our global player base. Highlights from the year include:
•	Grand Theft Auto V continues to expand its audience. To date, the title has sold-in more than 180 million units worldwide. At the same time, Grand Theft Auto Online remains one of our largest contributors to RCS. During the year, Rockstar Games launched its Holiday content update, which introduced a phased approach to delivering high-value content, creating a longer tail of sustained engagement and Net Bookings. Through the GTA+ premium membership program, which launched in March 2022, enrolled members benefit from a rotation of numerous exclusive in-game benefits.
•	Red Dead Redemption 2 outperformed our plans. To date, the title has sold-in more than 53 million units worldwide.
•	NBA 2K23 has sold-in over 11 million units to date and consumer engagement remained strong. Consumers responded well to new in-game features, as well as its premium offering, NBA 2K23 Championship Edition. In addition, NBA 2K23 Arcade Edition maintained its #1 position on Apple Arcade.

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•	2K and Visual Concepts released WWE 2K23, which enjoyed the highest Metacritic review score average in the history of the series. 2K has supported the title with a series of add-on content.
•	2K and HB Studios launched PGA TOUR 2K23, the latest entry in our golf simulation franchise, to positive community sentiment and great critical acclaim. The title features golf icon and all-time sports great, Tiger Woods, and celebrates his legacy by introducing him as both a playable in-game pro and an Executive Director who advised the game’s development team.
•	2K and Firaxis Games launched Marvel’s Midnight Suns to critical acclaim. The title was supported with a series of post-launch content to engage players further.
•	Private Division and Intercept Games released Kerbal Space Program 2 on PC Early Access, allowing players to help inform the future development of the game by providing feedback directly to its creators leading up to the full launch of the title.
•	Ghost Story Games, the development studio led by game creator Ken Levine, announced that Judas, an all-new single-player, narrative first-person shooter is in development.

Our strong financial performance in fiscal 2023 also reflects the strategic steps management has taken in the past several years to fortify our balance sheet, grow and diversify our franchise portfolio, and reduce costs.

The following line graph compares, from March 31, 2018 through March 31, 2023, the cumulative total shareholder return (“TSR”) on our common stock with the cumulative TSR on (1) the stocks comprising the Nasdaq Composite Index, (2) the stocks comprising a performance peer group index of our two most direct competitors - Activision Blizzard, Inc. and Electronic Arts Inc., (3) the stocks comprising the S&P 500 Index, and (4) the RDG Technology Composite Index which will, in subsequent years, replace the current performance peer group index. This change to the RDG Technology Composite Index is being made to compare Take-Two to a broader group of companies in our industry using a published industry index. Both Activision Blizzard and Electronic Arts are included in the broader RDG Technology Composite Index. The comparison assumes $100 was invested on March 31, 2018 and tracks it through March 31, 2023.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Take-Two Interactive Software, Inc., the NASDAQ Composite Index, the S&P 500 Index,
the RDG Technology Composite Index, and a Peer Group

*	$100 invested on 3/31/18 in stock or index, including reinvestment of dividends. Fiscal year ending March 31.

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Shareholder Engagement

We maintain a robust year-round shareholder outreach program to facilitate ongoing, two-way dialogue on topics our shareholders find most important. Our Board members are regular participants in these critically important conversations, and we discuss a diverse range of topics, including board, governance, ESG and executive compensation practices.

In response to the low support for the Advisory Vote on Executive Compensation at our 2022 Annual Meeting, we pursued an exhaustive shareholder engagement effort specifically targeted to listen to our shareholders and seek feedback on our compensation programs. Since the 2022 Annual Meeting, we sought discussions with holders of approximately 66% of our outstanding shares and held discussions with all investors who expressed an interest in engaging with us, representing approximately 40% of our outstanding shares. Members of our Compensation Committee actively participated in discussions with shareholders holding approximately 35% of our outstanding shares.

Shareholder Engagement Following the 2022 Annual Meeting
Shareholders Contacted	Engaged with	Director-Led Discussions
~66%	~40%	~35%
of our outstanding common stock	of our outstanding common stock	of our outstanding common stock
all percentages represent ownership of Take-Two outstanding common stock as reported by our shareholders’ most recent filings as of the date of this Proxy Statement

Responsiveness to Shareholder Feedback

Our Board of Directors has a long history of proactive engagement with our shareholders and incorporating their feedback into our compensation programs and practices. Below is a summary of what we heard and how we responded to recent shareholder feedback immediately following our 2022 Annual Meeting, as well as past feedback and responsiveness incorporated into the new 2022 Management Agreement with ZMC, which became effective for fiscal 2023.

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2022 Say-on-Pay Vote

Through extensive dialogue with our shareholders in the lead up to and following the 2022 Annual Meeting, we gathered direct feedback on the concerns that informed our vote outcome. Through this dialogue, we learned that the overriding concern that drove negative say-on-pay votes related to the goal-setting rigor in our annual cash incentive program.

What We Heard	How We Responded
Concerns regarding the goal-setting rigor of our annual cash incentive program, including the number of times goals were set below the prior year’s achievement and the number of times that maximum or near maximum awards had been achieved

In response to feedback from shareholders, the Board of Directors conducted a full evaluation of its approach to goal setting, is committed to setting rigorous targets and believes recent actions and outcomes illustrate this commitment.

•
Increased Rigor of Fiscal 2023 Goal: Our fiscal 2023 Adjusted EBITDA goal, which considers Zynga’s business on a pro rata basis, was higher than both our actual Adjusted EBITDA for fiscal 2022 and our maximum Adjusted EBITDA performance goal for fiscal 2022.
•
Maintained Performance Linked Goals: Although our fiscal 2023 Adjusted EBITDA results outperformed our fiscal 2022 Adjusted EBITDA results, we achieved less than 80% of our fiscal 2023 target Adjusted EBITDA, and as a result there were no payouts to ZMC or our other NEOs under our fiscal 2023 annual incentive plan.
•
Set Fiscal 2024 Goal Above Fiscal 2023 Actual: Our fiscal 2024 Adjusted EBITDA target is set higher than our actual Adjusted EBITDA achievement in fiscal 2023.

Going forward, we anticipate being able to set Adjusted EBITDA targets that are higher than the prior year’s actual achievement on a more consistent basis, as a result of the Zynga acquisition and our continued organic growth.

Preference for enhanced disclosure of the goal setting process

Included detailed disclosure regarding the Board of Directors’ target-setting process and added disclosure regarding how we performed relative to target. In particular, we noted that key factors considered in setting the target for fiscal 2023 included:

•
Our expected product releases, including the expected timing of releases and the fact that several of the releases were based on new IP;
•
A continuation of the heightened level of player engagement post-pandemic, though not at the record levels experienced in fiscal 2021; and
•
The incorporation of Zynga into our organization on a pro rata basis, including the recognition of certain synergy targets that could be gained from the integration.

Key factors considered for setting the target for fiscal 2024 included:

(i) Meeting the expected timing of product releases, several of which are based on new IP;

(ii) Executing on our cost containment initiative for fiscal 2024; and

(iii) Navigating the challenging macroeconomic backdrop.

Please see the below sections titled “Annual Incentive Plan Target Setting” and “Annual Incentive Plan Achievement” on page 36.

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2022 Management Agreement with ZMC

As part of our regular dialogue with shareholders each year, the Compensation Committee has accumulated feedback on enhancements that investors would like to see with a new ZMC Management Agreement. In May 2022, we entered into a new agreement with ZMC and the Compensation Committee was acutely focused on implementing structural changes that were directly responsive to feedback we have heard from our shareholders over the years, including increasing the performance-based nature of the compensation opportunity.

2022 Management Agreement with ZMC
What We Heard	How We Responded
Place more compensation at risk	Increased the percentage of performance-based compensation from 71% to 77%, across both Annual Incentive and LTI awards.
Increase the proportion of performance-based equity	Increased the proportion of performance-based equity from 55% to 67%.
Lengthen the performance and vesting periods for performance-based equity awards	Lengthened the measurement and vesting periods for performance-based equity from two to three years.
Extend the vesting periods of time-based equity	Lengthened the vesting period for time-based equity from two-year cliff vesting to ratable vesting over three years.
Maintain rigorous relative TSR metrics

Maintained 75% weighting of relative TSR metric and maintained rigorous performance threshold.

Our TSR performance threshold requires performance above the 40th percentile relative to the comparator index to commence vesting, performance at the 50th percentile to achieve the target number of shares, and achievement at the 75th percentile or above to receive the maximum number of shares. As a result of these rigorous performance metrics, in fiscal 2023, ZMC forfeited 55,126 TSR-based performance RSUs, representing 38% of the maximum TSR-based performance equity opportunity.

Transition Award Rationale and Structure

Shareholders asked for disclosure explaining the rationale and structure of the transition awards that were made in June 2022 under the 2022 Management Agreement. The purpose of these one-time transition awards was to fill certain short-term gaps in vesting and value created by the transition from our 2017 Management Agreement to our 2022 Management Agreement as illustrated by the following chart and described in more detail below:

Vesting gap grants. The extension of the equity vesting period from two to three years created a one-time gap in vesting opportunity for fiscal 2025 and fiscal 2026. The Compensation Committee believed it was important to establish continued vesting and earning opportunity during this gap period to align executives’ compensation opportunity with the larger and more complex nature of our business since the closing of the Zynga acquisition, and took action to meaningfully increase the performance weighting to better align incentives with shareholder value. These grants fill in those gaps, such that the vesting opportunity contemplated under the 2022 Management Agreement commences with fiscal 2025 as illustrated in the above chart. Specifically, the transition awards cliff vest in two and three years, respectively, and are otherwise entirely structured in accordance with the updated criteria in

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the 2022 Management Agreement, including being comprised of 67% performance-based shares. For a full description of these grants, see “Certain Relationships and Related Transactions—Management Agreement.”

Fiscal 2023 Variable Compensation Targets and Performance Achievement

Annual and long-term incentives for ZMC and our other NEOs are based on measurable financial and share price performance metrics that reflect key measures of our success. The following table summarizes the Company-wide targets and actual results for both ZMC and NEO performance-based cash compensation for fiscal 2023 and equity compensation linked to TSR performance granted in fiscal 2023.

Incentive Component	Financial Performance Metrics	2023 Performance Threshold	2023 Performance Target	2023 Performance Maximum
Annual Incentive	Adjusted EBITDA
Performance-Based RSUs (Fiscal 2023 Grant)	Relative TSR
* Relative TSR is measured over the two- or three-year period ending March 31, 2024 or March 31, 2025, as applicable.

Annual Incentive Plan Target Setting

Our Compensation Committee establishes the annual cash incentive based solely on performance against a budgeted Adjusted EBITDA (a non-GAAP measure calculated by taking GAAP net income recorded for the Company, adding back or subtracting the net effect from deferral in net revenues and related costs of goods sold, impact of business reorganization, one-time gains or losses on long-term investments, acquisition related costs, stock based compensation, interest, depreciation, amortization and tax expenses) goal set at the beginning of each fiscal year. Refer to Annex A herein for a reconciliation of GAAP net income to the Adjusted EBITDA measure discussed above. There is no discretionary element to this goal, and the Compensation Committee uses the same Adjusted EBITDA goal in our internal executive pay program. We believe Adjusted EBITDA is an objective measure that focuses our executives on operating growth and profitability.

In setting an Adjusted EBITDA target, the Board of Directors works closely with management as part of an iterative process to set the budget and determine an appropriate target that aligns with the Company’s goals and objectives for the upcoming fiscal year. The Board of Directors is guided by a philosophy to set rigorous, yet achievable goals that contain appropriate stretch to motivate outperformance. The factors considered in determining the appropriate annual Adjusted EBITDA target include the Company’s projected annual release schedule, whether the releases are new IP or iterations of established IP, the Company’s expected investment in future research and development, and an analysis of the risks and opportunities for the upcoming fiscal year. Because release schedules, investment amounts, and expected risks and opportunities differ year over year, a rigorous target that provides an appropriate incentive for the Company’s executives will vary from year to year.

In setting our fiscal 2023 Adjusted EBITDA target~~s~~, the Board of Directors specifically considered, among other factors:

•	Our expected product releases, including the expected timing of releases and the fact that several of the releases were based on new IP;

•	A continuation of the heightened level of player engagement post-pandemic, though not at the record levels experienced in fiscal 2021; and

•	The incorporation of Zynga into our organization on a pro rata basis, including the recognition of certain synergy targets that could be gained from the integration.

As a result of these considerations, the fiscal 2023 Adjusted EBITDA target was set at a level above both the actual Adjusted EBITDA achieved in fiscal 2022, and the maximum performance goal for fiscal 2022.

Annual Incentive Plan Achievement

Target Adjusted EBITDA for fiscal 2023 was $1.188 billion and the Company achieved actual Adjusted EBITDA of $940.6 million. This Adjusted EBITDA achievement level reflects a 14% increase over last year’s Adjusted EBITDA achievement and was the result of the successful integration of Zynga, strong catalogue execution throughout the

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year, and targeted cost containment, but it fell short of the threshold amount of 80% of our fiscal 2023 Adjusted EBITDA target due to the following factors:

•	Certain titles on our release schedule moved to later in the fiscal year or outside of the fiscal year;
•	We incurred write-offs for certain titles that we decided not to move forward with in accordance with our normal portfolio reviews;
•	Unfavorable macroeconomic and market conditions, which negatively impacted both our mobile and console/ PC business; and
•	Certain of our releases based on new IP underperformed our expectations.

As a result, ZMC and our other NEOs did not receive any bonus payout under the fiscal 2023 annual incentive plan. For further discussion of our results for fiscal 2023, see the above section titled “Select Fiscal 2023 Performance Highlights.”

ZMC Management Agreement

Executive Chairman and CEO Strauss Zelnick and President Karl Slatoff serve as executives of the Company under a management agreement with ZMC, a partnership of private equity investors that focuses on the media and communications industry, of which they are partners.

On May 3, 2022, the Company and ZelnickMedia entered into a management agreement (the “2022 Management Agreement”) that became effective as of the close of the Zynga acquisition on May 23, 2022 (the “Effective Date”) and superseded the prior management agreement with ZelnickMedia dated as of November 17, 2017 (the “2017 Management Agreement”). On May 21, 2022, ZelnickMedia assigned substantially all of its rights and obligations and other liabilities under the 2022 Management Agreement to ZMC. References to “Management Agreement” in this Proxy Statement refer to both the 2017 Management Agreement and the 2022 Management Agreement interchangeably. Fees and incentives paid to ZMC during fiscal 2023 are detailed below under “Fiscal 2023 Fees and Incentives to ZMC.”

Under the 2022 Management Agreement, ZMC will continue to provide management, consulting and executive level services to the Company through March 31, 2029.

The 2022 Management Agreement includes the following enhancements that were implemented in response to feedback from shareholders:

ZMC Management Agreement Enhancements
Structural Element	2017 Management Agreement	2022 Management Agreement
Percentage of at-risk compensation (across both Annual Incentive and LTI awards)	71%	77%
Proportion of performance-based equity	55%	67%
Measurement and vesting period of performance-based equity awards	Two years	Three years
Vesting period of time-based equity	Two-year cliff vesting	Three-year ratable vesting
Percentage of performance-based equity tied to Relative TSR, RCS and IP metrics	75% Relative TSR 12.5% RCS 12.5% IP	75% Relative TSR 25% RCS
Relative TSR Peer Group	Nasdaq Composite Index	Nasdaq-100 Index
Rigorous Relative TSR Thresholds	40th percentile minimum 50th percentile target 75th percentile or above maximum	Same
Increased Transparency	60% cap on fees paid by ZMC to Mr. Zelnick 40% cap on fees paid by ZMC to Mr. Slatoff	Same

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The Compensation Committee believes the Company’s management structure and relationship with ZMC has been critical to building the Company’s franchises, improving profitability, strengthening the balance sheet, and providing disciplined management. Many shareholders have told us that we should make continuing the relationship with ZMC a top priority.

Since first engaging ZMC in 2007, the Company has been transformed from single franchise dependency into a diverse, financially strong, global interactive entertainment enterprise. The Company now has 13 franchises with individual titles that have sold-in to retail more than 5 million units each, and 73 individual, multi-million unit selling titles. The Company has also expanded geographically, in digital distribution and with new business models, and grown strategically, including by executing upon the transformative acquisition of Zynga during fiscal 2023.

As part of its regular governance practices, the Board of Directors continuously reviews the relationship with ZMC to ensure that it remains the right management structure for the Company and our shareholders. At least annually, the Compensation Committee conducts interviews on a confidential basis with all direct reports to Messrs. Zelnick and Slatoff, and other members of management, to seek feedback on the performance of the ZMC executives and our other NEOs and to evaluate the effectiveness of the ZMC relationship more broadly. The Compensation Committee’s feedback from these 360-degree interviews is then discussed at executive sessions of independent Board members. This feedback was taken into consideration during the most recent ZMC management agreement negotiation. The Lead Independent Director also regularly engages with members of the executive team, including non-ZMC members of management.

NEO Compensation Structure and Pay-for-Performance Principles

The Compensation Committee has developed compensation programs and arrangements designed to place a substantial portion of our executives’ compensation at risk based on Company performance. Equity awards are a key element in the compensation of our executives, as well as creative talent throughout the organization. The Compensation Committee believes equity awards create strong linkage between our executives and the long-term performance of our Company as well as the interests of our shareholders.

In fiscal 2023, the Compensation Committee increased the percentage of performance awards from 55% to 67% of the annual equity grants to ZMC, based on feedback received from shareholders, significantly increasing the portion of equity awards that are “at risk”. Also based on feedback from shareholders, the Compensation Committee increased the performance periods for the performance awards issuable to all our NEOs from two to three years to ensure alignment with long-term shareholder value.

Compensation to Executive Chairman and CEO and President

We believe the short-term and long-term incentives are balanced to help incentivize optimal performance and also note that there is no duplication in use of performance metrics between short-term and long-term programs.

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The following table summarizes the compensation components of the 2022 Management Agreement for compensation in fiscal 2023 (noting that, for fiscal 2023, the RSU grant made in April 2022 was under the 2017 Management Agreement and one of the RSU grants made in June 2022 had two-year performance-based vesting terms, as discussed below under “Certain Relationships and Related Transactions—Management Agreement”):

Compensation Component	% Linked to Performance	Delivery From	Performance Link	Performance Measurement/ Vesting Period
Annual Management Fee	—	Cash	—	—
Annual Incentive	100%	Cash	Adjusted EBITDA(1)	1 year
Long-Term Incentive (Equity Grants)	67% at target 80% at maximum	Time-Based Awards(2)	—	3-year ratable vesting
		Performance-Based Awards	75%: Relative TSR Performance(3) 25%: Recurrent Consumer Spending Performance(4)	3-year measurement period 3-year cliff vest

(1)	The table below describes the payout schedule for the annual incentive opportunity, with proration on a straight-line basis between the amounts listed:

Percentage of Adjusted EBITDA Target Obtained	Amount of Annual Bonus
80% or less	$0
90%	$3,300,000
100%	$6,600,000
110%	$8,014,286
120%	$9,428,572
130%	$10,685,714
140%	$11,942.858
150%	$13,200,000
Above 150%	$13,200,000

(2)	Awards will vest on: (i) April 13, 2024, for the grant made on April 13, 2022; (ii) 1/3rd on each of June 1, 2023, June 1, 2024, and June 1, 2025 for one of the grants made on June 1, 2022; (iii) June 1, 2024, for one of the grants made on June 1, 2022; and (iv) June 1, 2025, for one of the grants made on June 1, 2022, in each case provided that the Management Agreement has not been terminated prior to such date.

(3)	Relative TSR performance-based vesting is a function of the Company’s TSR during the performance period, which commenced on June 1, 2022 and ends on March 31, 2025 (which is the end of third fiscal year during such period), as compared to the TSR generated by the companies that comprise the Nasdaq 100 Index on the first day of the performance period. We use the Nasdaq 100 Index for this purpose, rather than a narrow peer group, given the small size of our public company compensation peer group and the stock price volatility of those peers. The table below describes the vesting schedule for the performance-based equity based on achievement of relative TSR over such performance period, with proration on a straight-line basis between the amounts listed:

TSR Percentile Rank	TSR Vesting Percentage
Less than 40th Percentile	0% of target shares
40th Percentile	50% of target shares
50th Percentile	100% of target shares
75th Percentile	200% of target shares

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(4)	Recurrent Consumer Spending performance-based vesting is determined by comparing the following two measurements and using the measurement that results in the greatest number of RSUs vesting: (i) the percentage change between the Recurrent Consumer Spending for the base fiscal year (which is the fiscal year prior to the fiscal year in which the grant was made) and the three-year average Recurrent Consumer Spending for the three fiscal years following the base fiscal year (“Absolute Recurrent Consumer Spending Growth”) and (ii) the three-year average Recurrent Consumer Spending the three fiscal years following the base fiscal year as a percentage of the three-year average total net bookings for the same period (“Relative Recurrent Consumer Spending”). Recurrent Consumer Spending is defined as the consolidated net bookings generated by the Company that are supplemental to the sale of any full game release from the sale of virtual currency, add-on content, in-game purchases and similar items, calculated on a basis consistent with how the Company calculates recurrent consumer spending for its management reporting. The table below describes the vesting schedule for the Recurrent Consumer Spending performance-based shares (with the measurement that results in the greatest number of RSUs vesting being determinative):

Absolute Recurrent Consumer Spending Growth (during the relevant measurement period)	Absolute Recurrent Consumer Spending Vesting Percentage
Less than 3%	0% of target shares
3%	50% of target shares
6%	100% of target shares
9% or greater	200% of target shares

Relative Recurrent Consumer Spending (as a percentage of three-year average total net bookings)	Relative Recurrent Consumer Spending Vesting Percentage
Less than 45%	0% of target shares
45%	50% of target shares
50%	100% of target shares
55% or greater	200% of target shares

Compensation of Other Named Executive Officers

In fiscal 2023, Ms. Goldstein and Mr. Emerson were compensated through three primary components: base salary, annual incentive and long-term incentives, the majority of such compensation was performance-based and weighted toward long-term incentives.

Compensation Component	% Linked to Performance	Delivery Form	Performance Link
Annual Base Salary	—	Cash	—
Annual Incentive	100%	Cash	Adjusted EBITDA
Long-Term Incentive (RSUs)	66.7% at target 80% at maximum	Time-Based Awards(1)	—
		Performance-Based Awards(2)	Relative TSR

(1)	Awards will vest, subject to continued employment, over four years with one-quarter vesting commencing in the year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant and then in 12 equal quarterly installments thereafter. For example, the time-based portion of the RSUs granted to Ms. Goldstein and Mr. Emerson on June 1, 2022, vested 25% on June 1, 2023 and thereafter will vest, if at all, in 12 equal quarterly installments commencing on September 1, 2023.

(2)	Performance-based awards that are earned (based on relative TSR performance over a three-year performance period, determined in the same manner as under the Management Agreement, as described above) will vest in one installment in the third year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant. For example, the performance-based portion of the RSUs granted to Ms. Goldstein and Mr. Emerson on June 1, 2022, will cliff vest, if at all, on June 1, 2025.

Structural Pay and Performance Alignment for All NEOs

Our NEOs receive a mix of compensation that is appropriately weighted towards at-risk pay in the form of annual incentives and long-term incentives. The Compensation Committee believes this creates strong alignment with the Company’s stated compensation philosophy of providing compensation commensurate with individual and corporate performance. The majority of incentive compensation is also delivered in the form of equity, which provides strong alignment between executives’ incentives and the interests of our shareholders.

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The following chart illustrates the fiscal 2023 compensation mix, based on maximum compensation opportunities, for ZMC and for our other NEOs.

Highlights of Compensation Governance Practices

Take-Two maintains strong compensation governance practices that support our pay-for-performance principles and align management incentives with the interests of our shareholders. We have adopted a number of “best practices” with respect to executive compensation, including:

  Clawback policy applicable to NEOs, including ZMC

  Incentive caps on annual bonuses to NEOs

  Strong anti-hedging and anti-pledging policies

  Double-trigger acceleration of vesting on a change in control

  Meaningful stock ownership requirements (6x per annum management fee (excluding any bonuses) for each of CEO/Chairman and President; 3x annual base salary for other NEOs; and 5x annual cash retainer for directors)

  Equity incentive plan provisions that prohibit re-pricing of stock options without shareholder approval

  Limited perquisites

  No tax gross ups in respect of any excise taxes on parachute payments

  Annual compensation risk assessment for employee plans

  Retention of independent compensation consultants by the Compensation Committee

  Balanced compensation approach between short-and long-term incentive opportunities

Detailed Discussion and Analysis

The main body of this Compensation Discussion and Analysis provides details on the principles and objectives of our executive compensation program and the Compensation Committee’s key fiscal 2023 compensation-related decisions. This section is organized into the following categories:

I.	Objectives and Philosophy of Executive Compensation
II.	Competitive Market Positioning
III.	Compensation to Executive Chairman and CEO and President
IV.	Other NEO Compensation
V.	Principal Elements of Non-ZMC Related Executive Compensation
VI.	Operation of the Compensation Committee
VII.	Compensation Governance Practices

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I. Objectives and Philosophy of Executive Compensation

Our executive compensation program is designed to drive Take-Two’s mission of producing strong, sustainable financial results for its shareholders by pursuing a strategy of being the most creative, innovative, and efficient company in the evolving interactive entertainment industry. With our diverse portfolio that spans all key platforms and numerous genres, we strive to create the highest quality, most engaging interactive entertainment franchises and captivate our global audience. To achieve this, it is critical that we have the resources available to attract and retain executives who are committed to creativity, efficiency and innovation.

Accordingly, the Compensation Committee has established a market competitive compensation plan for our NEOs that is designed to:

  Enhance the profitability of the Company and drive shareholder value creation;

  Link a substantial portion of compensation to the Company’s long-term financial and stock price performance, thereby creating long-term shareholder value;

  Attract, motivate, and retain highly qualified individuals;

  Reward each NEO’s contribution to the Company’s profitability and growth; individual initiative, leadership and achievements; and management of risks; and

  Motivate NEOs to build a career at the Company and to contribute to our future success.

Our compensation program’s design, and in particular the use of equity awards as a key incentive element, establishes strong links between our creative teams and long-term value creation for shareholders. Our compensation program reflects the importance of creative talent to our business and enables us to retain and incentivize these groups. As a result of the importance we place on equity incentives, Take-Two may, in some years, have higher equity usage for share plans than some of our peers. The Board of Directors periodically authorizes share repurchases when it believes such actions are in the best interest of the shareholders; these repurchases directly reduce the number of the Company’s outstanding shares.

II. Competitive Market Positioning

The Compensation Committee determines pay levels for our NEOs based on a number of factors, including the individual’s role and responsibilities within the Company, the individual’s experience and expertise, historical compensation actually realized by the individual, pay levels in the marketplace for similar positions, and performance of the individual and the Company as a whole. In determining pay levels, the Compensation Committee considers all forms of compensation and benefits, including the mix thereof.

After consideration of data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding each individual NEO’s target total compensation opportunity based on the need to attract, motivate and retain an experienced and effective management team.

Each year, the Compensation Committee reviews and approves the peer group companies that are used to evaluate competitive market compensation. In doing so, the Compensation Committee seeks to approve a peer group that is representative of the sector in which we operate and includes companies with similar revenue and market capitalization as Take-Two. As such, to support development of our incentive program for fiscal 2023, Frederic W. Cook & Co., Inc. (“FW Cook”) performed a peer group analysis in May and June 2022 and recommended certain adjustments to the peer group, which were adopted by our Compensation Committee. In adopting the updated peer group for fiscal 2023, the Compensation Committee considered that the anticipated post-Zynga combination size of the Company was at the 48th percentile with respect to trailing four quarters revenue and the 64th percentile with respect to market capitalization when compared with the updated fiscal 2023 peers.

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Fiscal 2023 Peer Group

The peer group used to evaluate competitive market compensation of NEOs for fiscal 2023 was composed of the following 16 companies:

Videogame	Internet & Technology		Entertainment & Leisure
• Activision Blizzard Inc.	• Booking Holdings Inc.*	• Peloton Interactive, Inc.	• Fox Corporation*
• Electronic Arts Inc.	• eBay Inc.*	• Roku, Inc.	• Hasbro, Inc.
• Playtika Ltd.*	• Expedia Group, Inc.*	• Sirius XM Holdings Inc.	• Paramount Global*
	• Match Group, Inc.	• Twitter, Inc.*	• Mattel, Inc.
• Warner Music Group Corp.*

*	Added to peer group for fiscal 2023

While the Compensation Committee believes that the peer group consists of a collection of companies for which executive compensation information is publicly available that are most comparable to the Company, the Compensation Committee understands that Take-Two has a limited number of direct competitors in the videogame industry and that many of the Company’s competitors are either privately held and/or incorporated in foreign jurisdictions which do not require public disclosure of executive compensation. This dynamic creates added challenges when constructing a statistically reliable set of peers and requires that the Company both include the few direct competitors it has in the group, even if larger, and to expand its pool of potential peer companies to those that are tangentially related to the Company (i.e., internet and technology, and entertainment and leisure companies) but with which we do compete to attract and retain talent. While imperfect, the Compensation Committee believes the peer group selected is representative of the sector in which the Company operates, and includes a balanced set of companies with similar revenue and market capitalization as Take-Two. As a result, the companies indicated in the table above were added to the fiscal 2023 peer group and the following companies were removed: AMC Networks, Inc., Autodesk Inc., Fair Isaac Corporation, IAC/InterActiveCorp, Light & Wonder, Inc. f/k/a Scientific Games Corporation, Lions Gate Entertainment Corp., Norton LifeLock Inc., and Zynga Inc. For fiscal 2024, as part of its annual review process, the Compensation Committee worked with FW Cook to review the peer group in March 2023, and determined to remove Twitter, Inc. (following its take-private acquisition), and to add Roblox Corporation.

Target Determinations

The Compensation Committee annually reviews total NEO compensation as compared to competitive market data. For purposes of calculating annual target compensation for any fiscal year, the Compensation Committee includes annual base salary, annual target cash bonus, annual target long-term incentive compensation and any special awards. Ms. Goldstein’s and Mr. Emerson’s annual pay targets in fiscal 2023 are both between the median and 75th percentile of the peer group used by the Company in considering executive compensation.

III. Compensation to Executive Chairman and CEO and President

Take-Two has a long-standing management relationship with ZMC, under which ZMC provides executive management and other services to Take-Two. This relationship was first established in 2007 and has been maintained, with several amendments and restatements, since that time. Our Executive Chairman and CEO, Strauss Zelnick, and our President, Karl Slatoff, serve in their current roles pursuant to the 2022 Management Agreement with ZMC. Mr. Zelnick has been our Executive Chairman since 2008 and our CEO since 2011. Mr. Slatoff has been our President since May 2013 and previously served in other executive roles at the Company.

On May 3, 2022, the Company entered into the 2022 Management Agreement that became effective on May 23, 2022, which superseded the 2017 Management Agreement from and after the effective date of the 2022 Management Agreement. Fees and incentives paid to ZMC during fiscal 2023 are detailed below under “Fiscal 2023 Fees and Incentives to ZMC.” Based on shareholder feedback, the Compensation Committee implemented the following enhancements to the 2022 Management Agreement designed to significantly increase the proportion of compensation that is “at risk” based on performance and further link the compensation paid to our CEO and President with long-term shareholder value:

•	Increased portion of overall compensation that is performance-based. The percentage of compensation that is performance based, consisting of the annual incentive and performance-based RSUs, has increased from 71% to 77% at maximum achievement.

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•	Increased portion of performance-based shares. The proportion of performance-based shares has meaningfully increased from 55% to 67% of the total equity grant.

•	Lengthened the performance measurement and vesting periods of performance-based equity. The RCS and relative TSR performance measurement and vesting periods have each been lengthened from two years to three years.

•	Lengthened the vesting period for time-based equity. The vesting schedule for the time-based awards have been lengthened from two-year cliff vesting to ratable vesting over three years.

•	Recurrent Consumer Spending metric continues to focus executives’ attention on achieving key strategic goals. Given the importance of revenue from recurrent consumer spending on the Company’s business, particularly after the Zynga acquisition, a larger portion (25% versus 12.5% under the prior Management Agreement) of the performance shares vest based on growth in recurrent consumer spending (which is generated from ongoing consumer engagement and includes revenue from virtual currency, add-on content, and in-game purchases) during the measurement period as compared to the base year. The remaining 75% of the performance shares continue to vest based on relative TSR performance.

•	Relative TSR metric updated to the Nasdaq-100 Index. The comparator group used for purposes of the relative TSR performance-based RSUs has moved from the Nasdaq Composite Index to the Nasdaq-100 Index.

•	Rigorous relative TSR thresholds. We maintained a minimum threshold of 40th percentile relative performance before any of the TSR shares begin to vest. We also maintained a target threshold of 50th percentile relative performance and a maximum threshold of 75th percentile relative performance. The relative TSR performance payout schedule reflects the Board of Directors’ continued commitment to a strong pay for perfomance approach with rigorous multi-year goal setting that in most cases exceeds minimum performance thresholds in place among our compensation peers.

•	Increased disclosure. Enhanced disclosure to provide greater transparency, including individual fee caps paid by ZMC to Messrs. Zelnick and Slatoff for their services to Take-Two.

•	No TSR “catch-up” provision. Performance-based equity grants are based solely on relative TSR and RCS performance and do not include any TSR “catch-up” opportunity.

•	No automatic annual fee increases. There is no automatic increase in the annual fee during the term of the Management Agreement.

•	Continued annual grant structure. Agreements prior to the 2017 Management Agreement included an up-front equity grant at the commencement of the agreement. The 2022 Management Agreement, like the 2017 Management Agreement, has an annual equity grant structure, including an initial grant that was made on June 1, 2022 in respect of our fiscal year 2023, and the choice, in its discretion, for the Compensation Committee to grant additional annual equity awards in respect of subsequent fiscal years.

The target compensation opportunity for ZMC under the Management Agreement takes into consideration the Company’s need for a senior leadership team that can provide financial and technological acumen as well as management of creative talent. This is a unique combination of skills that creates a limited pool of candidates, and has resulted in the Board of Directors’ decision to provide a competitive compensation opportunity for ZMC. However, this compensation opportunity is contingent on achieving superior performance.

Services Provided by ZMC

The provisions of the Management Agreement establish the payments and benefits to which ZMC is entitled as consideration for providing certain valuable and unique services. These services include:

•	Executive management and leadership delivered through the services of Executive Chairman and CEO Strauss Zelnick and President Karl Slatoff.

•	Resources of other ZMC partners that may provide services and advice to the Company on an as-needed basis.

•	First access to certain deal opportunities as they are identified by ZMC.

•	Elevated market positioning due to the industry relationships of ZMC.

The Board of Directors and Compensation Committee believe that the services provided by ZMC, inclusive of the services of Mr. Zelnick and Mr. Slatoff, are a competitive advantage to Take-Two. The Board of Directors and the Compensation Committee regularly evaluate the relationship with ZMC to ensure that it is still the appropriate management structure for the Company. To facilitate this review:

•	At least annually, the Compensation Committee interviews a broad spectrum of Company management to seek feedback on the performance of Mr. Zelnick and Mr. Slatoff, as well as the other NEOs, and the relationship with ZMC, generally.

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•	Feedback from Company management is discussed in executive sessions of the independent members of the Board of Directors.

•	The Lead Independent Director regularly engages with members of the senior management team to discuss the business strategy of the Company in greater detail and provide additional guidance to such members of management.

Fiscal 2023 Fees and Incentives to ZMC

During fiscal 2023, in accordance with the 2017 Management Agreement and 2022 Management Agreement, ZMC received an annual management fee, had the opportunity to receive an annual performance-based incentive, the payment of which is linked solely to an objective company performance measure, and received a long-term incentive equity grant in a combination of time-based vesting RSUs and performance-based vesting RSUs.

Compensation to ZMC in fiscal 2023 under the 2017 Management Agreement and the 2022 Management Agreement is summarized below:

Annual Management Fee	Annual Incentive Compensation	Performance- Based RSUs	Time-Based RSUs	Total Compensation
$ 3,228,495(1)	$ 0(2)	$ 43,806,481(3)	$ 25,315,742(4)	$ 72,350,718

(1)	Represents the aggregate of the fixed annual fee of $3,100,000 per the 2017 Management Agreement, pro-rated for approximately two months, and the fixed annual fee of $3,300,000 per the 2022 Management Agreement, pro-rated for approximately 10 months.

(2)	Adjusted EBITDA achieved in fiscal 2023 was approximately 79.2% of budgeted target, which was less than the threshold of 80% of budgeted target. As a result, ZMC did not earn an annual incentive for fiscal 2023.

(3)	Represents the planning value of one grant made on April 13, 2022 and three grants made on June 1, 2022. For a description of the rationale and structure of such June 2022 grants (which include the one-time transition awards), see the section above titled “Shareholder Engagement”. The amount of the June 2022 annual award was reduced by the amount of the grant previously made in April 2022 under the 2017 Management Agreement, such that the two grants together align with the new annual opportunity under the 2022 Management Agreement. Amount reported assumes that target TSR, Recurrent Consumer Spending and IP performance achievement is met, as applicable for all such grants, resulting in the vesting of 340,182 RSUs. If the maximum performance achievement is met, 680,364 RSUs would vest.

(4)	Represents the planning value of one grant made on April 13, 2022 and three grants made on June 1, 2022. For a description of the rationale and structure of such June 2022 grants (which include the one-time transition awards), see the section above titled “Shareholder Engagement”.

For a detailed description of the fees and incentives to ZMC under the Management Agreement, including the RSUs awarded in fiscal 2023 and 2024 and the awards vested in fiscal 2023, see “Certain Relationships and Related Transactions—Management Agreement”.

Compensation of Mr. Zelnick and Mr. Slatoff

Under the Management Agreement, Mr. Zelnick may not receive more than 60% of the aggregate compensation paid to ZMC and Mr. Slatoff may not receive more than 40% of the aggregate compensation paid to ZMC. These individual caps continue to provide greater transparency with respect to the maximum compensation payable to Messrs. Zelnick and Slatoff. Beyond this provision, the allocation of any revenues of ZMC among its principals is not set forth in the Management Agreement or determined by means of any process in which the Company participates. In connection with their provision of services to the Company pursuant to the Management Agreement, and subject to the limitations above, the actual amount of compensation received by Messrs. Zelnick and Slatoff is determined in the sole discretion of ZMC.

Mr. Zelnick and Mr. Slatoff each continue to receive $1 annually in compensation from the Company, to provide them the opportunity to receive certain health and other plan benefits, the value of which is described in the Summary Compensation Table below. Mr. Slatoff receives his $1 of annual compensation pursuant to an employment agreement entered into with the Company in February 2008, the terms of which are described under “Executive Compensation—Narrative Disclosure Regarding Equity Plans and Employment Agreements—Employment Agreements—Karl Slatoff” below.

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For illustrative purposes only, assuming that ZMC allocated the maximum 60% of the payments under the 2022 Management Agreement to Mr. Zelnick and the maximum 40% of the payments under the 2022 Management Agreement to Mr. Slatoff, the compensation to Messrs. Zelnick and Slatoff would be as follows:

	Minimum		Target		Maximum
	•	≤80% Adjusted EBITDA Goal	•	100% Adjusted EBITDA Goal	•	≥150% Adjusted EBITDA Goal
	•	<40th Percentile Relative TSR	•	50th Percentile Relative TSR	•	≥75th Percentile Relative TSR
	•	Min Recurrent Consumer Spending Goal	•	Target Recurrent Consumer Spending Goal	•	Max Recurrent Consumer Spending Goal
Annual Management Fee		$3,300,000		$3,300,000		$3,300,000
Annual Incentive Metric: Adjusted EBITDA		$0		$6,600,000		$13,200,000
Time-Based RSUs(1)		$12,409,320		$12,409,320		$12,409,320
Performance-Based RSUs Metrics: TSR and Recurrent Consumer Spending Performance(1)		$0		$25,194,680		$50,389,360
Total Compensation Opportunity		$15,709,320		$47,504,000		$79,298,680
Maximum Opportunity at Each Performance Level

(1)	For purposes of this illustrative table, includes the planning values for the time-based and performance-based RSUs granted to ZMC in June 2023.

Historically, the targets set by the Board of Directors in ZMC management agreements have been sufficiently challenging that payouts to ZMC have varied. For example:

Performance Equity Vesting Achievement

•	On April 13, 2022, ZMC forfeited 55,126 shares, representing 33% of the maximum performance equity opportunity of performance-based RSUs due to the failure to meet certain performance conditions.
•	On April 13, 2023, ZMC forfeited 40,985 shares, representing 44% of the maximum performance equity opportunity of performance-based RSUs due to the failure to meet certain performance conditions.

Annual Incentive Plan Achievement

•	In fiscal 2022, ZMC received less than the maximum potential cash bonus under our annual incentive plan due to not achieving the maximum Adjusted EBITDA goal.
•	In fiscal 2023, ZMC did not earn a cash bonus under our annual incentive plan due to not achieving the threshold Adjusted EBITDA goal.

Additionally, the compensation received by ZMC and the other NEOs is strongly aligned with the Company’s performance on TSR during the same period as evidenced by our ranking in the top quartile (above 75th percentile) of all companies in the Nasdaq Composite Index for the two-year measurement period that ended on March 31, 2021 and the top half (above 50th percentile) of the two-year measurement periods that ended on each of March 31, 2022 and March 31, 2023.

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IV. Other NEO Compensation

Other NEOs for fiscal 2023 were Ms. Goldstein, our Chief Financial Officer and Mr. Emerson, our Executive Vice President and Chief Legal Officer. Pay opportunities for specific individuals vary based on a number of factors, such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation and the mix of such compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operational goals and the creation of shareholder value. The Compensation Committee believes that each of the compensation packages to Ms. Goldstein and Mr. Emerson are within the competitive range of practices when compared to the objective comparative data.

Compensation Overview

In May 2018 and January 2015, the Company entered into amended employment agreements with Ms. Goldstein and Mr. Emerson, respectively, which provide for an annual base salary, annual cash bonus opportunity, and long-term incentive compensation opportunities. The details of those employment agreements are discussed below under “Executive Compensation—Narrative Disclosure Regarding Equity Plans and Employment Agreements—Employment Agreements.”

Ms. Goldstein’s and Mr. Emerson’s fiscal 2023 target compensation was comprised of:

	Base Salary	Target Annual Cash Bonus Opportunity (based on Adjusted EBITDA)	Target Equity Incentive Opportunity (66.7% subject to performance vesting)
Ms. Goldstein	$ 1,000,000	$ 1,500,000 (150% of base salary)	$ 6,120,000
Mr. Emerson	$ 850,000	$ 1,062,500 (125% of base salary)	$ 4,200,000

As a result of the Company’s Adjusted EBITDA performance for fiscal 2023, which was higher than the Company’s actual Adjusted EBITDA achievement in fiscal 2022, but less than the 80% threshold amount of the Company’s fiscal 2023 Adjusted EBITDA target, both Ms. Goldstein and Mr. Emerson did not receive a cash bonus for fiscal 2023. For a discussion of the Company’s Adjusted EBITDA goals and performance, see “Compensation Discussion and Analysis—Executive Summary—Fiscal 2023 Variable Compensation Targets and Performance Achievement.”

V. Principal Elements of Non-ZMC Related Executive Compensation

Pay Elements—Overview

Executive compensation for our NEOs consists of the following elements:

Direct Compensation Elements	Indirect Compensation Elements
Base Salary	Other Compensation/Employee Benefits
Annual Cash Incentive	Severance and Change in Control Protection
Long-Term Equity Incentives

Base Salary

Base salary is intended to provide fixed pay that considers an NEO’s role and responsibilities, experience, expertise, marketplace comparables and individual performance, and although established by the NEOs’ employment agreements, is subject to annual review by the Compensation Committee, including for discretionary year-to-year increases. On May 17, 2018, the Company entered into a third amendment to its employment agreement with Ms. Goldstein to extend the term of the agreement through March 31, 2023, which has currently automatically renewed for an additional one-year term and will continue to automatically renew for additional one-year terms thereafter unless termination in accordance with its terms. In connection with this amendment, effective as of April 1, 2018, Ms. Goldstein’s base salary was increased to a fixed salary of $850,000 for the remainder of the agreement term, with no automatic, annual cost of living increases, but subject to increase from time to time, as determined by the Company. On May 24, 2022, the Compensation Committee approved an increase to Ms. Goldstein’s base salary for fiscal 2023, effective April 1, 2022, to $1,000,000, based on Ms. Goldstein’s strong individual performance and value to the organization as a key senior leader and peer benchmarking. Ms. Goldstein’s base salary will remain the same for fiscal 2024.

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Mr. Emerson’s base salary was $675,000 in fiscal 2022 and was increased to $850,000 in fiscal 2023 based on Mr. Emerson’s strong individual performance and value to the organization as a key senior leader and peer benchmarking. Mr. Emerson’s base salary will remain the same for fiscal 2024.

Annual Cash Incentive

The Compensation Committee has the authority to award annual performance-based cash bonuses to the NEOs pursuant to their employment agreements with the Company. The Compensation Committee believes that an annual performance-based bonus opportunity provides the incentives necessary to retain our NEOs and reward them for their attainment of the Company’s business goals.

Annual bonus awards for Ms. Goldstein and Mr. Emerson are 100% performance-based and solely dependent on achievement of budgeted Adjusted EBITDA for the applicable fiscal year. Budgeted Adjusted EBITDA targets are pre-determined at the beginning of the applicable fiscal year. The Compensation Committee believes that using budgeted Adjusted EBITDA as the core performance metric in the annual bonus design represents an appropriate measure of the Company’s performance and an appropriate way to align NEOs’ short-term incentives with our shareholders’ interests. For a description of the Board’s target-setting process as well as disclosure regarding how we fared against that target please see the above sections titled “Annual Incentive Plan Target Setting” and “Annual Incentive Plan Achievement” on page __.

Bonus amounts for Ms. Goldstein and Mr. Emerson in fiscal 2023 were a function of Adjusted EBITDA relative to target, as set forth in the following table:

Adjusted EBITDA Achievement	Annual Bonus for Mr. Emerson	Annual Bonus for Ms. Goldstein
Less than 80% of the budget	No bonus earned	No bonus earned
80% - 100% of the budget	45% - 125% of base salary	54% - 150% of base salary
100% - 120% of the budget	125% - 175% of base salary	150% - 210% of base salary
120% - 150% of the budget	175% - 250% of base salary	210% - 300% of base salary
Greater than 150% of the budget	Capped at 250% of base salary	Capped at 300% of base salary

Budgeted Adjusted EBITDA for fiscal 2023 was $1,187.6 million and the Company achieved actual Adjusted EBITDA of $940.6 million. This Adjusted EBITDA achievement was approximately 79.2% of the budgeted Adjusted EBITDA, which was less than the threshold of 80% of the budgeted Adjusted EBITDA, and therefore Ms. Goldstein and Mr. Emerson did not receive an annual cash bonus for fiscal 2023.

	Annual Salary	Target Bonus	Maximum Bonus	Actual Bonus
Ms. Goldstein	$1,000,000	$ 1,500,000 (150% of base salary)	$ 3,000,000 (300% of base salary)	$0
Mr. Emerson	$850,000	$ 1,062,500 (125% of base salary)	$ 2,125,000 (250% of base salary)	$0

Long-Term Equity Incentives

Equity is an essential tool to attract and retain highly-skilled employees, including key creative and technical talent, and it aligns the interests of creative employees with our shareholders. Our creative employees at our labels drive our business, are critical to our continued success, and help us build shareholder value. We also believe that equity-based awards are an important factor in aligning the long-term financial interests of the NEOs and certain other employees of the Company with its shareholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. Equity-based awards are generally granted to new key employees on a quarterly basis following the commencement of employment and to existing key employees on an annual basis and following a significant change in job responsibilities or to meet other special retention objectives.

Our compensation program design, and in particular the use of equity awards as a key incentive element, establishes strong links between our creative teams and long-term value creation for shareholders. Our long-term equity incentive program reflects the importance of creative talent to our business and allows Take-Two to retain and incentivize key talent.

All grants made to employees, including the NEOs, are approved by the Compensation Committee. The current outstanding awards granted to our NEOs are governed by the Company’s 2017 Stock Incentive Plan, as amended and restated (the “2017 Plan”), which is discussed further in “Executive Compensation—Narrative Disclosure Regarding Equity Plans and Employment Agreements.”

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The Company generally uses a mix of performance-based and time-based vesting for NEO long-term equity incentive grants to achieve separate and distinct purposes. Performance-based vesting awards support the goal of retention as well as alignment of the executives’ incentives with the interests of the Company’s shareholders, while time-based vesting awards emphasize the retention of skilled executives.

NEO Long-Term Incentives Awarded in Fiscal 2023

In May 2022, the Compensation Committee determined that in June 2022 the Company would issue:

(i)	34,314 RSUs to Mr. Emerson as an annual grant, based on a target value of $4,200,000 (based in part on peer benchmarking);
(ii)	50,000 RSUs to Ms. Goldstein as an annual grant, based on a target value of $6,120,000 (based in part on peer benchmarking);
(iii)	a transition award of 12,255 RSUs to Mr. Emerson based on a value of $1,500,000 solely to fill the vesting gap created in June 2024 by virtue of the shift to (x) three-year performance and vesting periods for performance-based shares, and (y) a four-year vesting period for time-based shares; and
(iv)	a transition award of 16,340 RSUs to Ms. Goldstein based on a value of $2,000,000 solely to fill the vesting gap created in June 2024 by virtue of the shift to (x) three-year performance and vesting periods for performance-based shares, and (y) a four-year vesting period for time-based shares.

The purpose of these one-time transition awards was solely to fill a short-term gap in vesting and value in fiscal 2025 created by the lengthening of the performance and vesting periods from (i) two to three years with respect to the performance-based shares, and (ii) three to four years with respect to the time-based shares, in each case granted to Mr. Emerson and Ms. Goldstein in fiscal 2023. The transition awards cliff vest in two years and are comprised of 67% performance-based shares based on relative TSR performance. Such transition grants are intended to promote retention and ensure that our NEOs’ priorities remain aligned with those of our shareholders during such transition period. In sizing the transition awards, the Compensation Committee analyzed the estimated number of RSUs that would have otherwise vested during the transition period had the Company maintained its prior long-term incentive structure.

The number of RSUs included in each of the above grants was determined by dividing the grant value by the average of the closing prices of the Company’s common stock on the 10 trading days immediately prior to June 1, 2022. The increase in the annual grants for fiscal 2023 made in June 2022 are based on the exceptional performance of Mr. Emerson and Ms. Goldstein and the competitive pay review of the Company’s new peer group based on the completion of the acquisition of Zynga in May 2022.

The Compensation Committee made the fiscal 2023 grants in the form of RSUs, rather than restricted stock, in order to preserve flexibility to settle the awards in stock, cash or a combination of stock and cash. A portion of these RSUs, equal to 66.7% of the value at target, are performance-based subject to satisfaction of TSR performance criteria during the vesting period (described in more detail below). The remaining portion of these RSUs, equal to 33.3% of the value at target, consisted of time-based RSUs and vest as described below based on continued service with the Company.

The RSUs are comprised of:

(i)	11,427 time-based RSUs for Mr. Emerson and 16,650 time-based RSUs for Ms. Goldstein, in each case that cliff vest 25% on the first anniversary of the grant date, and then vest in 12 quarterly installments thereafter for the annual grant.
(ii)	22,887 performance-based RSUs at target for Mr. Emerson and 33,350 performance-based RSUs at target for Ms. Goldstein, in each case that cliff vest 100% on June 1, 2025 for the annual grant, subject to the satisfaction of certain performance criteria based on relative TSR performance during the measurement period.
(iii)	4,081 time-based RSUs for Mr. Emerson and 5,442 time-based RSUs for Ms. Goldstein, in each case that cliff vest 100% on June 1, 2024 for the transition grant.
(iv)	8,174 performance-based RSUs at target for Mr. Emerson and 10,898 performance-based RSUs at target for Ms. Goldstein, in each case that cliff vest 100% on June 1, 2024 for the transition grant, subject to the satisfaction of certain performance criteria based on relative TSR performance during the measurement period.

For the annual grant, the number of shares of common stock that may be issued upon vesting of the performance-based RSUs assumes the achievement of the target performance criteria established by the Compensation Committee; however, the actual number of such shares may range from zero to a maximum of 45,774 for Mr. Emerson and 66,700 for Ms. Goldstein (in each case equal to 200% of target).

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For the one-time transition grant, the number of shares of common stock that may be issued upon vesting of the performance-based RSUs assumes the achievement of the target performance criteria established by the Compensation Committee; however, the actual number of such shares may range from zero to a maximum of 16,348 for Mr. Emerson and 21,796 for Ms. Goldstein (in each case equal to 200% of target).

The relative TSR metric is measured against companies in the Nasdaq 100 Index over a period of approximately three years for the annual grants made in fiscal 2023 (with this period being from June 1, 2022, to March 31, 2025) to determine achievement of TSR goals. To the extent earned, the awards vest 100% upon the third anniversary of the grant date. The TSR performance schedule is as follows with proration on a straight-line basis between the amounts listed:

TSR Percentile Rank	Shares Earned as % of Target
Less than 40th Percentile	0%
40th Percentile	50%
50th Percentile	100%
75th Percentile	200%

The awards for fiscal 2023 were as follows:

	Time-Based RSUs (#)	Time-Based RSUs ($)(1)	Performance- Based RSUs (#) (at target)	Performance- Based RSUs ($) (at target)(1)	Performance- Based RSUs (#) (at max)	Performance- Based RSUs ($) (at max)(1)
Mr. Emerson
Annual Award	11,427	$1,400,000	22,887	$2,800,000	45,774	$5,600,000
Transition Award	4,081	$500,000	8,174	$1,000,000	16,348	$2,000,000
Ms. Goldstein
Annual Award	16,650	$2,040,000	33,350	$4,080,000	66,700	$8,160,000
Transition Award	5,442	$666,667	10,898	$1,333,333	21,796	$2,666,667

(1)	As the aggregate grant date fair values of the shares displayed in the Summary Compensation Table for fiscal 2023 and the Grants of Plan-Based Awards table later in this Proxy Statement are computed in accordance with stock-based accounting rules, the values in those tables differ from the planning value displayed in the table above.

NEO Long-Term Incentive Awards Vested in Fiscal 2023

The results and payout levels for the performance-based RSUs granted to Ms. Goldstein and Mr. Emerson prior to fiscal 2023 that vested, or failed to vest, in fiscal 2023, are as follows:

	Performance-Based RSUs Vested (#)	Performance-Based RSUs Forfeited (#)
Ms. Goldstein	32,060(1)	13,713(2)
Mr. Emerson	11,220(3)	4,800(4)

(1)	Represents (i) 20,874 performance-based RSUs originally granted on June 1, 2019, which vested on June 1, 2022 as a result of the maximum performance criteria being achieved and (ii) 11,186 performance-based RSUs originally granted on June 1, 2020, which vested on June 1, 2022 as a result of performance criteria achievement being between the target and maximum,
(2)	Represents 13,713 performance-based RSUs originally granted on June 1, 2020 which failed to vest on June 1, 2022 as a result of performance criteria achievement being between the target and maximum.
(3)	Represents (i) 7,306 performance-based RSUs originally granted on June 1, 2019, which vested on June 1, 2022 as a result of the maximum performance criteria being achieved and (ii) 3,914 performance-based RSUs originally granted on June 1, 2020, which vested on June 1, 2022 as a result of performance criteria achievement being between the target and maximum.
(4)	Represents 4,800 performance-based RSUs originally granted on June 1, 2020 which failed to vest on June 1, 2022 as a result of performance criteria achievement being between the target and maximum.

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Additionally, the compensation received by the NEOs is strongly aligned with the Company’s outperformance on TSR during the same period as evidenced by our ranking in the top quartile (above 75th percentile) of all companies in the Nasdaq Composite Index for the two-year measurement periods that ended on March 31, 2019, 2020 and 2021 and the top half (above 50th percentile) of the two-year measurement periods that ended on each of March 31, 2022 and March 31, 2023.

For a description of the results and payout levels for performance-based RSUs previously granted to ZMC that vested, or failed to vest, in fiscal 2023, see “Certain Relationships and Related Transactions—Management Agreement.”

NEO Long-Term Incentives Awarded in Fiscal 2024

In May 2023, the Compensation Committee determined that the Company would issue the following RSUs to Mr. Emerson and Ms. Goldstein:

	Time-Based RSUs (#)	Time-Based RSUs ($)(1)	Performance- Based RSUs (#) (at target)	Performance- Based RSUs ($) (at target)(1)	Performance- Based RSUs (#) (at max)	Performance- Based RSUs ($) (at max)(1)
Mr. Emerson	10,903	$1,400,000	21,837	$2,800,000	43,674	$5,600,000
Ms. Goldstein	15,887	$2,040,000	31,820	$4,080,000	63,640	$8,160,000

(1)	As the aggregate grant date fair values of these awards that will be displayed in the Summary Compensation Table and the Grants of Plan-Based Awards table in our Proxy Statement for the 2024 Annual Meeting of Shareholders will be computed in accordance with stock-based accounting rules, the values in those tables may differ from the value displayed in the table above.

SEC regulations generally require that the grant date fair value of equity awards be disclosed in the Summary Compensation Table for the year in which the equity awards were granted, not the year to which the services relate. As a result, the grant date value for equity grants made in June 2022 are shown in the Summary Compensation Table on page 56, and the grant date value for the equity grants made in June 2023 will be reflected in the Summary Compensation Table in our Proxy Statement for the 2024 Annual Meeting of Shareholders.

Other Compensation

401(k) Plan

We maintain a 401(k) savings plan and trust for our eligible employees, including our NEOs (other than Messrs. Zelnick and Slatoff). The plan permits each participant to make voluntary pre-tax contributions, post-tax “Roth” contributions or a combination of the two. In addition, we make matching contributions equal to 50% of the participant’s eligible elective deferral (excluding catch-up contributions) contributed to the 401(k) savings plan, but not more than an amount equal to 50% of the first 6% of the participant’s pre-tax and/or Roth contributions will be matched. See the “All Other Compensation” column in the Summary Compensation Table for further information regarding these benefits.

Executive Supplemental Benefits

We maintain an Executive Dental, Vision and Hospital Indemnity Benefits Plan (the “ESB”) for all of the NEOs, including for this purpose Messrs. Zelnick and Slatoff. Pursuant to the ESB, the participating NEOs are reimbursed for, dental, vision and certain hospital expenses that are not otherwise reimbursed by our group insurance program.

Other Benefits and Perquisites

We provide health insurance, dental insurance, life and accidental death and dismemberment insurance and short-term and long-term disability benefits for our NEOs, including for this purpose Messrs. Zelnick and Slatoff, on the same basis as such benefits are generally provided to our employees. In addition, we pay a club membership fee on behalf of Mr. Zelnick, which is used primarily for general corporate and corporate development purposes, for a parking spot at our corporate office in New York, and for home security measures for Mr. Zelnick. We consider the security measures provided to Mr. Zelnick to be a reasonable and necessary expense for the Company’s benefit. Other than the ESB, the club membership fee, the parking spot and home security for Mr. Zelnick, no material perquisites are provided to our NEOs. We do not have a formal perquisite policy and do not emphasize special perquisites for our executive officers, although the Compensation Committee periodically reviews perquisites for our executive officers in its review of compensation.

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Severance and Change in Control Benefits

Severance and Change in Control Benefits for ZMC

Pursuant to the Management Agreement, ZMC would receive the following cash payments and benefits upon a termination by the Company without “cause” or by ZMC for “good reason” (whether before or after a change in control) (as such terms are defined in the Management Agreement): (i) the earned but unpaid portion of the management fee, (ii) any accrued but unpaid annual bonus for a completed fiscal year and (iii) three times the sum of the per annum management fee plus the target bonus amount. In addition, the Management Agreement provides for certain accelerated vesting of outstanding and unvested equity awards upon such a termination.

See “Certain Relationships and Related Transactions—Management Agreement” for more details.

The cash payments described above remain consistent whether the termination occurs before or after a change in control, so ZMC is not entitled to receive any enhanced cash payments in connection with a change in control. With respect to vesting of equity awards in connection with a change in control, the Management Agreement provides for “double-trigger” vesting (that is, they require both a change in control of the Company plus a qualifying termination before payments and benefits are paid). Accordingly, if a change in control occurs during the term of the Management Agreement, outstanding and unvested equity awards will continue to vest (and performance-based RSUs will continue to vest at target levels) in accordance with the original vesting schedule, subject to earlier vesting upon a termination of the Management Agreement without cause or for good reason.

Severance and Change in Control Benefits for Other NEOs

In March 2008, the Compensation Committee approved the Take-Two Interactive Software, Inc. Change in Control Employee Severance Plan (the “CIC Severance Plan”), a change in control plan pursuant to which certain eligible employees, including the NEOs other than Messrs. Zelnick and Slatoff, may receive certain “double-trigger” cash severance benefits upon a termination of employment either by the Company without “cause” or voluntarily for “good reason” (as such terms are defined in the CIC Severance Plan), in either case during the 12-month period following a change in control of the Company, as well as vesting of outstanding and unvested equity awards in connection with a change in control of the Company, as described under “Executive Compensation—Potential Payments Upon Termination or Change in Control” below. The employment agreements with Ms. Goldstein and Mr. Emerson provide for severance payments in the event of a separation from service from the Company under certain conditions, as well as a retention bonus payment to Ms. Goldstein that is payable only if Ms. Goldstein stays employed in connection with a change in control of the Company. Ms. Goldstein and Mr. Emerson only receive benefits under the CIC Severance Plan to the extent such benefits would be greater than the benefits under their employment agreements. See “Executive Compensation—Narrative Disclosure Regarding Equity Plans and Employment Agreements” and “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for more information. We believe that these severance benefits assist us in recruiting talented individuals to join and remain a part of our management team. From time to time, we may recruit executives from other companies where they have job security, tenure and career opportunities. Accepting a position with us may entail foregoing an otherwise secure position at another employer, and the benefits provided by the CIC Severance Plan help to mitigate the risk of harm that the executive may suffer in connection with adverse actions taken by a successor to the Company. Severance benefits also allow our NEOs to focus on the Company’s business without being unduly distracted by concerns about their job security in the event of a separation from service or a change in control. Our NEOs are not entitled to any gross-up payments to cover excise taxes imposed by the “golden parachute” regulations under Sections 280G and 4999 of the Internal Revenue Code, as amended (the “Code”).

VI. Operation of the Compensation Committee

General

The Compensation Committee annually reviews compensation policies and procedures of the Company and evaluates and approves the NEOs’ compensation. The Compensation Committee also annually reviews the ZMC relationship. This review includes annual individual interviews with a broad group of executives, excluding our Executive Chairman and CEO and our President, to seek feedback on the ZMC relationship.

The Compensation Committee held 10 meetings during fiscal 2023. The Compensation Committee regularly meets at least four times during the fiscal year.

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Role of Management

When determining NEO compensation, the Compensation Committee solicits from the Executive Chairman and CEO an evaluation of the performance of, and recommendations with respect to compensation decisions for, each of the NEOs other than himself. In addition, with respect to setting compensation for fiscal 2023, the Compensation Committee interviewed all of the NEOs, including the CEO and President, and members of our management team who report to the NEOs in order to better assess each NEO’s performance. The Compensation Committee also interviewed certain of the foregoing individuals in connection with its annual review, in conjunction with the Board of Directors, of ZMC’s performance.

Use of Outside Advisors

The Compensation Committee has historically engaged the services of independent compensation consulting firms in connection with making executive compensation determinations. Consistent with our practice, the Compensation Committee retained FW Cook to review the compensation programs for our NEOs and our Board of Directors for fiscal 2023, and to develop recommendations regarding our compensation programs for fiscal 2023 and fiscal 2024.

The Compensation Committee has the authority to retain, terminate and set the terms of the Company’s relationship with any outside advisors that assist the Compensation Committee in carrying out its responsibilities.

The Compensation Committee assessed the independence of FW Cook pursuant to SEC and Nasdaq rules and was satisfied that the firm is independent and that no conflict of interest exists that would prevent it from serving as an independent advisor to the Compensation Committee. The Compensation Committee, among other things, reviewed and was satisfied with the consultant’s policies and procedures to prevent or mitigate conflicts of interest. The Compensation Committee also reviewed and was satisfied that there were no business or personal relationships or conflicts between members of the Compensation Committee and the individuals at the consulting firm supporting the Compensation Committee.

VII. Compensation Governance Practices

Clawback Policy

Our Corporate Governance Guidelines include a section entitled “Recovery of Improperly-Awarded Incentive Compensation” which is our “Clawback Policy.” Our NEOs (including ZMC and its shareholders, partners, employees, members and other affiliates who are deemed “Executives” under the Clawback Policy) are subject to the Clawback Policy. Our Corporate Governance Guidelines, including our Clawback Policy, are available on the Company’s website at www.take2games.com by clicking on “Policies & Conduct,” then “Guidelines for Directors and Board Governance.”

Our Clawback Policy requires the reimbursement of any bonus or incentive compensation, including cash bonuses, awarded to a covered person and/or the cancellation of unvested restricted stock or outstanding stock option awards previously granted to a covered person, in each case, where: (1) the payment was predicated upon achieving certain financial results that were subsequently determined to have been erroneously reported; (2) the Board of Directors determines that the person engaged in knowing or intentional fraudulent or illegal conduct that caused or substantially caused such erroneous reporting to have occurred; and (3) a lower payment would have been made to the person based upon the corrected financial results. Our Clawback Policy will be updated to reflect the Nasdaq listing standards approved in connection with the clawback rule recently adopted by the SEC in advance of the effective date.

Executive Officer Stock Ownership Requirements and Holding Requirement

The Company has adopted stock ownership requirements for executive officers of the Company as follows:

Executive Chairman and CEO and President

The 2022 Management Agreement and the stock ownership guidelines policy adopted by the Board of Directors both prohibit, prior to March 31, 2029, ZMC and any Subject Person (as defined in the 2022 Management Agreement, and which includes each of Messrs. Zelnick and Slatoff individually) from selling or otherwise disposing of any shares of common stock of the Company, if the Market Value (as defined in the 2022 Management Agreement) of all shares of common stock of the Company (including any unvested options, restricted stock and RSUs, but excluding any unvested options, restricted stock or RSUs that remain subject to performance-based vesting) would be less than six (6) times the per annum management fee (excluding any bonuses).

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Other NEOs

NEOs (other than the Executive Chairman and CEO and President who are subject to the requirements described above) shall own shares of common stock having a value equal to three (3) times their annual base salary within five (5) years after the date of the adoption of the requirements and future NEOs shall achieve such ownership position within five (5) years after the date of their appointment as NEOs. All shares that are directly owned by the NEO, shares that are beneficially owned by the NEO, such as shares held in “street name” through a broker or shares held in trust, and unvested shares of restricted stock and RSUs (other than any unvested restricted stock or RSUs that remain subject to performance-based vesting) are counted toward satisfying the requirements.

The policy adopted by the Board of Directors also includes stock retention guidelines for all NEOs requiring such officers to retain at least 50% of the total equity credited from grants of equity awards (net of amounts required to pay taxes and exercise prices) until compliance with the applicable stock ownership requirement is achieved. All NEOs are in compliance with the applicable stock ownership requirements as of the date of this proxy filing.

Anti-Hedging Policy

The Company has adopted a Securities Trading Policy that prohibits, among other things, officers, directors, employees and consultants of the Company, as well as the shareholders, partners, employees, members, and other affiliates of ZMC who are service providers to the Company subject to such policy, from engaging in the following transactions:

•

In and Out Trading. (All purchases of the Company’s securities in the open market must be held for a minimum of six months, with exceptions relating to the exercise of stock options.)

•

Purchases of Company securities on margin or holding any Company securities in margin accounts.

•

Pledging Company securities as collateral for a loan.

•

Short sales of the Company’s securities.

•

Transactions in puts, calls or other derivatives on the Company’s securities, as well as any other derivative or hedging transactions on Company securities.

Anti-Pledging Policy

As a matter of good corporate governance, our Board of Directors has adopted a formal policy against pledging common stock pursuant to which members of the Board of Directors and executive officers may not hold common stock in margin accounts and may not pledge common stock as collateral for a loan. None of our directors or executive officers has pledged any shares of our common stock.

Impact of Tax and Accounting Rules

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles utilized by the Company.

With respect to accounting considerations, the Compensation Committee examines the accounting cost associated with equity compensation in light of requirements under the Accounting Standards Codification (“ASC”) stock compensation guidance, which generally requires the Company to recognize compensation expense relating to equity awards based upon the grant date fair value of those awards. The Company also considers the accounting impact of preserving flexibility to settle RSUs awards in cash, shares, or a combination of cash and shares.

With respect to taxes, the Compensation Committee may consider the anticipated tax treatment of various payments and benefits to the Company and, when relevant, to its executives. Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the NEOs, subject to certain exceptions. However, the Company generally believes that it is in our best interest and that of our shareholders to have the flexibility to pay compensation that was not deductible under the limitations of Section 162(m) of the Code to provide a compensation package consistent with our program and objectives.

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Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:
Michael Sheresky (Chair)
Michael Dornemann
Roland Hernandez
July 27, 2023	J Moses

Risk Assessment of Overall Compensation Program

The Compensation Committee regularly reviews senior executive compensation and Company-wide compensation programs and policies in an ongoing effort to seek to mitigate potential risks arising from such programs and policies and to ensure that our compensation structure, elements and incentives are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee seeks to design our compensation plans, including our incentive compensation programs, to incorporate a range of components that we believe help to mitigate potential risks, while rewarding employees for pursuing our strategic and financial objectives through appropriate risk taking, risk management, and prudent tactical and strategic decision making. For example, the design of our compensation plans is intended to encourage employees to remain focused on both near-term and longer-term goals of the Company by using a mix of short-term and long-term incentives to motivate employees to produce superior results over varying time frames. We believe that the use of long-term incentives for executives provides a safeguard against excessive risk-taking. Our long-term incentives are designed to deter unnecessary risk-taking by aligning our employees’ interests with those of shareholders by incorporating equity-based compensation that vests over time and, in some cases, include a market-based performance metric, which we believe is not susceptible to manipulation by employees and encourages employees to remain focused on sustained stock price appreciation; maintaining individual bonus caps for senior executives further mitigates risk.

We have also sought to deter unnecessary risk-taking by applying our clawback policy to the senior executives of the Company, which requires the reimbursement of bonus or incentive compensation and/or the cancellation of outstanding equity previously granted in certain cases.

In addition, our stock ownership guidelines require that each of our executive officers hold a significant amount of our common stock or equivalents to further align their interests with shareholders over the long term by having a portion of their personal investment portfolio consist of our common stock or equivalents. We expect this component to mitigate risk on a prospective basis. We also prohibit transactions designed to limit or eliminate economic risks to our employees of owning our common stock, such as options, puts, and calls, so our executives cannot insulate themselves from the effects of poor stock price performance.

Senior executives from our risk, compliance, administrative, and finance functions, as well as the outside compensation consultant to our Compensation Committee, are involved in this annual review process. With respect to fiscal 2023 and the compensation programs in place for fiscal 2023, based in part on the information and analyses provided by management and its own advisors, the Compensation Committee concluded that the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

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EXECUTIVE COMPENSATION

The following table sets forth summary information for the fiscal years ended March 31, 2023, March 31, 2022, and March 31, 2021, with respect to cash and all other compensation paid by the Company to, or earned by, the Company’s NEOs.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Strauss Zelnick(4) Executive Chairman and Chief Executive Officer	2023	1	—	—	115,014	115,015
	2022	1	—	—	142,995	142,996
	2021	1	—	—	138,346	138,347
Lainie Goldstein Chief Financial Officer	2023	1,000,000	10,340,393	0	14,327	11,354,720
	2022	850,000	4,448,891	1,530,000	10,558	6,839,449
	2021	850,000	5,254,404	1,700,000	10,281	7,814,685
Karl Slatoff(4) President	2023	1	—	—	8,868	8,869
	2022	1	—	—	8,868	8,869
	2021	1	—	—	9,367	9,368
Daniel Emerson Executive Vice President and Chief Legal Officer	2023	850,000	7,254,541	0	18,826	8,123,367
	2022	675,000	1,556,938	850,500	17,837	3,100,275
	2021	625,000	1,839,010	875,000	17,603	3,356,613

(1)	Represents the aggregate grant date fair value of stock awards granted to our NEOs in each of the reporting periods, determined under FASB ASC Topic 718, Compensation—Stock Compensation. For additional information with respect to stock awards granted during fiscal 2023, see Note 16 under the heading “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2023. The amounts above reflect the grant date fair value for these awards and do not necessarily correspond to the actual value that might be realized by the NEOs which depends on the market value of the Company’s common stock on a date in the future when the stock award vests. For time-based RSUs, that value is based on the fair market value of the Company’s common stock on the grant date and is determined by multiplying the number of shares subject to the grant by the closing price per share of the Company’s common stock. The value of the performance-based RSUs reflects the value of the awards at the grant date based upon the probable outcome of the performance conditions using the Monte Carlo simulation model and is consistent with our estimate of the aggregate compensation cost to be recognized over the vesting period determined in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, which is less than the maximum possible value. The following table shows the value of the NEOs’ respective performance-based awards on the date of grant at both the probable outcome of the performance conditions, which is reflected in the table above, as well as the maximum achievement of the applicable performance conditions.

Name	Fiscal Year	Probable Outcome ($)	Maximum Performance ($)
Lainie Goldstein	2023	7,587,067	15,174,134
	2022	3,391,625	4,234,549
	2021	4,027,198	4,915,635
Daniel Emerson	2023	5,321,779	10,643,558
	2022	1,186,849	1,481,818
	2021	1,409,508	1,720,459

(2)	These amounts represent annual cash incentive payments. For more information, refer to “Compensation Discussion and Analysis—Annual Cash Incentive” above and the “Grants of Plan-Based Awards” table below.
(3)	The amounts set forth in this column for fiscal 2023 represent (i) the Company’s matching contributions to the Company’s 401(k) plan for Ms. Goldstein and Mr. Emerson, (ii) dental, vision and hospital indemnity expense reimbursements made pursuant to the Company’s ESB, (iii) a club membership fee paid by the Company on behalf of Mr. Zelnick, used primarily for general corporate and corporate development purposes, (iv) a parking spot for Mr. Zelnick at the Company’s offices located at 110 West 44th Street, New York, New York 10036 paid for by the Company, and (v) fees for home security measures for Mr. Zelnick in an amount equal to $96,985 paid for by the Company. The incremental cost to the Company associated with the home security measures is determined based upon the amount paid by the Company to the applicable outside security provider.

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(4)	As discussed in more detail below, Messrs. Zelnick and Slatoff were compensated for their respective services to the Company during fiscal years 2023, 2022 and 2021 pursuant to the Management Agreement. The provisions of the Management Agreement establish the payments and benefits to which ZMC is entitled as consideration for providing the services set forth therein. In general, in connection with their provision of services to the Company, the actual amount of compensation received by Messrs. Zelnick and Slatoff is determined in the sole discretion of ZMC and without the Company’s knowledge, except that, under the terms of the Management Agreement, Mr. Zelnick may not receive more than 60% of the payments and benefits made to ZMC and Mr. Slatoff may not receive more than 40% of the payments and benefits made to ZMC.

Grants of Plan-Based Awards

The following table sets forth information concerning awards under the Company’s equity and non-equity incentive plans granted to each of the NEOs during fiscal 2023, including performance-based awards and those using time-based vesting. Assumptions used in the calculation of certain dollar amounts are included in Note 16 to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	Grant Date Fair
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)(3)	Shares of Stock or Units(2) (#)	Value of Stock Awards ($)(4)
Strauss Zelnick(5)	—	—	—	—	—	—	—	—	—	—
Lainie Goldstein	6/1/2022*	5/24/2022	—			—	33,350	66,700	—	5,783,557
	6/1/2022*	5/24/2022	—	—	—	—	—	—	16,650	2,075,090
	6/1/2022**	5/24/2022					10,898	21,796		1,803,510
	6/1/2022**	5/24/2022							5,442	678,236
	—	—	—	1,500,000	3,000,000	—	—	—	—	—
Karl Slatoff(5)	—	—	—	—	—	—	—	—	—	—
Daniel Emerson	6/1/2022*	5/24/2022	—	—	—	—	22,887	45,774	—	3,969,064
	6/1/2022*	5/24/2022	—	—	—	—	—	—	11,427	1,424,147
	6/1/2022**	5/24/2022					8,174	16,348		1,352,715
	6/1/2022**	5/24/2022							4,081	508,615
	—	—	—	1,062,500	2,125,000	—	—	—	—	—

*	Annual Grant.
**	Transition Grant
(1)	Represents cash performance bonus opportunities ranging from 0% to 250% of base salary for Mr. Emerson and from 0% to 300% of base salary for Ms. Goldstein. There is no set minimum payout amount. See “Compensation Discussion and Analysis—Annual Cash Incentive.”
(2)	For Ms. Goldstein and Mr. Emerson, 66.7% of the RSUs vest as follows: (i) for the annual grant, 100% in the third year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant and (ii) for the transition grant, 100% in the second year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant, in each case subject to the satisfaction of certain performance criteria based on the Company’s TSR performance measured against the Nasdaq 100 Index over a period of approximately three (3) years for the annual grant and two (2) years for the transition grant. The remaining 33.3% of the RSUs vest as follows: (i) for the annual grant, 25% on June 1, 2023 and thereafter in 12 equal quarterly installments commencing on September 1, 2023, and (ii) for the transition grant, 100% on June 1, 2024, in each case based on the NEO’s continued service with the Company.
(3)	Represents the maximum shares of performance-based RSUs. For the annual grant, such RSUs will vest, if at all, 100% on June 1, 2025. For the transition grant, such RSUs will vest, if at all, 100% on June 1, 2024.
(4)	These amounts are valued based on the aggregate grant date fair market value of the award. For additional information with respect to stock awards granted during fiscal 2023, see Note 16 under the heading “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2023. The grant date fair value of equity incentive plan awards that are subject to performance-based vesting conditions is based upon the probable outcome of such conditions. All amounts reflect the grant date fair value for these awards, excluding the accounting effect of any estimate of future service-based forfeitures, and do not necessarily correspond to the actual value that might be realized by the NEOs.
(5)	Messrs. Zelnick and Slatoff have not received grants of restricted stock, RSUs or option awards. Messrs. Zelnick and Slatoff are partners in ZMC, to which the Company has previously granted restricted stock, RSUs and options pursuant to the ZMC Management Agreements. For information regarding the grants made to ZMC, see “Certain Relationships and Related Transactions—Management Agreement.”

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Narrative Disclosure Regarding Equity Plans and Employment Agreements

2017 Stock Incentive Plan

The Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan (the “2017 Plan”) was originally approved by shareholders on September 15, 2017. Under the 2017 Plan, the Company may grant stock-based incentive compensation awards to eligible employees (including officers), non-employee directors and consultants in the form of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

The 2017 Plan replaced the Company’s 2009 Stock Incentive Plan, as amended and restated (the “2009 Plan”), which terminated effective upon shareholder approval of the 2017 Plan. From and after the date of such shareholder approval, no additional awards have been or will be made under the 2009 Plan. However, any awards granted pursuant to the 2009 Plan prior to the approval and adoption of the 2017 Plan continue to be governed by the 2009 Plan.

Under the 2017 Plan, as of September 15, 2017, the date the Company’s shareholders originally approved the 2017 Plan, the Company was authorized to issue up to 7,603,745 shares of common stock. In addition, the number of shares of common stock available for issuance under the 2017 Plan are subject to increase by any shares of common stock subject to an award outstanding under the 2009 Plan after September 15, 2017, that become eligible for reuse pursuant to the share recycling provisions of the 2017 Plan. Stock-based awards assumed or substituted by the Company or its affiliates as part of a corporate transaction (including from an entity that the Company merges with or into, acquires, or engages with in a similar corporate transaction) will not count against the number of shares of common stock reserved and available for issuance pursuant to the 2017 Plan (except as may be required by Section 422 of the Code). In addition, shares of common stock will not be deemed to have been issued pursuant to the 2017 Plan with respect to any portion of an award that is settled in cash.

On September 16, 2020, the Company’s shareholders approved the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan, which increased the number of shares that may be issued to participants in connection with awards granted by 2,000,000. On September 14, 2021, the Company’s shareholders approved an amendment to the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan, which increased the number of shares that may be issued to participants in connection with awards granted by 4,300,000. In addition, the Company assumed certain equity awards and shares in connection with its acquisitions of Playdots in September 2020 and Zynga in May 2022.

On July 24, 2023, the Board of Directors approved and adopted an amendment and restatement of the 2017 Plan. If the amendment and restatement is approved by the shareholders, the number of shares reserved thereunder that were assumed by the Company in connection with its acquisition of Zynga will be decreased from 9,123,694 as of June 30, 2023 to zero, the number of shares that may be issued to all of the Company’s eligible participants in connection with awards granted will be increased by 5,500,000, and the share recycling mechanics in respect of outstanding awards that were assumed in connection with the Zynga acquisition will be modified. After giving effect to all these changes, the total number of shares available for issuance under the 2017 Plan as of June 30, 2023 will be reduced from 13,557,153 to 9,933,459. For a more detailed description of the amendment and restatement of the 2017 Plan, see Proposal 4 (“Approval of an Amendment and Restatement of the Amended and Restated 2017 Stock Incentive Plan”) of this Proxy Statement.

2017 Global Employee Stock Purchase Plan

The Take-Two Interactive Software, Inc. Second Amended and Restated 2017 Global Employee Stock Purchase Plan (the “2017 Global ESPP”) was approved by shareholders on September 15, 2017. The 2017 Global ESPP allows the Company to provide its employees and employees of certain designated subsidiaries and affiliates an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through ownership of its shares of common stock. For employees of participating affiliates in countries outside of the United States, the 2017 Global ESPP will be effectuated via separate offerings under one or more sub-plans of the 2017 Global ESPP in order to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the sub-plans with the laws and requirements of such countries. Subject to adjustment for certain changes in recapitalization or reorganization, the maximum aggregate number of the Company’s shares of common stock that may be issued under the 2017 Global ESPP is 9,000,000 shares. The 2017 Global ESPP became effective as of the first available offering date, which was on May 1, 2018.

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Employment Agreements

Lainie Goldstein

Ms. Goldstein serves as Chief Financial Officer pursuant to an employment agreement between the Company and Ms. Goldstein, dated May 12, 2010, as amended on October 25, 2010, August 27, 2012, and May 17, 2018.

Pursuant to the employment agreement, Ms. Goldstein will continue to serve as Chief Financial Officer of the Company until March 31, 2023, and thereafter for successive one-year periods until either party elects not to renew the term of the agreement (each, a “renewal term”). Ms. Goldstein’s employment has currently automatically renewed for an additional one-year term and will continue to automatically renew for additional one-year terms thereafter.

On May 17, 2018, the Company entered into a third amendment to its employment agreement with Ms. Goldstein to extend the term of the agreement through March 31, 2023. In connection with this amendment, effective as of April 1, 2018, Ms. Goldstein’s base salary was increased to $850,000 with no automatic, annual cost of living increases, but subject to increase from time to time, as determined by the Company. Such third amendment also provides that Ms. Goldstein will also be eligible to receive an annual bonus during each fiscal year of her employment at target in the amount of 100% of her base salary, based on the achievement of certain financial targets by the Company, as set forth in the employment agreement. Additionally, Ms. Goldstein is eligible to participate in the Company’s long-term incentive compensation program. Based, in part, on peer benchmarking, as well as Ms. Goldstein’s strong individual performance and value to the organization as a key senior leader, on May 24, 2022, the Compensation Committee approved, for fiscal 2023, effective April 1, 2022, an increase to Ms. Goldstein’s (i) base salary to $1,000,000 and (ii) target annual bonus to 150% of her base salary. Ms. Goldstein’s base salary and target annual bonus will remain the same for fiscal 2024.

The employment agreement also provides for certain severance benefits upon termination by the Company without cause or in connection with a change in control. For more information regarding these severance and change in control benefits, please refer to “Potential Payments Upon Termination or Change in Control” below.

Ms. Goldstein has agreed not to compete with the Company or solicit any of the Company’s customers or personnel during her employment and for one year following any termination of her employment, all on the terms set forth in the employment agreement.

Karl Slatoff

On February 14, 2008, the Company entered into an employment agreement with Mr. Slatoff, pursuant to which Mr. Slatoff initially served as Executive Vice President. Effective October 25, 2010, Mr. Slatoff was named to the role of Chief Operating Officer. Effective May 1, 2013, Mr. Slatoff was appointed to the newly created role of President. Pursuant to the agreement, Mr. Slatoff will continue to serve as President until termination of the 2022 Management Agreement, unless earlier terminated upon his death or resignation, or by the Board of Directors for any reason. Pursuant to the terms of the employment agreement, Mr. Slatoff receives an annual salary of $1.00. Additionally, Mr. Slatoff is eligible to participate in all benefits and plans which the Company may institute from time to time for its executive officers and employees (other than the 401(k) savings plan). The employment agreement with Mr. Slatoff provides that he is not entitled to receive an annual bonus from the Company. The employment agreement does not provide for any continued obligations of the Company following a termination of Mr. Slatoff’s employment other than continued indemnification rights and coverage under the Company’s directors’ and officers’ liability insurance policies.

Mr. Slatoff has agreed not to compete with the Company, nor to solicit any of the Company’s customers or personnel during his employment and for one year following his termination for “cause” or without “good reason,” all on the terms set forth in the employment agreement.

Daniel Emerson

Mr. Emerson serves as Executive Vice President and Chief Legal Officer pursuant to an employment agreement between the Company and Mr. Emerson, dated January 28, 2015, effective as of October 24, 2014. Pursuant to the employment agreement, Mr. Emerson will continue to serve in this capacity until his employment is terminated by him or the Company in accordance with the provisions of the employment agreement.

Pursuant to the terms of the employment agreement, Mr. Emerson received an annual base salary of $850,000 for fiscal 2023, based, in part, on peer benchmarking, as well as Mr. Emerson’s strong individual performance and value to the organization as a key senior leader. In fiscal 2023, Mr. Emerson was also eligible to receive an annual bonus at target in the amount of 125% of his base salary, based on the achievement of certain financial targets by the Company. Additionally, Mr. Emerson is eligible to participate in the Company’s long-term incentive compensation program. Mr. Emerson’s base salary and target annual bonus will remain the same for fiscal 2024.

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The employment agreement also provides for certain severance benefits upon termination by the Company without cause or in connection with a change in control. For more information regarding these severance and change in control benefits, please refer to “Potential Payments Upon Termination or Change in Control” below.

Mr. Emerson has agreed not to solicit any of the Company’s customers or personnel during his employment and for one year following any termination of his employment, all on the terms set forth in the employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning RSUs outstanding for each of the NEOs as of March 31, 2023:

	Stock Awards
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(2)
Strauss Zelnick(3)	—	—	—	—	—
Lainie Goldstein	6/1/2022*	16,650	1,986,345	66,700	7,957,310
	6/1/2022**	5,442	649,231	21,796	2,600,263
	6/1/2021	27,027	3,224,321	—	—
	6/1/2020	14,190	1,692,867	—	—

Karl Slatoff(3)	—	—	—	—	—
Daniel Emerson	6/1/2022*	11,427	1,363,241	45,774	5,460,838
	6/1/2022**	4,081	486,863	16,348	1,950,316
	6/1/2021	9,458	1,128,339	—	—
	6/1/2020	4,967	592,563	—	—

*	Annual Grant.
**	Transition Grant
(1)	Time-based awards and performance-based awards with respect to which the performance criteria have been satisfied, made under the 2017 Plan. Time-based awards granted prior to June 1, 2022 vest, subject to continuing employment, in three (3) equal annual installments commencing in the year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant. The time-based awards made as part of the annual grant on June 1, 2022 vest, subject to continuing employment, 25% on June 1, 2023 and thereafter in 12 equal quarterly installments commencing on September 1, 2023. The time-based awards made as part of the transition grant on June 1, 2022 vest, subject to continuing employment, 100% on June 1, 2024. Performance-based awards granted prior to June 1, 2022 will vest, if at all, in two (2) equal annual installments commencing in the second year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant. The performance-based awards made as part of the annual grant on June 1, 2022 will vest, if at all, 100% on June 1, 2025. The performance-based awards made as part of the transition grant on June 1, 2022 will vest, if at all, 100% on June 1, 2024.
(2)	Value determined based on the closing price of the Company’s common stock of $119.30 on March 31, 2023, the final business day of fiscal 2023.
(3)	Messrs. Zelnick and Slatoff have not received grants of stock or option awards. Messrs. Zelnick and Slatoff are partners in ZMC, to which the Company has previously granted restricted stock, RSUs and options pursuant to the ZMC management agreements. Of these grants, no options or shares of restricted stock remained outstanding and an aggregate of 645,419 time-based and performance-based RSUs (based on the target number of performance-based RSUs eligible to vest) or 1,047,698 time-based and performance-based RSUs (based on the maximum number of performance-based RSUs eligible to vest) remained unvested as of March 31, 2023. The value of the unvested RSUs based on the closing price of the common stock on March 31, 2023, was $76,998,486.70 (based on the target number of performance-based RSUs eligible to vest) or $124,990,371.40 (based on the maximum number of performance-based RSUs eligible to vest).

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Pension Benefits

We do not currently sponsor or maintain any defined benefit pension or retirement plans providing specified retirement payments and benefits for our employees.

Nonqualified Deferred Compensation Plan Benefits

We do not currently sponsor or maintain any nonqualified defined contribution or other nonqualified deferred compensation plans for the benefit of our employees.

Potential Payments Upon Termination or Change in Control

Ms. Goldstein and Mr. Emerson are entitled to receive certain amounts and benefits upon termination of their employment or a change in control pursuant to their employment agreements. Additionally, Ms. Goldstein and Mr. Emerson are eligible to participate in the CIC Severance Plan, to the extent they would be entitled to receive greater amounts and benefits under the CIC Severance Plan than under their employment agreements. Messrs. Zelnick and Slatoff are not entitled to directly receive any severance benefits from the Company upon a termination of employment or change in control. See “Certain Relationships and Related Transactions—Management Agreement” for details regarding certain payments and benefits that ZMC is entitled to receive upon certain qualifying terminations.

Employment Agreements

Lainie Goldstein

Pursuant to the terms of Ms. Goldstein’s employment agreement, she will be entitled to receive the following severance benefits upon a termination by the Company without cause (including a non-renewal of the agreement as well as her resignation following certain events that will be deemed a termination without cause): (i) (w) a continuation of Ms. Goldstein’s then-current base salary for 24 months, (x) 2 times her target bonus, (y) a prorated target bonus for the year of termination (equal to 50% of target if such termination occurs during the first half of the year, and 100% of target if such termination occurs during the second half of the year), and (z) any unpaid bonuses earned in respect of the prior full fiscal year, (ii) reimbursement for the cost of continued health insurance coverage under COBRA or its equivalent for 24 months, which amount may include a tax gross up for any cash payment made to Ms. Goldstein in connection with such continuation coverage should such coverage end prior to expiration of the 24 month period; and (iii) immediate vesting of all restricted equity previously granted to her. Ms. Goldstein has agreed not to compete with the Company or solicit any of the Company’s customers or personnel during her employment and for one year following any termination of her employment, all on the terms set forth in the employment agreement.

The employment agreement also provides that Ms. Goldstein will be eligible to earn a change in control retention bonus. This retention bonus reflects Ms. Goldstein’s retention during a transition being critical to the Company. Ms. Goldstein is the only individual at the Company who has a retention bonus. A portion of such bonus, equal to three months’ base salary, will be payable upon the closing of a change in control, and a portion of the bonus, equal to three months’ base salary, will be payable on the six month anniversary of such change in control, provided that Ms. Goldstein has continued to be employed by the Company following such change in control through the applicable payment date (or if Ms. Goldstein undergoes an involuntary termination of employment prior to the applicable payment date, including a termination by the Company without cause, a non-renewal of the employment agreement by the Company, or a resignation following the occurrence of certain events or circumstances that will be deemed tantamount to a termination without cause). The employment agreement also provides that any amounts received by her in connection with a change in control will be reduced if, pursuant to the excise tax provisions of the Code relating to “parachute payments,” such reduction would result in a greater after-tax benefit to her.

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Daniel Emerson

Pursuant to the terms of Mr. Emerson’s employment agreement, he will be entitled to receive the following severance benefits following a termination by the Company without cause (including his resignation following certain events that will be deemed a termination without cause): (i) for a period of 12 months following such termination of employment, continuation of his base salary and continued participation in Company welfare benefit plans (including, without limitation, any medical benefits in which he participates) on the same terms and conditions as in effect at the time of the event triggering his entitlement to severance; (ii) immediate vesting of all restricted equity previously granted to him; and (iii) subject to the effective date of Mr. Emerson’s termination, payment of the following lump sum amounts: (x) any accrued but unpaid bonuses earned in respect of prior years; (y) if the termination is effective during the first half of the year, a lump sum payment equivalent to the sum of (1) the accrued but unpaid bonus for the prior fiscal year and (2) 50% of the target bonus for which Mr. Emerson would otherwise have been eligible in the current fiscal year; or (z) if such termination occurs during the second half of the year, a lump sum payment equivalent to the sum of (1) the accrued but unpaid bonus for the prior fiscal year and (2) the target bonus for which Mr. Emerson would otherwise have been eligible in the current fiscal year. Mr. Emerson has agreed not to solicit any of the Company’s customers or personnel during his employment and for one year following any termination of his employment, all on the terms set forth in the employment agreement.

CIC Severance Plan

Pursuant to the CIC Severance Plan, certain eligible employees, including Ms. Goldstein and Mr. Emerson may receive certain benefits upon a termination of employment either by the Company without “cause” or voluntarily for “good reason,” in either case during the 12-month period following a change in control of the Company. The benefits that Ms. Goldstein and Mr. Emerson would be entitled to receive upon a qualifying termination of employment under the CIC Severance Plan consist of the following:

•	a cash severance payment equal to 150% of the sum of the NEO’s annual base salary and target annual bonus or incentive opportunity;
•	continued health benefits for a period of 18 months; and
•	full and immediate vesting of all outstanding and unvested equity awards.

For purposes of the CIC Severance Plan, Ms. Goldstein and Mr. Emerson will be deemed to have resigned for “good reason” if the resignation occurs or occurred, as applicable, in connection with any of the events specified in the employment agreements, such that the resignation would be or would have been, as applicable, tantamount to a termination without cause under the terms of the employment agreements. For purposes of the CIC Severance Plan, “cause” generally means a participant’s continued failure to substantially perform the participant’s duties after receipt of notice from the Company, a participant’s criminal conviction which is demonstrably injurious to the Company, a participant’s felony conviction, a participant’s gross negligence which affects the Company or a participant’s failure to adhere to the Company’s written policies or to cooperate in any investigation or inquiry involving the Company.

Severance benefits provided under the CIC Severance Plan are subject to reduction to avoid any excise tax on “parachute payments” under Section 280G of the Code if the employee would benefit from such reduction as opposed to receiving the full severance benefits and paying the excise tax. All employees who accept severance payments and, if applicable, the continued health coverage under the CIC Severance Plan are required to sign a release and are subject to restrictions on the solicitation of employees and customers of the Company for a period of six months following termination as well as a non-disparagement obligation. In addition, all employees who accept any benefits under the CIC Severance Plan are subject to a duty to cooperate reasonably with the Company in any litigation relating to matters in which the employee was personally involved. We do not provide for any tax gross-ups in respect of any excise taxes on parachute payments.

The tables below set forth amounts to be paid or benefits received by those NEOs entitled to receive any amounts or benefits upon a qualifying termination of their employment or in connection with a change in control, assuming the applicable triggering event occurred on March 31, 2023 pursuant to their employment agreements and the CIC Severance Plan (to the extent the benefits under the CIC Severance Plan would be greater than the benefits under the employment agreements).

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Lainie Goldstein	Termination Without Cause ($)(1)	Death or Disability ($)	Change in Control Termination Without Cause or for Good Reason ($)
Salary Payment	2,000,000	—	2,000,000
Continuation of Medical Insurance	15,226	—	15,226
Acceleration of Equity Awards(2)	11,953,592	11,953,592	11,953,592
Bonus Payment	4,500,000	1,500,000	4,500,000
Stay Bonus	—	—	500,000	(3)
Total Termination Benefits	16,222,065	12,803,592	16,647,065	(4)

Daniel Emerson	Termination Without Cause ($)(1)	Death or Disability ($)	Change in Control Termination Without Cause or for Good Reason ($)
Salary Payment	850,000	—	1,275,000
Continuation of Welfare Benefits	20,110	—	50,819
Acceleration of Equity Awards(2)	3,538,787	3,538,787	3,538,787
Bonus Payment	1,062,500	—	1,593,750
Total Termination Benefits	4,721,967	3,538,787	5,313,556	(4)

(1)	Under Ms. Goldstein’s and Mr. Emerson’s employment agreements, a termination without cause includes a resignation following certain events so as to be deemed a termination by the Company without cause and for Ms. Goldstein, the Company’s non-renewal of the employment agreement. For purposes of Ms. Goldstein’s and Mr. Emerson’s employment agreements, “cause” generally means such person’s continued failure to substantially perform duties under the employment agreement after receipt of notice from the Company, such person’s criminal conviction which is demonstrably injurious to the Company, such person’s felony conviction, such person’s gross negligence which significantly affects the Company or such person’s material failure to adhere to the Company’s material written policies or to cooperate in any investigation or inquiry involving the Company. For purposes of Ms. Goldstein’s and Mr. Emerson’s employment agreements, Ms. Goldstein’s or Mr. Emerson’s resignation in connection with the following events will be tantamount to a termination without cause: a material breach of the employment agreement by the Company, a material diminution in such person’s title, status, position or responsibilities, the Company’s failure to timely pay compensation due under the employment agreement, a material reduction in such person’s salary or any reduction in target bonus, assignment of duties to such person which are materially inconsistent with the duties set forth in the employment agreement, relocation of such person’s principal place of employment beyond 10 miles from its then-current location or the failure of any successor to assume the Company’s obligations under the employment agreement.
(2)	The value of the equity awards is calculated by multiplying the number of shares of restricted stock and RSUs that accelerate by the per share closing price of the Company’s common stock of $119.30 on March 31, 2023.
(3)	Ms. Goldstein’s employment agreement provides that Ms. Goldstein will be eligible to earn a change in control retention bonus. This change in control retention bonus reflects Ms. Goldstein’s retention during a transition being critical to the Company. Ms. Goldstein is the only individual at the Company who has a retention bonus. A portion of such bonus, equal to three months’ base salary, will be earned and payable upon the closing of a change in control, and a portion of the bonus, equal to three months’ base salary, will be earned and payable on the six month anniversary of such change in control, provided that Ms. Goldstein has continued to be employed by the Company following such change in control through the applicable payment date (or if Ms. Goldstein undergoes an involuntary termination of employment prior to the applicable payment date, including a termination by the Company without cause, a non-renewal of the employment agreement by the Company, or a resignation following the occurrence of certain events or circumstances that will be deemed tantamount to a termination without cause).
(4)	In the event that the total amounts payable in connection with a change in control to Ms. Goldstein or Mr. Emerson would trigger an excise tax on “parachute payments” under Section 280G of the Code, then the total amounts payable in the scenarios illustrated in this table would be reduced in order to avoid triggering the excise tax if they would benefit from such reduction as opposed to paying the excise tax.

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CEO Pay Ratio

Under SEC rules, we are required to provide information regarding the relationship between the annual total compensation of Mr. Strauss Zelnick, the Company’s Chairman and Chief Executive Officer, and the annual total compensation of the Company’s median employee (excluding Mr. Zelnick) for fiscal 2023. With respect to the annual total compensation of Mr. Zelnick, we used both the amount reported in the Summary Compensation Table, as required by Item 402(u) or Regulation S-K, and, because such amount does not reflect the amount Mr. Zelnick receives from our payments to ZMC, the maximum amount Mr. Zelnick was eligible to receive from ZMC in connection with the fees paid by us to ZMC under the Management Agreement for fiscal 2023. We believe this provides a better understanding than the ratio based solely on the amount of Mr. Zelnick’s compensation reported in the “Total” column in the “Summary Compensation Table” included in this Proxy Statement.

•	Mr. Zelnick’s annual total compensation, as reported in the “Summary Compensation Table” included in this Proxy Statement, was $115,015.
•	The planning value of the total compensation paid to ZMC in fiscal 2023, as set forth in the “Compensation Discussion and Analysis-Detailed Discussion and Analysis-Compensation to Executive Chairman and CEO and President-Fiscal 2023 Fees and Incentives to ZMC” section of this Proxy Statement on page 45, was $72,350,718, and the maximum portion that Mr. Zelnick could have received was $43,410,430. When combined with the compensation received by Mr. Zelnick from the Company as reported in the “Summary Compensation Table” included in this Proxy Statement, the total maximum amount of compensation Mr. Zelnick was eligible to receive was $43,525,445.
•	The annual total compensation of the median employee (excluding Mr. Zelnick) of the Company (including our consolidated subsidiaries) was $75,276.
•	Based on the above, for fiscal 2023, the ratio of Mr. Zelnick’s annual total compensation to the annual total compensation of the median employee was:
•	1.53 to 1 based on Mr. Zelnick’s annual total compensation, as reported in the “Summary Compensation Table” included in this Proxy Statement, or
•	578.2 to 1 based on the total maximum amount of compensation Mr. Zelnick was eligible to receive from ZMC and the Company in fiscal 2023.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended. We determined the median of the annual total cash compensation of our employees as of January 1, 2023, at which time we had approximately 11,901 regular, temporary, and seasonal individuals employed on a full or part-time basis, globally, approximately 4,833 of whom are U.S. employees, and approximately 7,068 (or approximately 59.4% of our total employee population) of whom are located outside of the United States. We did not exclude any of the employees who are located outside of the United States from the pool used to identify the median employee.

We then compared the annualized base salaries, bonuses and commissions earned by our employees (other than Mr. Zelnick) to determine the median employee. Once we identified our median employee, we estimated such employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median annual total compensation disclosed above. There are a wide variety of job functions within our company, across numerous global jurisdictions. Accordingly, the compensation paid to our employees differs greatly between departments, experience levels, and locations. We believe that our employees are fairly compensated and appropriately incentivized.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation, allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

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			Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3,4] ($)	Value of Initial Fixed $100 Investment based on:[5]
Fiscal Year	Summary Compensation Table Total for PEO[1] ($)	Compensation Actually Paid to PEO[1,2,3,4] ($)			TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Adjusted EBITDA[6] ($ Millions)

2023	115,015	115,015	6,495,652	4,231,852	100.58	165.71	(1,124.7)	940.6
2022	142,996	142,996	3,316,198	2,134,073	129.62	183.07	418.0	827.2
2021	138,347	138,347	3,726,889	6,429,764	148.98	170.46	588.9	1,066.1

1.	Strauss Zelnick was our PEO for each fiscal year presented. The individuals comprising the Non-PEO NEOs for each fiscal year presented were Lainie Goldstein, Karl Slatoff, and Daniel Emerson.

2.	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.	Messrs. Zelnick and Slatoff were compensated for their respective services to the Company under the 2022 Management Agreement and, prior to May 23, 2022, the 2017 Management Agreement. The provisions of the 2022 Management Agreement and the 2017 Management Agreement establish the payments and benefits to which ZMC is entitled as consideration for providing the services set forth therein. In general, in connection with their provision of services to the Company, the actual amount of compensation received by Messrs. Zelnick and Slatoff is determined in the sole discretion of ZMC and without the Company’s knowledge, except that, under the terms of the 2022 Management Agreement and the 2017 Management Agreement, Mr. Zelnick may not receive more than 60% of the payments and benefits made to ZMC and Mr. Slatoff may not receive more than 40% of the payments and benefits made to ZMC. Amounts paid by ZMC to Messrs. Zelnick and Slatoff are not included in this disclosure.
4.	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Fiscal Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2023	115,015	—	—	115,015
2022	142,996	—	—	142,996
2021	138,347	—	—	138,347

Fiscal Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	6,495,652	(5,864,978)	3,601,178	4,231,852
2022	3,316,198	(2,001,943)	819,818	2,134,073
2021	3,726,889	(2,364,471)	5,067,346	6,429,764

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Fiscal Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2023	—	—	—	—	—	—	—
2022	—	—	—	—	—	—	—
2021	—	—	—	—	—	—	—

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Fiscal Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	4,871,990	(740,741)	—	(530,071)	—	—	3,601,178
2022	1,557,817	(874,969)	—	136,970	—	—	819,818
2021	2,825,543	1,901,754	—	340,049	—	—	5,067,346

5.	The Peer Group TSR set forth in this table utilizes the RDG Technology Composite Index, which we have also utilized in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended March 31, 2023. The comparison assumes $100 was invested for the period starting March 31, 2020, through the end of the listed fiscal year in the Company and in the RDG Technology Composite Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
6.	We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our NEOs in fiscal 2023. Adjusted EBITDA is a non-GAAP measure calculated by taking GAAP net income recorded for the Company, adding back or subtracting the net effect from deferral in net revenues and related costs of goods sold, impact of business reorganization, one-time gains or losses on long-term investments, acquisition related costs, stock-based compensation, interest, depreciation, amortization and tax expenses. A reconciliation of GAAP net income to Adjusted EBITDA for fiscal 2023 is provided in Annex A. Adjusted EBITDA may not have been the most important financial performance measure for fiscal years 2022 and 2021, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted EBITDA

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Company TSR

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the RDG Technology Composite Index over the same period.

Comparison of Cumulative TSR of Take-Two Interactive
Software, Inc. and RDG Technology Composite Index

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Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our NEOs for fiscal 2023 to Company performance. The measures in this table are not ranked.

Adjusted EBITDA Relative TSR

Supplemental Pay Versus Performance Disclosure

The following disclosure provides an alternative to the Pay Versus Performance disclosure above by incorporating the maximum compensation opportunities allocable by ZMC to Messrs. Zelnick and Slatoff under the 2022 Management Agreement and the 2017 Management Agreement. Refer to the Compensation Discussion & Analysis for further detail on these arrangements. This disclosure is supplementary and is not intended to satisfy the requirements of Item 402(v) of Regulation S-K. The Compensation Committee did not consider the disclosure below in making its pay decisions for any of the years shown.

	Summary Compensation Table Total (Adjusted for Maximum	Compensation Actually Paid (Adjusted for Maximum	Average Summary Compensation Table Total (Adjusted for Maximum ZMC	Average Compensation Actually Paid (Adjusted for Maximum ZMC	Value of Initial Fixed $100 Investment based on:[5]
Fiscal Year	ZMC Opportunity) for PEO[1,2] ($)	ZMC Opportunity) to PEO[1,2,3,4] ($)	Opportunity) for Non-PEO NEOs[1,2] ($)	Opportunity) to Non-PEO NEOs[1,2,3,4] ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Adjusted EBITDA[6] ($ Millions)

2023	50,006,805	42,108,832	17,582,716	13,563,715	100.58	165.71	(1,124.7)	940.6
2022	21,499,437	16,151,492	8,062,073	5,691,540	129.62	183.07	418.0	827.2
2021	22,619,255	42,685,643	8,722,480	15,884,714	148.98	170.46	588.9	1,066.1

1.	Strauss Zelnick was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented were Lainie Goldstein, Karl Slatoff, and Daniel Emerson.
2.	Messrs. Zelnick and Slatoff were compensated for their respective services to the Company under the 2022 Management Agreement and, prior to May 23, 2022, the 2017 Management Agreement. The provisions of the 2022 Management Agreement and the 2017 Management Agreement establish the payments and benefits to which ZMC is entitled as consideration for providing the services set forth therein. In general, in connection with their provision of services to the Company, the actual amount of compensation received by Messrs. Zelnick and Slatoff is determined in the sole discretion of ZMC and without the Company’s knowledge, except that, under the terms of the Management Agreement, Mr. Zelnick may not receive more than 60% of the payments and benefits made to ZMC and Mr. Slatoff may not receive more than 40% of the payments and benefits made to ZMC. The data in this supplementary table reflect the maximum compensation opportunities of Messrs. Zelnick and Slatoff under these agreements.
3.	The amounts shown for Compensation Actually Paid (Adjusted for Maximum ZMC Opportunity) do not reflect compensation actually earned, realized, or received by the Company’s NEOs.
4.	Compensation Actually Paid (Adjusted for Maximum ZMC Opportunity) reflects: (1) the exclusion of Stock Awards from the Summary Compensation Table for all the NEOs and, for Messrs. Zelnick and Slatoff, the exclusion of the accounting value of stock awards that could be granted to each by ZMC under the 2022 Management Agreement and 2017 Management agreement, assuming their maximum ZMC compensation opportunities; and (2) the inclusion of the value of equity awards granted by the Company to non-ZMC NEOs and, for, Messrs. Zelnick and Slatoff, to ZMC, assuming their maximum ZMC compensation opportunities. The equity award adjustments for each applicable year in this supplementary disclosure include the addition or subtraction of amounts as would be required under Regulation S-K, Item 402(v)(iii).
5.	See the section of this Proxy Statement captioned Pay Versus Performance Disclosure for the methodology used in calculating TSR and Peer Group TSR.
6.	See the section of this Proxy Statement captioned Pay Versus Performance Disclosure for a description of this performance measure.

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Supplemental Tabular List of Most Important Financial Performance Measures

The following supplemental table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid (Adjusted for Maximum ZMC Opportunity) to our PEO and other NEOs for fiscal 2023 to Company performance. The measures in this table are not ranked.

Adjusted EBITDA
Relative TSR
Recurrent Consumer Spending

Compensation of Directors During 2023 Fiscal Year

The Compensation Committee reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Typically, on an annual basis, the Committee considers a board compensation study by its independent compensation consultant to support the Committee in its deliberations.

Such compensation may include, but is not limited to, the following elements: board or committee retainer, board or committee meeting fees, committee chair retainer or fees, equity compensation, benefits and perquisites. All directors who served during fiscal 2023, other than Mr. Zelnick, are regarded as non-employee directors.

The key elements of the compensation payable to our non-employee directors are as follows:

Component			Value of Award Under Current Policy(1)	Notes
Annual Retainer	For Each Non-Employee Director		$290,000	$225,000 restricted stock / $65,000 cash
Lead Independent Director Additional Fees	For Lead Independent Director		$200,000	$100,000 restricted stock / $100,000 cash
	Audit Committee	Chair	$40,000	—
		Other Members	$20,000	—
	Compensation Committee	Chair	$30,000	—
		Other Members	$15,000	—
	Corporate Governance Committee	Chair	$20,000	—
Committee Fees
		Other Members	$10,000	—
	Executive Committee	Chair	N/A	Lead Independent Director serves as Executive Committee Chair for no additional fee
		Other Independent Members	$25,000	—

(1)	In December 2022, the Compensation Committee recommended, and the Board of Directors agreed, not to increase any aspect of the compensation payable to the directors for fiscal 2024.

Each non-employee director may make an election to receive up to 100% of their annual retainer and committee fees in shares of restricted stock. For fiscal 2023, Ms. Siminoff and Messrs. Gordon and Viera elected to receive 100% of these fees in restricted stock.

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The restricted stock portion of the annual retainer is granted in four equal quarterly installments and vests on the first anniversary of the grant date (discussed below). Grants of restricted stock are generally made on the fifth trading day following the filing of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. The number of shares of restricted stock granted is determined by dividing the dollar value of the restricted stock to be delivered by the average of the closing prices of our common stock on the 30 trading days prior to the fifth trading day following the filing of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable.

Under the 2017 Plan, the maximum value of awards granted to non-employee directors in any one calendar year, together with any cash fees paid to such directors during such calendar year in respect of such director’s service as a member of the Board of Directors during such year, may not, absent extraordinary circumstances, exceed $750,000 in total value. As determined by the Compensation Committee in its discretion, this limit may be increased for a non-executive chair of the Board of Directors or, in extraordinary circumstances, for other individual non-employee directors; provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Reimbursement of Certain Expenses

Non-employee directors are reimbursed for travel expenses to attend Board of Directors and committee meetings and to attend director education seminars in accordance with policies approved from time to time.

Director Stock Ownership Requirements

Under the stock ownership requirements for non-employee directors of the Company, non-employee directors are required to own shares of common stock having a value equal to five times the annual cash retainer. Current non-employee directors are required to achieve such stock position within five years after the date of the adoption of the requirements and future non-employee directors shall achieve such ownership position within five years after the date of their election to the Board of Directors. Information regarding executive officer stock ownership requirements is set forth in this Proxy Statement under “Compensation Discussion and Analysis.” Each non-employee director owned shares in excess of the requirements as of the record date.

Director Compensation Table

The following table sets forth information concerning the compensation of the Company’s non-employee directors during fiscal 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Michael Dornemann	210,000	330,227	540,227
Roland Hernandez	80,000	228,610	308,610
J Moses	115,000	228,610	343,610
Michael Sheresky	130,000	228,610	358,610
LaVerne Srinivasan	75,000	228,610	303,610
Susan Tolson	105,000	228,610	333,610
Paul Viera(2)	85,000	228,610	313,610
William “Bing” Gordon(3)	55,714	194,012	249,726
Strauss Zelnick(4)	—	—	—
Ellen Siminoff(5)	65,171	194,012	259,183

(1)	Represents the aggregate grant date fair value of awards granted to our directors during fiscal 2023, determined under FASB ASC Topic 718, Compensation—Stock Compensation. For additional information with respect to stock awards granted during fiscal 2022, see Note 16 under the heading “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2023. The amounts above reflect the grant date fair value for these awards, excluding the accounting effect of any estimate of future forfeitures, and do not necessarily correspond to the actual value that might be recognized by the directors. As of March 31, 2023, Messrs. Dornemann, Gordon, Hernandez, Moses, Sheresky and Viera, and Mses. Siminoff, Srinivasan and Tolson held 2,808, 1,662, 1,944, 1,944, 1,944, 1,944, 1,662, 1,944, and 1,944 outstanding unvested restricted stock awards, respectively.

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(2)	For fiscal 2023, Mr. Viera elected to receive all of his annual retainer and committee fees in shares of common stock. In accordance with SEC regulations, these amounts are reported in the table as fees earned or paid in cash, rather than as stock awards. On May 24, 2022, August 16, 2022, November 15, 2022 and February 14, 2023, respectively, 186, 167, 184 and 196 shares of stock were granted to Mr. Viera with grant date fair values of $22,800, $20,811, $18,590 and $21,970, respectively, as computed in accordance with FASB ASC 718, Compensation—Stock Compensation.
(3)	For fiscal 2023, Mr. Gordon elected to receive all of his annual retainer and committee fees in shares of common stock. In accordance with SEC regulations, these amounts are reported in the table as fees earned or paid in cash, rather than as stock awards. On August 16, 2022, November 15, 2022 and February 14, 2023, respectively, 183, 141, and 149 shares of stock were granted to Mr. Gordon with grant date fair values of $24,996, $14,245, and $16,701, respectively, as computed in accordance with FASB ASC 718, Compensation—Stock Compensation.
(4)	Mr. Zelnick serves as our CEO and therefore he does not receive any compensation for serving as a director.
(5)	For fiscal 2023, Ms. Siminoff elected to receive all of her annual retainer and committee fees in shares of common stock. In accordance with SEC regulations, these amounts are reported in the table as fees earned or paid in cash, rather than as stock awards. On August 16, 2022, November 15, 2022 and February 14, 2023, respectively, 183, 141, and 237 shares of stock were granted to Ms. Siminoff with grant date fair values of $24,996, $14,245, and $16,701, respectively, as computed in accordance with FASB ASC 718, Compensation—Stock Compensation.

Compensation Committee Interlocks and Insider Participation

During fiscal 2023, Messrs. Dornemann, Hernandez, Moses and Sheresky served as members of the Compensation Committee. During fiscal 2023:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;
•	none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board) of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee;
•	none of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and
•	none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on the Board of Directors.

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VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 17, 2023 (unless otherwise noted) relating to the beneficial ownership of shares of the common stock by (i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding common stock, (ii) each current director, (iii) each director nominee, (iv) each of the NEOs and (v) all current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Common Stock Beneficially Owned
The Vanguard Group, Inc.(3)	18,220,196	10.73%
BlackRock, Inc.(4)	12,129,390	7.14%
The Public Investment Fund(5)	11,414,680	6.72%
Capital International Investors(6)	8,475,153	4.99%
Strauss Zelnick(7)	1,555,814	*
Karl Slatoff(8)	1,358,247	*
Lainie Goldstein(9)	343,986	*
Daniel Emerson(10)	132,296	*
J Moses	23,422	*
Michael Sheresky	63,370	*
Michael Dornemann	18,687	*
LaVerne Srinivasan	10,986	*
Susan Tolson	28,045	*
Paul Viera(11)	86,761	*
Roland Hernandez	6,650	*
William B. Gordon	56,917	*
Ellen Siminoff(12)	11,776	*
All directors and executive officers as a group (13 persons)(13)	2,353,426	1.37%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each beneficial owner is Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The address for Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The address for the Public Investment Fund is The Public Investment Fund, P.O. Box 6847, Riyadh 11452, Kingdom of Saudi Arabia. The address for Capital International Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.
(2)	Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days after July 17, 2023, and is not deemed to be the beneficial owner of securities that may not be acquired within 60 days after July 17, 2023. Each beneficial owner’s percentage ownership is determined by assuming that exercisable securities that are held by such person (but not those held by any other person), and which are exercisable within 60 days after July 17, 2023, have been exercised.
(3)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 9, 2023.
(4)	Based on information contained in a report on Schedule 13G/A filed with the SEC on January 31, 2023.
(5)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 14, 2023.
(6)	Based on information contained in a report on Schedule 13G filed with the SEC on February 13, 2023.

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(7)	Mr. Zelnick is a partner at ZMC. The shares listed include 140,732 shares of common stock held by Zelnick/Belzberg Living Trust (such shares are indirectly held by Mr. Zelnick), 71,551 shares of common stock held by the Wendy Jay Belzberg 2012 Family Trust (such shares are indirectly held by Mr. Zelnick), 197,013 RSUs held by ZelnickMedia (such units are not held individually by Mr. Zelnick) and 1,146,518 RSUs held by ZMC (such units are not held individually by Mr. Zelnick). Mr. Zelnick disclaims beneficial ownership of the securities held by each of the Zelnick/Belzberg Living Trust, the Wendy Jay Belzberg 2012 Family Trust, ZelnickMedia and ZMC except to the extent of his pecuniary interest therein. The 197,013 RSUs held by ZelnickMedia consist of unvested RSUs granted to ZelnickMedia on April 13, 2022, settle-able for up to 197,013 shares of common stock. A portion of such grant is subject to time-based vesting and the other portion is subject to performance-based vesting. The 2022 grant will vest, if at all, on April 13, 2024, subject in each case to acceleration or forfeiture under certain circumstances. The 1,146,518 RSUs held by ZMC consist of (a) unvested RSUs granted to ZMC on June 1, 2022, settle-able for up to 188,665 shares of common stock that will vest, if at all, on June 1, 2024, subject to acceleration or forfeiture under certain circumstances, (b) unvested RSUs granted to ZMC on June 1, 2022, settle-able for up to 206,517 shares of common stock that will vest, if at all, on June 1, 2025, subject to acceleration or forfeiture under certain circumstances, (c) unvested RSUs granted to ZMC on June 1, 2022, settle-able for up to 261,802 shares of common stock that will vest, if at all, in equal installments on June 1, 2024 and June 1, 2025 with respect to the remaining time-based RSUs included in such grant and on June 1, 2025 with respect to the performance-based RSUs included in such grant, and (d) unvested RSUs granted to ZMC on June 1, 2023, settle-able for up to 489,534 shares of common stock that will vest, if at all, in equal installments on June 1, 2024, June 1, 2025 and June 1, 2026 with respect to the time-based RSUs included in such grant and on June 1, 2026 with respect to the performance-based RSUs included in such grant, subject in each case to acceleration or forfeiture under certain circumstances. A portion of each grant is subject to time-based vesting and the other portion is subject to performance-based vesting.
(8)	Mr. Slatoff is a partner at ZMC. The shares listed include 14,716 shares of common stock held by Mr. Slatoff, 197,013 RSUs held by ZelnickMedia (such units are not held individually by Mr. Slatoff) and 1,146,518 RSUs held by ZMC (such units are not held individually by Mr. Slatoff). Mr. Slatoff disclaims beneficial ownership of the securities held by ZelnickMedia and ZMC except to the extent of his pecuniary interest therein. The 197,013 RSUs held by ZelnickMedia consist of unvested RSUs granted to ZelnickMedia on April 13, 2022, settle-able for up to 197,013 shares of common stock. A portion of each grant is subject to time-based vesting and the other portion is subject to performance-based vesting. The 2022 grant will vest, if at all, on April 13, 2024, subject in each case to acceleration or forfeiture under certain circumstances. The 1,146,518 RSUs held by ZMC consist of (a) unvested RSUs granted to ZMC on June 1, 2022, settle-able for up to 188,665 shares of common stock that will vest, if at all, on June 1, 2024, subject to acceleration or forfeiture under certain circumstances, (b) unvested RSUs granted to ZMC on June 1, 2022, settle-able for up to 206,517 shares of common stock that will vest, if at all, on June 1, 2025, subject to acceleration or forfeiture under certain circumstances, (c) unvested RSUs granted to ZMC on June 1, 2022, settle-able for up to 261,802 shares of common stock that will vest, if at all, in equal installments on June 1, 2024 and June 1, 2025 with respect to the remaining time-based RSUs included in such grant and on June 1, 2025 with respect to the performance-based RSUs included in such grant, and (d) unvested RSUs granted to ZMC on June 1, 2023, settle-able for up to 489,534 shares of common stock that will vest, if at all, in equal installments on June 1, 2024, June 1, 2025 and June 1, 2026 with respect to the time-based RSUs included in such grant and on June 1, 2026 with respect to the performance-based RSUs included in such grant, subject in each case to acceleration or forfeiture under certain circumstances. A portion of each grant is subject to time-based vesting and the other portion is subject to performance-based vesting.
(9)	The shares listed include (i) 149,616 shares of common stock held by Ms. Goldstein, (ii) 35,746 unvested time-based RSUs held by Ms. Goldstein, and (iii) 158,624 unvested performance-based RSUs held by Ms. Goldstein. Such unvested awards will vest, or fail to vest, in accordance with the terms of the applicable award agreements.
(10)	The shares listed include (i) 24,230 unvested time-based RSUs held by Mr. Emerson, and (ii) 108,066 unvested performance-based RSUs held by Mr. Emerson. Such unvested awards will vest, or fail to vest, in accordance with the terms of the applicable award agreements.
(11)	The shares listed include 75,000 shares of common stock held by The PEV Revocable Living Trust (such securities are indirectly held by Mr. Viera), which were purchased on the open market in August 2018.
(12)	The shares listed include (i) 4,480 shares of common stock held by Ms. Siminoff, (ii) 3,720 shares of common stock held by the EFS 2022 Irrevocable Trust (such securities are indirectly held by Ms. Siminoff) and (iii) 3,576 shares of common stock held by the D&E Living trust (such securities are indirectly held by Ms. Siminoff).
(13)	The 197,013 RSUs held by ZelnickMedia and the 1,146,518 RSUs held by ZMC, in each case that are beneficially owned by Messrs. Zelnick and Slatoff, are only included once.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

On May 3, 2022, the Company and ZelnickMedia entered into a management agreement (the “2022 Management Agreement”) that became effective on May 23, 2022 (the “Effective Date”) and, except as specified in the 2022 Management Agreement, superseded the prior management agreement with ZelnickMedia dated as of November 17, 2017 (the “2017 Management Agreement”). In fiscal 2023, ZMC provided financial and management consulting services to the Company pursuant to the 2017 Management Agreement for the portion of the fiscal year from April 1, 2022 to May 23, 2022, and pursuant to the 2022 Management Agreement for the portion of the fiscal year from May 24, 2022 to March 31, 2023. ZMC will continue to provide financial and management consulting services to the Company going forward pursuant to the 2022 Management Agreement. References to the “Management Agreement” in this Proxy Statement refer to both the 2017 Management Agreement and the 2022 Management Agreement interchangeably. On May 21, 2022, ZelnickMedia assigned substantially all of its rights and obligations and other liabilities under the 2022 Management Agreement from ZelnickMedia to ZMC pursuant to the terms of the 2022 Management Agreement.

Term and Personnel

The 2022 Management Agreement provides for a term that commenced on the Effective Date and continues through March 31, 2029 (the “MA Term”), unless earlier terminated in accordance with its terms. Under the Management Agreement, ZMC continues to provide certain individuals as it deems appropriate for the performance of the Management Agreement. Specifically (i) Mr. Zelnick serves as Executive Chairman of the Board of Directors and CEO of the Company, (ii) Mr. Slatoff serves as the Company’s President, and (iii) other ZMC personnel as appropriate provide services to the Company on a project-by-project, as needed basis.

If Mr. Zelnick or any other employee of ZMC acting in an executive capacity for the Company pursuant to the Management Agreement is unable or unavailable to serve in such capacity (other than due to a termination by the Company without Cause or their resignation for Good Reason (as such terms are defined in such person’s employment agreement with the Company or, in the case of Mr. Zelnick, in the Management Agreement)), and ZMC is unable to provide a qualified individual within a reasonable period of time to serve in such capacity who is reasonably satisfactory to the Board of Directors, then the Company may fill such position with a person not affiliated with ZMC and deduct the costs of such person’s compensation from ZMC’s compensation under the Management Agreement (with such deduction limited to no more than 60% of the aggregate compensation payable to ZMC if such person replaces Mr. Zelnick and no more than 40% of the aggregate compensation payable to ZMC if such person replaces Mr. Slatoff).

Management Fee and Annual Bonus Opportunity

Under the 2022 Management Agreement, the Company pays a monthly management fee equal to $275,000.00 per month ($3,300,000 annualized). The management fee will not be decreased during the MA Term. In addition to the monthly management fee, ZMC receives an annual bonus, subject to the achievement by the Company of certain performance thresholds in respect of each of the fiscal years ending March 31, 2023, 2024, 2025, 2026, 2027, 2028 and 2029. For each fiscal year (other than for the period from April 1, 2022, to May 23, 2022), the annual bonus opportunity ranges from $0 (at 80% of the Target, as defined in the 2022 Management Agreement) to $13,200,000 (at 150% of the Target or greater). The annual bonus opportunity will not be increased or decreased during the MA Term. If the 2022 Management Agreement is terminated by the Company without Cause (as defined in the 2022 Management Agreement) or by ZMC for Good Reason (as defined in the 2022 Management Agreement) (whether before or after a Change in Control (as defined in the 2022 Management Agreement)), ZMC is entitled to be paid on the date of termination an amount equal to the sum of (i) the earned but unpaid portion of the management fee, (ii) any accrued but unpaid annual bonus for a completed fiscal year and (iii) three times the sum of the per annum management fee plus the Target bonus amount. For fiscal 2023, under the 2017 Management Agreement for the period from April 1, 2022 to May 23, 2022, the Company paid a monthly management fee equal to $258,333.33 per month ($3,100,000 annualized) and a pro-rated annual bonus opportunity that ranged from $0 (at 80% of the Target, as defined in the 2017 Management Agreement) to $7,440,000 (at 150% of the Target or greater).

Expense Reimbursement

ZMC is entitled to the reimbursement of reasonable out-of-pocket expenses in connection with the Management Agreement and the rendering of services thereunder.

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Limits on Compensation

Under the Management Agreement, no more than 60% of the aggregate compensation payable to ZMC under the Management Agreement (whether in the form of the management fee, the annual bonus or the RSU awards) shall be received by or conveyed to Mr. Zelnick (or such other employee of ZMC that serves as Executive Chairman and CEO of the Company) and no more than 40% of such aggregate compensation shall be received by or conveyed to Mr. Slatoff (or such other employee of ZMC that serves as the President of the Company).

Restrictions on Sale of Vested Stock

Under the 2022 Management Agreement, prior to March 31, 2029 (or earlier in the event of a Change in Control) ZMC and any Subject Person (as defined in the 2022 Management Agreement) are prohibited from selling or otherwise disposing of any shares of common stock of the Company, if the Market Value (as defined in the 2022 Management Agreement) of all shares of common stock of the Company (including restricted stock and RSUs, but excluding any unvested restricted stock or RSUs that remain subject to performance-based vesting), after giving effect to such proposed sale or other disposition, owned by ZMC and each Subject Person in the aggregate as of the trading day immediately preceding the date of the proposed sale or disposition, would be less than six times (6x) the per annum management fee (excluding any bonuses).

Awards under the 2022 Management Agreement

Under the 2022 Management Agreement, as further described below, the Company granted RSUs to ZMC under the 2017 Plan on June 1, 2022 consisting of transition period two year cliff vest RSUs (the “2022 Transition Period 2 Year Cliff Vest Restricted Units”), three year transition period cliff vest RSUs (the “2022 Transition Period 3 Year Cliff Vest Restricted Units”), and annual grant RSUs (the “2022 Annual Grant Restricted Units” and, together with the 2022 Transition Period 2 Year Cliff Vest Restricted Units and the 2022 Transition Period 3 Year Cliff Vest Restricted Units, the “2022 New Deal Restricted Units”), and on June 1, 2023 (the “2023 Restricted Units”). The 2022 Transition Period 2 Year Cliff Vest Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement dated June 1, 2022, by and between the Company and ZMC (the “2022 Transition Period 2 Year Cliff Vest Restricted Unit Agreement”). The 2022 Transition Period 3 Year Cliff Vest Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement dated June 1, 2022, by and between the Company and ZMC (the “2022 Transition Period 3 Year Cliff Vest Restricted Unit Agreement”). The 2022 Annual Grant Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement dated June 1, 2022, by and between the Company and ZMC (the “2022 Annual Grant Restricted Unit Agreement” and, together with the 2022 Transition Period 2 Year Cliff Vest Restricted Unit Agreement and the 2022 Transition Period 3 Year Cliff Vest Restricted Unit Agreement, the “2022 New Deal Restricted Unit Agreements”). The 2023 Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement dated June 1, 2023, by and between the Company and ZMC (the “2023 Restricted Unit Agreement”). Under the 2022 Management Agreement, the Company, in its discretion, may grant additional annual equity awards to ZMC over the course of the MA Term.

2022 Transition Period 2 Year Cliff Vest Restricted Units

Time-Based Award

On June 1, 2022, the Company issued to ZMC 37,733 time-based RSUs (such number determined by dividing $4,618,519 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to June 1, 2022), which units will vest on June 1, 2024, provided that the 2022 Management Agreement has not been terminated prior to such date (the “2022 Transition Period 2 Year Cliff Vest Time-Based Award”).

Performance-Based Award

On June 1, 2022, the Company issued to ZMC 150,932 performance-based RSUs (the “2022 Transition Period 2 Year Cliff Vest Performance Award”), representing the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 75,466 based on $9,237,037 divided by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to June 1, 2022), which units have been divided into two categories of vesting as follows: (i) on June 1, 2024, a number of Recurrent Consumer Spending Performance-Based Units (as defined in the 2022 Transition Period 2 Year Cliff Vest Restricted Unit Agreement) will vest equal to the product of (x) the target number of Recurrent Consumer Spending Performance-Based Units in such vesting tranche (18,866) multiplied by (y) the Recurrent Consumer

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Spending Vesting Percentage (as defined the 2022 Transition Period 2 Year Cliff Vest Restricted Unit Agreement) on March 31, 2024, which ranges from 0% to 200%, and (ii) on June 1, 2024, a number of TSR Performance-Based Units (as defined in the 2022 Transition Period 2 Year Cliff Vest Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (56,600) multiplied by (y) the TSR Vesting Percentage (as defined in the 2022 Transition Period 2 Year Cliff Vest Restricted Unit Agreement) on March 31, 2024, which ranges from 0% to 200%.

2022 Transition Period 3 Year Cliff Vest Restricted Units

Time-Based Award

On June 1, 2022, the Company issued to ZMC 41,303 time-based RSUs (such number determined by dividing $5,055,556 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to June 1, 2022), which units will vest on June 1, 2025, provided that the 2022 Management Agreement has not been terminated prior to such date (the “2022 Transition Period 3 Year Cliff Vest Time-Based Award”).

Performance-Based Award

On June 1, 2022, the Company issued to ZMC 165,214 performance-based RSUs (the “2022 Transition Period 3 Year Cliff Vest Performance Award”), representing the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 82,607 based on $10,111,111 divided by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to June 1, 2022), which units have been divided into two categories of vesting as follows: (i) on June 1, 2025, a number of Recurrent Consumer Spending Performance-Based Units (as defined in the 2022 Transition Period 3 Year Cliff Vest Restricted Unit Agreement) will vest equal to the product of (x) the target number of Recurrent Consumer Spending Performance-Based Units in such vesting tranche (20,652) multiplied by (y) the Recurrent Consumer Spending Vesting Percentage (as defined the 2022 Transition Period 3 Year Cliff Vest Restricted Unit Agreement) on March 31, 2025, which ranges from 0% to 200%, and (ii) on June 1, 2025, a number of TSR Performance-Based Units (as defined in the 2022 Transition Period 3 Year Cliff Vest Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (61,955) multiplied by (y) the TSR Vesting Percentage (as defined in the 2022 Transition Period 3 Year Cliff Vest Restricted Unit Agreement) on March 31, 2025, which ranges from 0% to 200%.

2022 Annual Grant Restricted Units

Time-Based Award

On June 1, 2022, the Company issued to ZMC 56,100 time-based RSUs (such number determined by dividing $6,866,667 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to June 1, 2022), 18,700 of which units vested on June 1, 2023 and the remainder will vest in equal installments on June 1, 2024 and June 1, 2025, provided that the 2022 Management Agreement has not been terminated prior to such dates (the “2022 Annual Grant Time-Based Award” and, together with the 2022 Transition Period 2 Year Cliff Vest Time-Based Award and 2022 Transition Period 3 Year Cliff Vest Time-Based Award, the “2022 New Deal Time-Based Awards”).

Performance-Based Award

On June 1, 2022, the Company issued to ZMC 224,402 performance-based RSUs (the “2022 Annual Grant Performance Award” and, together with the 2022 Transition Period 2 Year Cliff Vest Performance Award and the 2022 Transition Period 3 Year Cliff Vest Performance Award, the “2022 New Deal Performance Awards”), representing the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 112,201 based on $13,733,333 divided by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to June 1, 2022), which units have been divided into two categories of vesting as follows: (i) on June 1, 2025, a number of Recurrent Consumer Spending Performance-Based Units (as defined in the 2022 Annual Grant Restricted Unit Agreement) will vest equal to the product of (x) the target number of Recurrent Consumer Spending Performance-Based Units in such vesting tranche (28,050) multiplied by (y) the Recurrent Consumer Spending Vesting Percentage (as defined the 2022 Annual Grant Restricted Unit Agreement) on March 31, 2025, which ranges from 0% to 200%, and (ii) on June 1, 2025, a number of TSR Performance-Based Units (as defined in the 2022 Annual Grant Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (84,151) multiplied by (y) the TSR Vesting Percentage (as defined in the 2022 Annual Grant Restricted Unit Agreement) on March 31, 2025, which ranges from 0% to 200%.

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2023 Restricted Units

Time-Based Award

On June 1, 2023, the Company issued to ZMC 96,734 time-based RSUs (such number determined by dividing $12,409,320 by the average of the closing prices of the Company’s common stock for each trading day during the 30 trading day period immediately prior to June 1, 2023), which units will vest in equal installments on June 1, 2024, June 1, 2025 and June 1, 2026, provided that the 2022 Management Agreement has not been terminated prior to such dates (the “2023 Time-Based Award”).

Performance-Based Award

On June 1, 2023, the Company issued to ZMC 392,800 performance-based RSUs (the “2023 Performance Award”), representing the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 196,400 based on $25,194,680 divided by the average of the closing prices of the Company’s common stock for each trading day during the 30 trading day period immediately prior to June 1, 2023), which units have been divided into two categories of vesting as follows: (i) on June 1, 2026, a number of Recurrent Consumer Spending Performance-Based Units (as defined in the 2023 Restricted Unit Agreement) will vest equal to the product of (x) the target number of Recurrent Consumer Spending Performance-Based Units in such vesting tranche (49,100) multiplied by (y) the Recurrent Consumer Spending Vesting Percentage (as defined the 2023 Restricted Unit Agreement) on March 31, 2026, which ranges from 0% to 200%, and (ii) on June 1, 2026, a number of TSR Performance-Based Units (as defined in the 2023 Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (147,300) multiplied by (y) the TSR Vesting Percentage (as defined in the 2023 Restricted Unit Agreement) on March 31, 2026, which ranges from 0% to 200%.

Awards under the 2017 Management Agreement

Under the 2017 Management Agreement, as further described below, the Company granted RSUs to ZelnickMedia, including the following RSU awards which vested or were otherwise outstanding during fiscal 2023, as described below: RSUs granted on April 13, 2020 (the “2020 Restricted Units”), on April 13, 2021 (the “2021 Restricted Units”), and on April 13, 2022 (the “2022 Restricted Units”, and together with the 2020 Restricted Units, the 2021 Restricted Units, the 2022 New Deal Restricted Units and the 2023 Restricted Units, the “Restricted Units”) under the 2017 Plan. The 2020 Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement, dated April 13, 2020, by and between the Company and ZelnickMedia (the “2020 Restricted Unit Agreement”). The 2021 Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement, dated April 13, 2021, by and between the Company and ZelnickMedia (the “2021 Restricted Unit Agreement”). The 2022 Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement, dated April 13, 2022, by and between the Company and ZelnickMedia (the “2022 Restricted Unit Agreement”, and together with the 2020 Restricted Unit Agreement, the 2021 Restricted Unit Agreements, the 2022 New Deal Restricted Unit Agreements, and the 2023 Restricted Unit Agreement, the “Restricted Unit Agreements”). As of March 31, 2023, all restricted stock units granted under the 2017 Management Agreement prior to April 1, 2020 have vested and/or have been forfeited pursuant to their terms.

2020 Restricted Units

Time-Based Award

The Company issued to ZelnickMedia 79,128 time-based RSUs (such number determined by dividing $8,775,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2020), all of which units vested on April 13, 2022 (the “2020 Time-Based Award”).

Performance-Based Award

The Company issued to ZelnickMedia 193,424 performance-based RSUs (the “2020 Performance Award”), which represents the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 96,712 based on $10,725,000 divided by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2020). The 2020 Performance Award was divided into the following three categories based on the applicable performance-vesting criteria (as described in the 2020 Restricted Unit Agreement): IP Performance-Based Units, Recurrent

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Consumer Spending Performance-Based Units, and TSR Performance-Based Units. The results and payout levels for the 2020 Performance Award, which vested or failed to vest, on April 13, 2022, are as follows:

2020 Performance Award Vested (#)			2020 Performance Award Forfeited (#)
Based on Achievement of IP Performance- Vesting Criteria	Based on Achievement of Recurrent Consumer Spending Performance-Vesting Criteria	Based on Achievement of TSR Performance- Vesting Criteria	Based on Achievement of IP Performance- Vesting Criteria	Based on Achievement of Recurrent Consumer Spending Performance-Vesting Criteria	Based on Achievement of TSR Performance- Vesting Criteria
24,178	24,178	89,942	0	0	55,126

2021 Restricted Units

Time-Based Award

The Company issued to ZelnickMedia 50,807 time-based RSUs (such number determined by dividing $8,775,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2021), all of which units vested on April 13, 2023 (the “2021 Time-Based Award”).

Performance-Based Award

The Company issued to ZelnickMedia 124,194 performance-based RSUs (the “2021 Performance Award”), which represents the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 62,097 based on $10,725,000 divided by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2021). The 2021 Performance Award was divided into the following three categories based on the applicable performance-vesting criteria (as described in the 2021 Restricted Unit Agreement): IP Performance-Based Units, Recurrent Consumer Spending Performance-Based Units, and TSR Performance-Based Units. The results and payout levels for the 2021 Performance Award, which vested or failed to vest, on April 13, 2023, are as follows:

2021 Performance Award Vested (#)			2021 Performance Award Forfeited (#)
Based on Achievement of IP Performance- Vesting Criteria	Based on Achievement of Recurrent Consumer Spending Performance-Vesting Criteria	Based on Achievement of TSR Performance- Vesting Criteria	Based on Achievement of IP Performance- Vesting Criteria	Based on Achievement of Recurrent Consumer Spending Performance-Vesting Criteria	Based on Achievement of TSR Performance- Vesting Criteria
15,524	15,524	52,161	0	0	40,985

2022 Restricted Units

Time-Based Award

On April 13, 2022, the Company issued to ZelnickMedia 57,197 time-based RSUs (such number determined by dividing $8,775,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2022), which units will vest on April 13, 2024, provided that the 2022 Management Agreement has not been terminated prior to such date (the “2022 Time-Based Award”, and together with the 2020 Time-Based Award, the 2021 Time-Based Award, the 2022 New Deal Time-Based Awards, and the 2023 Time-Based Award, the “Time-Based Awards”).

Performance-Based Award

On April 13, 2022, the Company issued to ZelnickMedia 139,816 performance-based RSUs (the “2022 Performance Award”, and together with the 2020 Performance Award, the 2021 Performance Award, the 2022 New Deal Performance Awards, and the 2023 Performance Award, the “Performance Awards”), representing the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 69,908 based on $10,725,000 divided by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2022), which units have been divided into three categories of vesting as follows: (i) on April 13, 2024, a number of Recurrent Consumer Spending Performance-Based Units (as defined in the 2022 Restricted Unit Agreement) will vest equal to the product of (x) the target number of Recurrent Consumer Spending Performance-Based Units in such vesting tranche (8,739) multiplied

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by (y) the Recurrent Consumer Spending Vesting Percentage (as defined the 2022 Restricted Unit Agreement) on March 31, 2024, which ranges from 0% to 200%, (ii) on April 13, 2024, a number of IP Performance-Based Units (as defined in the 2022 Restricted Unit Agreement) will vest equal to the product of (x) the target number of IP Performance-Based Units in such vesting tranche (8,738) multiplied by (y) the IP Vesting Percentage (as defined in the 2022 Restricted Unit Agreement) on March 31, 2024, which ranges from 0% to 200%, and (iii) on April 13, 2024, a number of TSR Performance-Based Units (as defined in the 2022 Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (52,431) multiplied by (y) the TSR Vesting Percentage (as defined in the 2022 Restricted Unit Agreement) on March 31, 2024, which ranges from 0% to 200%.

Treatment of Awards on Termination or Change in Control

Upon a termination of the 2022 Management Agreement by the Company without Cause or by ZMC for Good Reason, or if the Company and ZMC fail to enter into a new management agreement on substantially similar terms in the aggregate as those provided under the 2022 Management Agreement upon the expiration of the MA Term, or otherwise fail to agree to extend the MA Term, any then-unvested Time-Based Awards will immediately vest in full, and any then-unvested Performance Awards will vest either (x) based on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period, or (y) prior to a Change in Control (as defined in the 2022 Management Agreement), solely for TSR Performance-Based Units (as defined in the applicable Restricted Unit Agreement), based on the actual level of performance achieved as of the date of termination.

In the event that any portion of a Performance Award will not have vested as of the applicable performance vesting date, or upon a termination of the 2022 Management Agreement by the Company for Cause or by ZMC without Good Reason, ZMC will forfeit to the Company any and all Restricted Units that have not vested as of such date. In addition, ZMC will forfeit to the Company all then-unvested Time-Based Award if the 2022 Management Agreement is terminated by the Company for Cause or by ZMC without Good Reason prior to the applicable time vesting date.

If a Change in Control occurs during the MA Term, the 2022 Management Agreement will not automatically terminate and all unvested RSUs granted pursuant to the applicable Restricted Unit Agreement will remain subject to the same vesting terms set forth in the applicable Restricted Unit Agreement, except that Performance Awards will vest based on the assumption of that the applicable performance measure was achieved at the target level of performance for the applicable performance period.

Settlement of Restricted Units

Pursuant to the Management Agreement, the Company will have the right to elect to settle the RSUs granted to ZMC pursuant to the Management Agreement in shares of the Company’s common stock that will be issued pursuant to the 2017 Plan.

Registration Statement

Pursuant to the Management Agreement, within 45 days following the request of ZMC, the Company will file a Registration Statement on Form S-3 registering for resale any of the shares of the Company’s common stock issuable pursuant to awards granted to ZMC under the Restricted Unit Agreements. The Company most recently filed a registration statement on Form S-3 on June 1, 2023, covering such shares.

The foregoing descriptions of the Management Agreement and the Restricted Unit Agreements (including the Time-Based Awards and the Performance Awards issuable to ZMC thereunder) are only a summary and are qualified in their entirety by reference to the full text of the 2017 Management Agreement (and the Restricted Unit Agreement attached as Exhibit A thereto), which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 22, 2017 and incorporated herein by reference, the 2020 Restricted Unit Agreement, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-3 dated April 13, 2020 and incorporated herein by reference, the 2021 Restricted Unit Agreement, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-3 dated April 13, 2021 and incorporated herein by reference, the 2022 Restricted Unit Agreement, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-3 dated April 13, 2022 and incorporated herein by reference, the 2022 Management Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 5, 2022 and incorporated herein by reference, the 2022 New Deal Restricted Unit Agreements, which are attached as Exhibits 10.3, 10.4 and 10.5 to the Company’s Quarterly Report on Form 10-Q dated August 9, 2022 and incorporated herein by reference, and the 2023 Restricted Unit Agreement, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-3 dated June 1, 2023 and incorporated herein by reference.

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Policy on Transactions with Related Persons

The Board of Directors has adopted a policy requiring that any transaction: (1) involving the Company or any of its subsidiaries and (2) in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a direct or indirect material interest; be approved or ratified by a majority of the independent directors of the full Board of Directors.

In determining whether to approve or ratify any such transaction, the independent directors of the Board of Directors must consider, in addition to other factors deemed appropriate, whether the transaction is on terms no less favorable to the Company than those for transactions involving unrelated parties. No director may participate in any review, approval or ratification of any transaction if the director, or an immediate family member of such director, has a direct or indirect material interest in the transaction.

Transactions with Related Persons

During fiscal 2023, we did not enter into any financial transaction, arrangement or relationship in which a related person had or will have a direct or indirect material interest, in an amount exceeding $120,000, except for the transactions described above with ZMC and the following transaction which the independent directors of the Board of Directors had previously reviewed, approved and ratified in accordance with its policy on transactions with related persons.

Prior to the completion of the Company’s acquisition of Zynga Inc. in May 2022, Zynga Inc. was party to a pre-existing consulting services agreement with Mr. Gordon, dated as of May 11, 2018, under which Mr. Gordon was entitled to receive $500,000 per year (80% payable in Zynga stock and 20% payable in cash). Promptly following the completion of the acquisition, Zynga Inc. and Mr. Gordon entered into a termination agreement, dated as of June 1, 2022, under which the consulting agreement was terminated effective June 15, 2022, with Mr. Gordon being paid his accrued compensation through such date.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

The members of our Board of Directors, our executive officers and persons who beneficially own more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of the copies of Section 16(a) reports that we have received from such persons or entities for transactions in our common stock and their common stock holdings for fiscal 2023, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock.

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PROPOSAL 3: NON-BINDING ADVISORY VOTE REGARDING THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the SEC’s proxy rules, shareholders are being asked to vote on a non-binding advisory basis, on the frequency with which the Company should hold future advisory votes on the compensation of the Company’s NEOs. Shareholders may vote to hold an advisory vote on NEO compensation every year, every two years, or every three years, or they may abstain from this vote.

We last asked our shareholders to indicate the frequency with which they prefer that we hold a “say-on-pay” vote at our 2017 Annual Meeting. Consistent with our recommendations and the results of the advisory vote on the frequency of the shareholder vote on compensation for our NEOs at our 2017 Annual Meeting, the Company has presented a proposal for an annual advisory vote on compensation for our NEOs to shareholders.

The Board of Directors believes that an annual advisory vote on executive compensation will give the Company’s shareholders the best opportunity to provide the Company with direct input each year on the Company’s compensation philosophy, policies and practices as disclosed in the Proxy Statement. Therefore, the Board of Directors recommends that shareholders vote to hold future advisory votes on the compensation of the Company’s NEOs every year. Although the shareholder vote on the frequency of advisory votes on the compensation of our NEOs is not binding on the Board of Directors or the Company, the Board of Directors will review the results of the vote and take them into consideration in determining how frequently to hold future advisory votes on the compensation of our NEOs. The option that receives the greatest number of votes cast by our shareholders will be considered when determining the frequency for holding future advisory votes on compensation for our NEOs.

THE BOARD OF DIRECTORS BELIEVES ANNUAL ADVISORY VOTES ON THE COMPENSATION OF THE NEOs ARE IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR CONDUCTING THE FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ANNUALLY.

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PROPOSAL 4: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 2017 STOCK INCENTIVE PLAN

Executive Summary Of Proposal
Summary of Proposal:	To amend and restate the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan (the “2017 Plan”) to reduce the number of shares that were assumed by the Company in connection with its acquisition of Zynga (the “Zynga Assumed Shares”), which may only be issued to limited employees of the Company as contemplated by Nasdaq Listing Rule 5635(c), from 9,123,694 shares to 0 shares, to increase the share reserve under the 2017 Plan by 5,500,000 shares of common stock, which would be issuable to all of the Company’s eligible employees, and to modify the share recycling provisions of the 2017 Plan with respect to shares underlying outstanding awards that were assumed by the Company in connection with its acquisition of Zynga or issued using the Zynga Assumed Shares following the acquisition of Zynga (the “Zynga Assumed Awards”), such that the Zynga Assumed Awards may be recycled for issuances to the Company’s entire employee base, rather than only to limited employees of the Company as contemplated by Nasdaq Listing Rule 5635(c), if forfeited.
Number of Shares Available for Grant under the 2017 Plan (inclusive of the Zynga Assumed Shares):	13,557,153 as of June 30, 2023
Number of Shares Available for Grant under the 2017 Plan (excluding the Zynga Assumed Shares):	4,433,459 as of June 30, 2023
Number of Shares Subject to Outstanding Awards under the 2017 Plan (inclusive of 4,034,866 Zynga Assumed Awards):	10,963,398 as of June 30, 2023
Number of Total Shares of Common Stock Outstanding:	169,775,836 as of June 30, 2023
Uses of Equity Compensation:

Equity is an essential tool to attract and retain highly-skilled creative talent, and it aligns the interests of creative employees with shareholders.

•  Our creative employees at our Rockstar Games, 2K, Private Division, and Zynga labels drive our business, are critical to our continued success, and help us build shareholder value.

•  We believe our use of equity throughout Take-Two, and beyond the executive level is a strategic advantage and vital to our ownership culture.

•  Two-thirds of equity grants to ZMC and our non-ZMC NEOs are performance-based and, therefore, at risk.

•  In fiscal 2023, equity awards were primarily used to incentivize and retain employees at our labels as illustrated below:

Fiscal 2023 Share Grant Distribution

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Executive Summary Of Proposal
Certain Plan Highlights:

•  Limits on awards to individual participants

•  Non-liberal recycling of shares used to satisfy tax withholding obligations or as payment for the exercise price or base price for stock options and SARs

•  No evergreen provision for share reserve

•  Dividends and dividend equivalents on awards do not vest and are not paid until the award is earned and vested

•  Annual compensation limits for non-employee directors

•  No repricing of underwater stock options or SARs without shareholder approval

•  No discounted stock options or SARs

•  Clawback provisions

•  Non-liberal change in control provisions

•  No automatic grants

•  Double-trigger acceleration of vesting for equity assumed or substituted for in connection with a change in control

Proposed Amendment and Restatement of the 2017 Plan

At the Annual Meeting, the Company’s shareholders will be asked to approve an amendment and restatement of the 2017 Plan:

•	to reduce the number of shares that were assumed by the Company in connection with its acquisition of Zynga (the “Zynga Assumed Shares”), which may only be issued to limited employees of the Company as contemplated by Nasdaq Listing Rule 5635(c), from 9,123,694 shares to 0 shares;

•	to increase the available shares reserved thereunder by 5,500,000 shares, which would be issuable to all of the Company’s eligible employees; and

•	to modify the share recycling provisions of the 2017 Plan with respect to shares underlying outstanding awards that were assumed by the Company in connection with its acquisition of Zynga or issued using the Zynga Assumed Shares following the acquisition of Zynga (the “Zynga Assumed Awards”), such that the Zynga Assumed Awards may be recycled for issuances to the Company’s entire employee base, rather than only to limited employees of the Company as contemplated by Nasdaq Listing Rule 5635(c), if forfeited. As of June 30, 2023, there were 4,034,866 shares outstanding in respect of Zynga Assumed Awards. While the precise impact of this modification on the number of shares available under the 2017 Plan will depend on the rate at which shares are returned to the 2017 Plan’s reserve upon the awards’ expiration, forfeiture or cash settlement, based on historical trends, the Company estimates this modification will result in approximately additional 978,666 shares becoming available for future issuances to the Company’s entire employee base.

If the shareholders approve Proposal 4:
Net Decrease of 2017 Plan Shares from: ~13.5M to ~9.9M	Decrease of Overhang from: 12.61% to 10.95%

The amendment and restatement of the 2017 Plan was approved unanimously by the Board of Directors at its meeting on July 24, 2023.

The 2017 Plan was first adopted by the Company in September 2017 and has been amended or amended and restated in each of 2020, 2021 and 2023. The 2017 Plan is designed to enable the Company to offer eligible employees, consultants and non-employee directors, stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders.

As discussed below, the Board of Directors believes the 2017 Plan is essential to the Company’s continued success as it remains committed to the Company’s historical philosophy of incentivizing employees by tying a significant portion of their compensation to the interests of the Company’s shareholders. As of June 30, 2023 there were 13,557,153 shares available for grant under the 2017 Plan (inclusive of the Zynga Assumed Shares and 0 remaining shares of common stock that were assumed by the Company in connection with its acquisitions of Playdots, which may only be issued to certain employees of the Company as contemplated by Nasdaq Listing Rule 5635(c) (together with the Zynga Assumed Shares, the “Assumed Shares”)). The Company has not granted any equity awards using the Zynga Assumed Shares since June 30, 2023 through the date of this Proxy Statement and will not grant any equity awards using Zynga Assumed Shares from or after the date of this Proxy Statement.

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In addition, as of June 30, 2023, there were 4,034,866 shares subject to Zynga Assumed Awards, and 6,370 shares subject to outstanding, assumed awards in connection with the Playdots acquisition (the “Playdots Assumed Awards,” and together with the Zynga Assumed Awards, the “Assumed Awards”), in each case, which may only be recycled to certain employees of the Company as contemplated by Nasdaq Listing Rule 5635(c). The Company has determined that a decrease in the number of Zynga Assumed Shares from 9,123,694 shares to 0 shares, an increase to the shares reserved under the 2017 Plan by 5,500,000 shares, and a modification of the share recycling mechanics of the 2017 Plan with respect to Zynga Assumed Awards will allow the Company to continue providing meaningful incentives to its service providers on a Company-wide basis under the 2017 Plan, as well as allow the Company to more effectively manage its annual burn rate and total fully-diluted overhang. The proposed amendments in respect of the Zynga shares are contingent on approval by the shareholders of the increase to the shares reserved under the 2017 Plan. If such share reserve increase is not approved, no changes will be made to the 2017 Plan in respect of Zynga shares or awards.

If the amendment and restatement of the 2017 Plan is not approved, the Company would be at a significant disadvantage relative to its competitors for recruiting, retaining and motivating the high caliber individuals critical to our growth and profitability and could be forced to increase cash compensation, thereby reducing resources available to meet our business needs. Since our inception, the Board has sought to align the interests of our employees with the long-term interests of shareholders through, among other things, a determination to place a significant emphasis on equity-based compensation as a component of our compensation programs. The Board of Directors believes that equity compensation of the type available for grant under the 2017 Plan, a cash- and stock-based incentive plan, furthers the Company’s goal of creating long-term value for the Company’s shareholders by fostering an ownership culture that encourages a focus on long-term performance, retention, and shareholder value-creation, and exposes the Company’s employees to economic diminishment if the Company’s share performance lags.

Alignment of the 2017 Plan with the Interests of the Company and Shareholders

The Board of Directors believes that using equity to retain and motivate the Company’s key employees is critical to the achievement of the Company’s long-term goals and it considered the following factors, among other things, when adopting the amendment and restatement of the 2017 Plan:

•	Allows us to recruit and retain top talent. The Board of Directors believes that the proposed increase in the shares available under the 2017 Plan will serve a critical role in attracting and retaining high caliber individuals essential to the Company’s success. The Board of Directors also believes that reducing the number of Zynga Assumed Shares will allow the Company additional flexibility to incentivize participants on a Company-wide basis.

•	Allows us to align participant and shareholder interests. The Board of Directors believes that stock ownership by employees, consultants and non-employee directors provides performance incentives and fosters long-term commitment to our benefit and to the benefit of our shareholders.

•	Allows us to pay for performance. The Board of Directors believes that equity compensation, by its very nature, is performance-based compensation and that the 2017 Plan reflects our pay-for-performance philosophy and motivates our employees, consultants and non-employee directors to enhance our growth and profitability.

•	Allows us to maintain one single comprehensive long-term incentive plan. The Board of Directors believes that the 2017 Plan will best serve our long-term goals.

Key Features of the 2017 Plan

The 2017 Plan and the Company’s related governance practices and policies include many features that are designed to protect shareholder interests. A summary of these features follows, and a more detailed description of the features is included under the heading “Summary of the 2017 Plan” below. The summaries in this proposal do not provide a complete description of all the provisions of the 2017 Plan and are qualified in their entirety by reference to the full text of the 2017 Plan, as amended and restated, which is attached to this Proxy Statement as Annex B.

•	Annual limits on awards to individual participants. The 2017 Plan contains limits on the number of certain types of awards that may be granted to individual participants in a given fiscal year, as discussed below.

•	Non-liberal recycling for stock options and stock appreciation rights. The 2017 Plan provides that, with respect to stock options and stock appreciation rights, shares used to satisfy tax withholding obligations or as payment for the exercise price or base price will constitute shares delivered to the participant and will not be available for future grant under the 2017 Plan.

•	Provides for a fixed reserve of shares of common stock. The number of shares of common stock available for grant under the 2017 Plan is fixed and will not automatically increase because of an “evergreen” feature; shareholder approval is required to issue any additional shares, allowing the Company’s shareholders to have direct input on our equity compensation program.

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•	Limits annual compensation for non-employee directors. The 2017 Plan imposes a $750,000 annual limit on the cash and equity compensation payable to the Company’s non-employee directors, subject to certain limited exceptions.

•	Requires minimum vesting periods for certain awards. Awards of stock options and stock appreciation rights under the 2017 Plan must vest over a period of not less than one year from the date of grant.

•	Provides for limited terms. The maximum term of a stock option or stock appreciation right under the 2017 Plan is 10 years.

•	Prohibits repricing of stock options and stock appreciation rights. The 2017 Plan prohibits the repricing of stock options and stock appreciation rights, as well as the cash buyout of underwater awards, without prior shareholder approval.

•	No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares on the date of grant.

•	Double-trigger vesting. Pursuant to the 2017 Plan, the vesting of awards that are assumed or substituted in connection with a change in control only accelerates as a result of the change in control if a participant experiences a qualifying termination within one year following the change in control.

•	No dividends or dividend equivalents on unearned awards. The 2017 Plan also prohibits the current payment of dividends or dividend equivalent rights on unvested or unearned awards, including performance awards.

•	Prohibits certain detrimental activities by participants. The 2017 Plan provides that awards will be subject to forfeiture or recovery in the event that a participant engages in detrimental activities, as discussed below.

•	Non-liberal definition of change in control. The change in control definition contained in the 2017 Plan is not a “liberal” definition that would be triggered on mere shareholder approval of a transaction.

•	Clawback. Awards granted under the 2017 Plan are subject to the Company’s clawback and/or recoupment policies.

•	Limitation on amendments. Amendments to the 2017 Plan must be approved by the Company’s shareholders if shareholder approval is required by applicable law or the applicable rules of the national securities exchange on which the Company’s shares of common stock are principally listed or if the amendment would diminish the prohibitions on repricing stock options or stock appreciation rights.

•	No automatic grants. The 2017 Plan does not provide for automatic grants to any participant.

•	Independent Compensation Committee. Our Compensation Committee consists entirely of independent directors.

•	No tax gross-ups. The 2017 Plan does not provide for any tax gross-ups.

Key Data

The following table includes information regarding the Company’s outstanding awards and shares of common stock available for future awards under the 2017 Plan as of June 30, 2023 as if the amendment and restatement of the 2017 Plan were not approved under this proposal):

Amended and Restated 2017 Plan
Total shares of common stock underlying outstanding stock options	666,024
Weighted average exercise price of outstanding stock options	$49.3437
Weighted average remaining contractual life of outstanding stock options	4.3 years
Total shares subject to outstanding, unvested full-value awards (Inclusive of Assumed Awards)(1)	10,279,561
Total shares of common stock currently available for grant (inclusive of assumed shares)(2)	13,557,153
(1)	As of June 30, 2023, there were 6,370 shares outstanding in respect of Playdots Assumed Awards, and 4,034,866 shares outstanding in respect of Zynga Assumed Awards.
(2)	As of June 30, 2023, there were zero Playdots Assumed Shares and 9,123,694 Zynga Assumed Shares available for grant pursuant to the 2017 Plan. The Company has not granted any equity awards using the Zynga Assumed Shares since June 30, 2023 through the date of this Proxy Statement and will not grant any equity awards using Zynga Assumed Shares from or after the date of this Proxy Statement.

The Compensation Committee carefully monitors the Company’s annual burn rate and total fully-diluted overhang by granting only the number of stock-based awards that it believes is necessary to attract, reward and retain key employees, officers and other service providers. Burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its stock incentive plan. Over the last three fiscal years, the Company has maintained an average burn rate of only 1.3% of shares of common stock outstanding per year. The following table shows the Company’s burn rate percentage over the past three fiscal years:

Key Equity Metric	2023	2022	2021
Burn Rate(1)	1.56%	0.87%	1.45%
(1)	Burn rate is calculated by dividing the number of shares of common stock subject to time-based equity awards granted plus performance awards earned/vested during the fiscal year by the weighted average number of shares of common stock outstanding during the fiscal year.

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After giving effect to the decrease to the Zynga Assumed Shares, the proposed increase to the share reserve, and the modification to the 2017 Plan share recycling mechanics in respect of Zynga Assumed Awards, the total fully-diluted overhang as of June 30, 2023, would be 10.95%. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of June 30, 2023. Without giving effect to the foregoing changes to the 2017 Plan, the total fully-diluted overhang as of June 30, 2023 would be 12.61% which is higher than if the shareholders approved the amendment and restatement of the 2017 Plan.

Our future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2017 Plan’s reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors.

Summary of the 2017 Plan

The following is a summary of certain material features of the 2017 Plan.

Purpose

The 2017 Plan is designed to assist the Company in attracting, retaining, motivating and rewarding certain of the Company’s key employees, including our highly-skilled creative talent, officers, directors and other service providers, and to promote the creation of long-term value for the Company’s shareholders by closely aligning the interests of such individuals with those of the shareholders.

Administration

The 2017 Plan will be administered by the Company’s Compensation Committee (the “Committee”), which will have the authority to designate participants, grant awards, determine the number of shares of common stock to be covered by awards, determine the terms and conditions of any awards, including when an award may be granted, and construe and interpret the 2017 Plan and related award agreements. The Committee has the authority to accelerate the vesting of outstanding awards at any time and for any reason, including upon a “corporate event” (as defined in the 2017 Plan), subject to the 2017 Plan’s double-trigger vesting limitation, or in the event of certain types of terminations of employment. To the extent permitted by applicable law, the Committee is permitted to delegate its authority under the 2017 Plan to officers or employees of the Company, although any award granted to any person who is not an employee of the Company (including any non-employee director of the Company or its affiliates), who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee.

Shares of Stock Available for Issuance Under the 2017 Plan and Limits on Awards

As of June 30, 2023, 13,557,153 shares of common stock (inclusive of the Assumed Shares) were available for issuance under the 2017 Plan, subject to adjustment as provided in the 2017 Plan. If the proposed amendment to and restatement of the 2017 Plan is approved by shareholders, an additional 5,500,000 shares of our common stock will be available for future issuance under the 2017 Plan, 9,123,694 Zynga Assumed Shares will be cancelled, and the share recycling mechanics in respect of the Zynga Assumed Awards will be modified. In addition, the number of shares of common stock available for issuance under the 2017 Plan will be subject to increase by any shares of common stock subject to an award outstanding under the 2009 Plan after June 30, 2017 (a “Prior Plan Award”) that becomes eligible for reuse pursuant to the share recycling provisions of the 2017 Plan, as described below.

Stock-based awards assumed or substituted by the Company or its affiliates as part of a corporate transaction (including from an entity that the Company merges with or into, acquires, or engages with in a similar corporate transaction), including the Assumed Shares and the Assumed Awards, will not count against the number of shares of common stock reserved and available for issuance pursuant to the 2017 Plan except as may be required by Section 422 of the Code. In addition, shares of common stock will not be deemed to have been issued pursuant to the 2017 Plan with respect to any portion of an award that is settled in cash. To the extent that any such award expires or is cancelled, forfeited, settled in cash or otherwise terminated without delivery to the participant of the full number of shares of stock to which the award related, the undelivered shares will generally become available for grant to participants who were not employed or retained by the Company or its affiliates at the time of such assumption or substitution. However, if the proposed amendment and restatement of the 2017 Plan is approved, to the extent that any Zynga Award expires or is cancelled, forfeited, settled in cash or otherwise terminated without delivery to the participant of the full number of shares of stock to which the award related, the undelivered shares will generally become available for grant to any and all participants in the 2017 Plan, regardless of whether such participant was employed or retained by the Company or its affiliates at the time of such assumption or substitution. While the

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precise impact of this modification on the number of shares available under the 2017 Plan will depend on the rate at which shares are returned to the 2017 Plan’s reserve upon the awards’ expiration, forfeiture or cash settlement, based on historical trends, the Company estimates this modification will result in approximately additional 978,666 shares becoming available for future issuances to the Company’s entire employee base.

If any award granted under the 2017 Plan or any Prior Plan Award expires or is canceled, forfeited, settled in cash or otherwise terminated without delivery of shares to a participant, the undelivered shares will again become available for awards under the 2017 Plan. In addition, the number of shares available for awards under the 2017 Plan will be increased by any shares tendered by a participant or withheld by the Company to pay any tax withholding obligation with respect to any “full value award” (as such term is defined in the 2017 Plan) or any full value Prior Plan Award. The following shares will be deemed to constitute shares delivered to a participant and will not be deemed to again be available for delivery under the 2017 Plan: (i) shares tendered by the participant or withheld by the Company in payment of the exercise price of a stock option under the 2017 Plan or the Prior Plan, (ii) shares tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to “exercisable awards” (as such term is defined in the 2017 Plan) or options or stock appreciation rights under the Prior Plan, (iii) shares subject to a stock appreciation right under the 2017 Plan or the Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options under the 2017 Plan or the Prior Plan.

Under the 2017 Plan, the maximum value of awards granted to non-employee directors in any one calendar year, together with any cash fees paid to such directors during such calendar year in respect of the Director’s service as a member of the Board during such year, may not, absent extraordinary circumstances, exceed $750,000 in total value. As determined by the Committee in its discretion, this limit may be increased for a non-executive chair of the Board of Directors or, in extraordinary circumstances, for other individual non-employee directors; provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Awards and the shares authorized under the 2017 Plan are subject to adjustment as described below under “Changes in Capital Structure.”

The maximum number of shares of common stock reserved for issuance under the 2017 Plan that may be issued or transferred upon exercise or settlement of incentive stock options is 7,200,000 shares.

Awards and the shares of common stock authorized under the 2017 Plan, as well as any individual share limits, are subject to adjustment as described below under “Changes in Capital Structure.”

The closing price of a share of common stock as reported on The Nasdaq Stock Market on July 17, 2023, was $152.71 per share of common stock.

Eligibility

The following individuals will be eligible to participate in the 2017 Plan:

•	employees and officers of the Company or its affiliates,

•	non-employee directors of the Company or its affiliates;

•	other persons who provide bona fide services to the Company or its affiliates as a consultant or advisor, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its affiliates’ securities, and who are designated as eligible by the Committee; and

•	prospective employees of the Company or its affiliates, although such individuals may not receive any payment or exercise any rights relating to awards until they have actually commenced employment.

As of the date of this proposal, approximately 8,100 employees, officers, directors and other individuals are eligible to participate in the 2017 Plan.

Grants of Awards

Pursuant to the 2017 Plan, the Committee may grant awards of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards (including cash-based performance awards), and other stock-based awards. Awards will vest in accordance with the terms of the applicable award agreement. In addition, other than with respect to a “substitute award” (as such term is defined in the 2017 Plan), and except with respect to a maximum of 5% of the shares authorized for grant under the 2017 Plan, no award of options or stock appreciation rights granted under the 2017 Plan may vest over a period that is less than one year from the date of grant, except that the foregoing minimum vesting period will not apply in the event of a participant’s

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termination of employment without “cause,” a participant’s termination of employment due to “retirement” (as such term is defined in the 2017 Plan), death or disability, or a “corporate event,” subject to the 2017 Plan’s double-trigger vesting limitation.

Stock Options

The Company has not recently granted stock options to anyone, including the Company’s NEOs, and has no present intention to grant stock options in the near term. However, the Company did assume stock options in connection with its acquisition of Playdots in September 2020 and its acquisition of Zynga in May 2022. The 2017 Plan allows the grant of both incentive stock options, within the meaning of Section 422(b) of the Code, and non-qualified stock options.

A stock option granted under the 2017 Plan provides a participant with the right to purchase, within a specified period of time, a stated number of shares of common stock at the price specified in the applicable award agreement. The exercise price applicable to a stock option will be set by the Committee at the time of grant and will not be less than the fair market value of a share of common stock on the date of grant.

The maximum term of a stock option granted under the 2017 Plan is 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder). Payment of the exercise price of a stock option may be made in a manner approved by the Committee, which may include any of the following payment methods: cash, shares of common stock, pursuant to a broker-assisted cashless exercise in accordance with procedures approved by the Committee, pursuant to a delivery of a notice of “net exercise,” or in any other form of consideration approved by the Committee.

The 2017 Plan provides that participants whose employment is terminated (i) for “cause” (as such term is defined in the 2017 Plan), or (ii) due to the participant’s voluntary termination (including “retirement”) after the occurrence of an event that would be grounds for a termination for “cause,” will forfeit all of their stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock options and retain their vested stock options, and will have one year (in the case of a termination by reason of “retirement,” death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock options. In addition, if a participant dies within any such post-termination exercise period, all vested stock options will be exercisable by the person(s) to whom such participant’s rights under the stock options pass by will or by the applicable laws of descent and distribution until 12 months following the date of death. The Committee may also exercise its discretion to provide for different treatment of stock options upon termination.

No incentive stock options may be granted under the 2017 Plan following the 10th anniversary of the earlier of (i) the date the 2017 Plan was adopted by the Board of Directors and (ii) the date the shareholders of the Company approve the 2017 Plan.

Stock Appreciation Rights

The Company has not recently granted stock appreciation rights to anyone, including the Company’s “named executive officers,” and has no present intention to grant stock appreciation rights in the near term. However, to maintain maximum flexibility, the 2017 Plan allows the grant of stock appreciation rights. A stock appreciation right is a conditional right to receive an amount equal to the value of the appreciation in the shares of common stock over a specified period. Stock appreciation rights may be settled in shares of common stock, cash or other property, as specified in the award agreement or as determined by the Committee. The base price applicable to a stock appreciation right will be set by the Committee at the time of grant and will not be less than the fair market value of a share of common stock on the date of grant.

The maximum term of a stock appreciation right granted under the 2017 Plan is 10 years from the date of grant. Upon exercise of a stock appreciation right, payment in respect of such stock appreciation right may be made in cash, shares of common stock, or property as specified in the applicable award agreement or as determined by the Committee, in each case having a value in respect of each share of common stock underlying the portion of the stock appreciation right so exercised, equal to the difference between the base price of such stock appreciation right and the fair market value of a share of common stock on the exercise date.

The 2017 Plan provides that participants whose employment is terminated (i) for “cause,” or (ii) due to the participant’s voluntary termination (including “retirement”) after the occurrence of an event that would be grounds for a termination for “cause,” will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights and retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of “retirement,” death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights. In addition, if a participant dies within any such post-termination exercise period, all vested stock appreciation rights will be exercisable by the person(s) to whom such participant’s rights under the stock appreciation rights pass by will or by the applicable laws of descent and distribution until 12 months following the date of death. The Committee may also exercise its discretion to provide for different treatment of stock appreciation rights upon termination.

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Restricted Stock

An award of restricted stock is a grant of shares of common stock which are subject to limitations on transfer during a restricted period established in the applicable award agreement. Holders of restricted stock will generally have the rights and privileges of a shareholder with respect to their restricted stock.

Except as otherwise provided by the Committee, in the event a participant is terminated for any reason, the vesting of the participant’s restricted stock will cease, and as soon as practicable following the termination, the Company will repurchase all of such participant’s unvested shares of restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price was $0, the unvested shares of restricted stock will be forfeited to the Company by the participant for no consideration.

Restricted Stock Units

A restricted stock unit is a notional unit representing the right to receive one share of common stock (or the cash value of one share of common stock) on a specified settlement date. When a participant satisfies the conditions of the restricted stock unit award established by the Committee in the applicable award agreement, the award will be settled in shares of common stock, cash or property, as determined by the Committee in its discretion.

Except as otherwise provided by the Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, all of the participant’s unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any shares of common stock remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date or dates specified in the applicable award agreement.

Performance Awards

A performance award (which may be classified as a performance share, performance unit or cash award) represents the right to receive certain amounts based on the achievement of pre-determined performance goals during a designated performance period. The terms of each performance award will be set forth in the applicable award agreement. The Committee will be responsible for setting the applicable performance goals.

Performance goals may be established on a Company-wide basis, project or geographical basis or, as the context permits, with respect to one or more business units, divisions, lines of business or business segments, subsidiaries, products, regions, or other operational units or departments of the Company (or in combination thereof) or may be related to the performance of an individual participant and may be expressed in absolute terms, or relative or comparative to (i) current internal targets or budgets, (ii) the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering multiple companies, or (v) other external measures of the selected performance criteria.

The Committee, in its sole discretion, will make appropriate adjustments in the method of calculating the attainment of applicable performance goals to provide for objectively determinable adjustments, modifications or amendments to any of the business criteria described above, including, without limitation, for one or more of the following items of gain, loss, profit or expense: (i) determined to be items of an unusual nature or of infrequency of occurrence or non-recurring in nature; (ii) related to changes in accounting principles under “generally accepted accounting principles” or tax laws; (iii) related to currency fluctuations; (iv) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (v) related to restructuring, divestitures, productivity initiatives or new business initiatives; (vi) related to discontinued operations that do not qualify as a segment of business under “generally accepted accounting principles”; (vii) attributable to the business operations of any entity acquired by the Company during the fiscal year; (viii) non-operating items; and (ix) acquisition or divestiture expenses.

Performance awards that have been earned as a result of the relevant performance goals being achieved may be paid in the form of cash, common stock or other awards under the 2017 Plan (or some combination thereof). Except as otherwise provided by the Committee, if a participant is terminated for any reason prior to the end of an applicable performance period, the participant will forfeit all performance awards held by such participant.

Other Stock-Based Awards

The 2017 Plan authorizes the Committee to grant other awards that may be denominated in, payable in, valued in, or otherwise related to the Company’s common stock. Such awards and the terms applicable to such awards will be set forth in award agreements.

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Treatment of Dividends and Dividend Equivalents on Unvested Awards

The 2017 Plan provides that, with respect to any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) will either (i) not be paid or credited with respect to such award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s) are satisfied. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents will be paid on options or stock appreciation rights.

Detrimental Activity

Unless otherwise determined by the Committee at the time of grant, the award agreements will provide that (i) in the event that a participant engages in “detrimental activity” (as such term is defined in the 2017 Plan) prior to the vesting of any “full value award” or the exercise of any “exercisable award,” all awards held by such participant will terminate and expire, (ii) as a condition of the exercise of an “exercisable award,” a participant will be required to certify in a manner acceptable to the Company (or shall be deemed to have certified) that the participant is in compliance with the terms and conditions of the 2017 Plan and that the participant has not engaged in, and does not intend to engage in, any “detrimental activity,” and (iii) in the event the participant engages in “detrimental activity” during the one-year period commencing on the later of (a) the date a “full value award” vests or the date an “exercisable award” is exercised, or (b) the date of the participant’s termination date, the Company will be entitled to recover from the participant at any time within one year after such date, and the participant will pay over to the Company, an amount equal to any gain realized (whether at the time of vesting, exercise or thereafter).

Clawback; Sub-Plans

All awards granted under the 2017 Plan will be subject to incentive compensation clawback and recoupment policies implemented by the Board of Directors (or a committee or subcommittee of the Board of Directors) from time to time, in addition to the recoupment provisions relating to a participant’s “detrimental activity.” In addition, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2017 Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the United States, and may modify the terms of any awards granted to such participants in a manner deemed by the Committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.

No Repricing of Awards

No awards may be repriced without shareholder approval. For purposes of the 2017 Plan, “repricing” means any of the following: (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments as described below under “Changes in Capital Structure”), (ii) any other action that is treated as a repricing under “generally accepted accounting principles,” and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying common stock.

Changes in Capital Structure

In the event of (i) any change in the Company’s outstanding common stock or capital structure by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, spinoffs, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization, (ii) the declaration of any extraordinary dividend, or (iii) any change in applicable laws or circumstances that results or could result in the substantial dilution or enlargement of participants’ rights under the 2017 Plan, the Committee will equitably and proportionately adjust or substitute, as determined by the Committee, in its sole discretion, the aggregate number of shares of common stock that may be granted pursuant to awards, the number of common stock covered by outstanding awards under the 2017 Plan, the per-share price of common stock underlying outstanding awards under the 2017 Plan, and, if applicable, the performance objectives that must be achieved before such performance-based award shall become earned. The Committee may, in its discretion, provide that an adjustment take the form of a cash payment to the holder of an outstanding award with respect to all or part of an outstanding award, which payment will be subject to such terms and conditions (including timing of payment(s), vesting and forfeiture conditions) as the Committee may determine in its sole discretion.

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Corporate Events

For purposes of the 2017 Plan, a “corporate event” means:

•	a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation,

•	a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of common stock receive securities of another corporation or other property or cash,

•	a “change in control”, or

•	a reorganization, dissolution or liquidation of the Company.

Pursuant to the 2017 Plan, in connection with a corporate event, the Committee may take any of the following actions:

•	require that outstanding awards be assumed or substituted in connection with such event,

•	accelerate the vesting of any outstanding awards not assumed or substituted in connection with such event, subject to the consummation of such event; provided that any awards that vest subject to the achievement of performance criteria will be deemed earned (i) based on actual performance through the date of the corporate event or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the corporate event, in each case, with respect to any unexpired performance periods or performance periods for which satisfaction of the performance criteria or other material terms for the applicable performance period has not been certified by the Committee prior to the date of the corporate event,

•	cancel outstanding awards not assumed or substituted in connection with such event upon the consummation of such event (whether vested or unvested) and provide award holders with the per-share consideration being received by the Company’s shareholders in connection with such event in exchange for their awards (or, with respect to a cash award, the amount payable pursuant to the award),

•	cancel all outstanding “exercisable awards” (as such term is defined in the 2017 Plan), whether vested or unvested, not assumed or substituted in connection with such event as of the consummation of such event, and provide the holder at least 20 days to exercise each such “exercisable award” canceled prior to the consummation of such event, or

•	replace outstanding awards with a cash incentive program that preserves the value of the replaced awards and contains identical vesting conditions.

Pursuant to the 2017 Plan, no award agreement will provide that the vesting, payment, purchase or distribution of any award that is assumed or substituted in connection with a “change in control” will be accelerated by reason of a “change in control” for any participant unless the participant’s employment is involuntarily terminated during the one-year period commencing on the “change in control.” For this purpose, a participant’s termination will be deemed to have been involuntarily terminated as a result of “change in control” if a participant (i) is involuntarily terminated other than for “cause” (including the participant’s resignation for “good reason” (or similar term)), as defined in the applicable service agreement between the participant and the Company or in a change in control, retention, severance or similar plan defining such terms in which the participant participates or (ii) is terminated under circumstances which entitle the participant to mandatory severance payment(s) pursuant to applicable law.

Non-Transferability of Awards

Awards are generally non-transferable other than by will or the laws of descent and distribution; provided, however, that except with respect to incentive stock options, awards and a participant’s rights under the 2017 Plan are transferable for no value to the extent provided in an award agreement or otherwise determined at any time by the Committee.

Termination and Amendment

The Board of Directors or the Committee may amend or terminate the 2017 Plan at any time, except that no amendment may, without shareholder approval, violate the shareholder approval requirements of the national securities exchange on which the shares of common stock are principally listed. Unless sooner terminated, the 2017 Plan will terminate on the day before the 10th anniversary of the date the shareholders of the Company approve the 2017 Plan.

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Certain U.S. Federal Income Tax Consequences

The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the 2017 Plan. The 2017 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the 2017 Plan are encouraged to consult with their own tax advisors.

Non-Qualified Stock Options and Stock Appreciation Rights

With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the stock and the fair market value of the stock on the date of exercise, and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the stock has been held, and no deduction will be allowed to such participant’s employer.

Incentive Stock Options

No income is realized by a participant upon the grant or exercise of an incentive stock option; however, such participant will generally be required to include the excess of the fair market value of the stock at exercise over the exercise price in his or her alternative minimum taxable income. If shares of stock are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares of stock is made by such participant within two years after the date of grant or within one year after the transfer of such shares of stock to such participant, then (i) upon sale of such shares of stock, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.

If stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such stock at exercise (or, if less, the amount realized on the disposition of such stock) over the exercise price paid for such stock and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.

Other Stock-Based Awards

The tax effects related to other stock-based awards under the 2017 Plan are dependent upon the structure of the particular award.

Withholding

At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($160,200 in 2023), such participant will not have to pay Social Security taxes on such amounts. The Company is required to report to the appropriate taxing authorities the ordinary income received by the participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its Chief Executive Officer and Chief Financial Officer at any time during the taxable year and the three other most highly compensated officers (other than the Chief Executive Officer and Chief Financial Officer) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

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Section 409A

Certain awards under the 2017 Plan may be subject to Section 409A of the Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A of the Code). If an award under the 2017 Plan (or any other Company plan) that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the 2017 Plan that is considered “nonqualified deferred compensation” (and awards under any other Company plan that are required pursuant to Section 409A of the Code to be aggregated with the award under the 2017 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

Certain Rules Applicable to “Insiders”

As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) utilized, “insiders” (as defined in Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisors to ascertain the appropriate tax treatment for any particular award.

New Plan Benefits

Because awards to be granted in the future under the 2017 Plan are at the discretion of the Committee, it is not possible to determine the benefits or the amounts that have been or will be received by eligible participants under the 2017 Plan.

Future Plan Awards.

No awards have been granted to any employee, officer, non-employee director or consultant pursuant to the 2017 Plan that are contingent upon the approval by our shareholders of the 2017 Plan. We anticipate that other equity-based awards may be granted in the discretion of the Committee under the 2017 Plan out of the additional shares of our common stock to be reserved for issuance in connection with the approval of the 2017 Plan; however, the number of shares of our common stock that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our employees, officers, non-employee directors and consultants, and their potential contributions to our success. Accordingly, the number, type, and grantee(s) of actual future awards cannot be determined at this time.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Recommendation

THE BOARD OF DIRECTORS BELIEVES THAT AN AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED TAKE-TWO INTERACTIVE SOFTWARE, INC. 2017 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 2017 STOCK INCENTIVE PLAN.

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Equity Compensation Plan Information

The following table presents information concerning our equity compensation plans as of March 31, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(3)	Weighted- Average Remaining Contractual Life of Outstanding Options, Warrants and Rights (years)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by shareholders	9,578,106	49.22	1.29	23,838,146	(4)(5)
Equity compensation plans not approved by shareholders	—	—	—	—
Total	9,578,106	49.22	1.29	23,838,146
(1)	As of March 31, 2023, the Company also had 17,796 shares of outstanding restricted stock, which are not reflected in the table because they are treated as issued and outstanding and will not have additional dilutive impact on the Company when the awards vest.
(2)	As of March 31, 2023, the Company had 672,749 stock options outstanding, all of which were assumed by the Company in connection with its acquisitions of Playdots in September 2020 and Zynga in May 2022, which options are included in the amount shown.
(3)	Relates only to the Company’s outstanding options.
(4)	As of March 31, 2023, consisted of (i) 15,521,906 shares of common stock remaining available for future issuance under the 2017 Plan and (ii) 8,316,240 shares of common stock remaining available for future issuance under the 2017 Global ESPP. After giving effect to the purchase on April 30, 2023, by our employees of an aggregate of 187,574 shares of common stock pursuant to the 2017 Global ESPP, there were 8,128,666 shares of common stock remaining available for future issuance under the 2017 Global ESPP.
(5)	The amount shown does not include shares of our common stock to be available for issuance under an amendment and restatement of the 2017 Plan proposed for approval by our shareholders at the Annual Meeting under Proposal 4 of this Proxy Statement, nor does it reflect the proposed reduction in the number of Zynga Assumed Shares or the proposed changes to the share recycling mechanics for Zynga Assumed Awards. If approved, the aggregate number of shares of our common stock available for issuance under the 2017 Plan will be decreased by a net amount of 3,623,694 shares, reflecting the increase of 5,500,000 and the reduction of the number of Zynga Assumed Shares to zero, as well as the fact that Zynga Assumed Awards may be recycled for issuance to the Company’s entire employee base if forfeited.

The following table presents information concerning our equity compensation plans as of June 30, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(3)	Weighted- Average Remaining Contractual Life of Outstanding Options, Warrants and Rights (years)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by shareholders	10,945,585	$49.34	4.30	21,683,819	(4)(5)
Equity compensation plans not approved by shareholders	—	—	—	—
Total	10,945,585	$49.34	4.30	21,683,819
(1)	As of June 30, 2023, the Company also had 17,813 shares of outstanding restricted stock, which are not reflected in the table because they are treated as issued and outstanding and will not have additional dilutive impact on the Company when the awards vest.
(2)	As of June 30, 2023, the Company had 666,024 stock options outstanding, all of which were assumed by the Company in connection with its acquisitions of Playdots in September 2020 and Zynga in May 2022, which options are included in the amount shown.
(3)	Relates only to the Company’s outstanding options.
(4)	As of June 30, 2023, consisted of (i) 13,557,153 shares of common stock remaining available for future issuance under the 2017 Plan and (ii) 8,128,666 shares of common stock remaining available for future issuance under the 2017 Global ESPP.
(5)	The amount shown does not include shares of our common stock to be available for issuance under an amendment and restatement of the 2017 Plan proposed for approval by our shareholders at the Annual Meeting under Proposal 4 of this Proxy Statement, nor does it reflect the proposed reduction in the number of Zynga Assumed Shares or the proposed changes to the share recycling mechanics for Zynga Assumed Awards. If approved, the aggregate number of shares of our common stock available for issuance under the 2017 Plan will be decreased by a net amount of 3,623,694 shares, reflecting the increase of 5,500,000 and the reduction of the number of Zynga Assumed Shares to zero, as well as the fact that Zynga Assumed Awards may be recycled for issuance to the Company’s entire employee base if forfeited.

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PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm to audit its consolidated financial statements for its fiscal year ending March 31, 2024. Although action by the shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of the appointment of the independent registered public accounting firm to provide a forum for shareholders to express their views with regard to the Audit Committee’s appointment. If the shareholders do not ratify the appointment of Ernst & Young, the selection of independent registered public accounting firms may be reconsidered by the Audit Committee; provided, however, that the Audit Committee retains the right to continue to engage Ernst & Young. In addition, notwithstanding the ratification of Ernst & Young as the Company’s independent registered public accounting firm for the year ending March 31, 2024, the Audit Committee retains the right to replace Ernst & Young at any time without shareholder approval.

THE BOARD OF DIRECTORS BELIEVES THAT RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” SUCH RATIFICATION.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young has been the Company’s independent registered public accounting firm and has audited the Company’s financial statements since April 2006. In selecting the Company’s independent registered public accounting firm, the Audit Committee assesses the firm’s qualifications and performance; the quality and candor of their communications with the Audit Committee and the Company; independence; objectivity, and professionalism; benefits of audit firm or lead partner rotations; and the comprehensiveness of evaluations of internal controls. The Audit Committee also considers the relative costs, benefits, challenges, and other potential impacts of selecting a different independent public accounting firm. The Company has been advised that representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for reviewing and pre-approving all audit and non-audit services. In reviewing and approving audit and non-audit service fees, the Audit Committee considers a number of factors, including the scope and quality of work, as well as an assessment of the impact on auditor independence of non-audit fees and services. The Audit Committee may delegate pre-approval authority to the chair or another member of the Audit Committee, in which case such approval must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit, audit-related and tax services provided by Ernst & Young for the recently completed fiscal year.

Lead Audit Partner

In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for consideration and selection of the Company’s lead audit partner pursuant to this rotation policy involves a comprehensive interview process in which management and the chair of the Audit Committee participate.

Independent Auditor Fee Information

Fees for professional services provided by Ernst & Young in each of the last two fiscal years, in each of the following categories including related expenses are set forth below. The Audit Committee believes that the professional services performed by Ernst & Young were compatible with maintaining Ernst & Young’s independence.

	3/31/2023	3/31/2022
Audit fees(1)	$7,542,000	$4,172,775
Audit-related fees	2,000	40,000
Tax fees(2)	1,246,000	1,053,780
Total fees	$8,790,000	$5,266,555

(1)	Audit fees were for audit services, including (a) the annual audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements, (b) the audit of the effectiveness of the Company’s internal control over financial reporting, (c) consultation with management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other regulatory or standard-setting bodies, (d) international statutory audits, and (e) services that only the independent auditor reasonably can provide, such as services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings and assistance in responding to SEC comment letters.
(2)	Tax fees were for services related to (a) tax compliance (including the preparation, review and filing of tax returns) and advice and (b) tax planning and tax advice.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended March 31, 2023

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements included in the Annual Report on Form 10-K for the year ended March 31, 2023, with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended March 31, 2023, filed by the Company with the SEC. The Audit Committee also has appointed Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024.

Dated: July 27, 2023	Submitted by the Audit Committee of the Board of Directors: Susan Tolson (Chair) Michael Dornemann Ellen Siminoff Paul Viera

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CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

The statements contained in this Proxy Statement which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: risks relating to our combination with Zynga; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the risks of conducting business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What matters will be considered at the Annual Meeting?

•	the election as directors of the 10 nominees named in the attached Proxy Statement;
•	the approval, on a non-binding advisory basis, of the compensation of the Company’s “named executive officers” as disclosed in this Proxy Statement;
•	the approval of an advisory vote on the frequency of holding future advisory votes to approve the compensation of the Company’s “named executive officers”;
•	the approval of an amendment and restatement of the 2017 Plan to reduce the number of shares reserved thereunder that were assumed by the Company in connection with its acquisition of Zynga, to increase the available shares reserved thereunder, and to modify the share recycling mechanics applicable to outstanding, assumed Zynga awards;
•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024; and
•	such other business that may properly come before the Annual Meeting or any adjournment thereof.

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How does the Board of Directors recommend that shareholders vote on these matters?

The Board of Directors believes that the election of the nominated directors, the approval on an advisory basis of the compensation of the named executive officers, the approval of an annual advisory vote on the compensation of the named executive officers, the approval of an amendment and restatement of the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan and the ratification of the appointment of Ernst & Young are in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” for each of these proposals.

Who is entitled to vote?

Shareholders of record as of the close of business on July 25, 2023 (the “Record Date”) are entitled to attend and vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of common stock held on each matter submitted to a vote at the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

The rules of the SEC permit us to make our proxy materials available to beneficial owners of our stock electronically over the Internet without mailing printed copies of the proxy materials. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our beneficial owners. All beneficial owners will have the ability to access the proxy materials, including this Proxy Statement and our 2023 Annual Report, on the website referred to in the Notice of Internet Availability or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy can be found in the Notice of Internet Availability. In addition, beneficial owners may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What does it mean if I receive more than one Notice of Internet Availability or proxy card?

It may mean that you hold shares registered in more than one account. Follow the voting instructions provided on each Notice of Internet Availability that you received to ensure that all of your shares are voted. If you received paper proxy cards, sign and return all proxy cards to ensure that all of your shares are voted. You may call Equiniti Trust Company LLC at 1-800-937-5449 if you have any questions regarding the share information or your address appearing on the paper proxy card.

How do I vote?

You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability.

If you received a full set of proxy materials and your shares are registered directly with Equiniti Trust Company LLC, you may vote via the Internet at www.proxyvote.com. Although we encourage you to vote via the Internet, you may also sign and date each paper proxy card you receive and return it in the prepaid envelope; the paper proxy card also contains instructions for voting by telephone. The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked in the manner described above.

If you hold your shares through a stockbroker, nominee, fiduciary or other custodian you may also be able to vote through a program provided through Broadridge Financial Solutions (“Broadridge”) that offers Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the Broadridge program, you are offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the Broadridge program must be received by 11:59 p.m. (Eastern Time) on September 20, 2023.

What happens if I do not give specific voting instructions?

For Shares Directly Registered in the Name of the Shareholder: If you return your signed proxy but do not indicate your voting preferences, the Company will vote on your behalf “FOR” the election of the nominated directors, “FOR” the approval on an advisory basis of the compensation of the named executive officers, “1 Year” for the advisory vote on the frequency of holding future advisory votes to approve the compensation of the named executive officers, “FOR” an amendment and restatement of the 2017 Plan and “FOR” the ratification of the appointment of Ernst & Young. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

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For Shares Registered in the Name of a Brokerage Firm or Bank: If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, the non-binding advisory vote to approve the compensation of the Company’s “named executive officers” as disclosed in this Proxy Statement, the advisory vote on the frequency of future advisory votes to approve the compensation of the named executive officers and the approval of an amendment and restatement of the 2017 Plan, without such voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

What is an abstention?

An abstention is a properly signed proxy card that is marked “abstain” or properly completed instructions via the Internet to the same effect.

How do I sign the paper proxy card?

Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee or the officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign the proxy card, not the minor. If the stock is held in joint ownership, both owners must sign.

May I attend the Annual Meeting via the Internet? May I vote my shares at the Annual Meeting?

Shareholders may attend our Annual Meeting via the Internet at www.virtualshareholdermeeting.com/TTWO2023. Shareholders will not be able to attend the Annual Meeting in person.

Access to the Annual Meeting

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our shareholders to log in and test their devices’ audio system. We encourage our shareholders to access the meeting in advance of the designated start time.

Log-in Instructions

To attend the Annual Meeting, shareholders will need to log-in to www.virtualshareholdermeeting.com/TTWO2023 using the 16-digit control number on the on the Notice of Internet Availability or proxy card.

Submitting Questions and Voting at the Annual Meeting

Shareholders may submit questions and vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/TTWO2023. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Notice of Internet Availability or proxy card to submit questions and vote at our Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before shareholder vote at the Annual Meeting, as time permits, and in accordance with the rules of conduct for the Annual Meeting.

While all shareholders can vote during the Annual Meeting as described above, we encourage you to vote by proxy card or the Internet in advance even if you plan to attend the meeting so that your vote will be counted if you later decide not to attend our Annual Meeting.

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Technical Assistance

We have retained Broadridge to host our virtual annual meeting and to distribute, receive, count and tabulate proxies. On the day of our Annual Meeting, our support team at Broadridge will be available to answer your questions regarding how to attend and participate at our Annual Meeting via the Internet or if you encounter any technical difficulty accessing or during the virtual meeting, in each case by calling the technical support number that will be posted on the virtual annual meeting log in page.

Your attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted via the Internet or telephone or by mail.

Who will count the votes?

A representative of Broadridge will tabulate the votes and act as independent inspector of election.

What constitutes a quorum?

The holders of a majority of the outstanding shares of common stock on the Record Date present in person or represented by proxy constitutes a quorum for the Annual Meeting. As of the close of business on July 25, 2023, 169,831,017 shares of common stock were issued and outstanding. Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes (as described above) will be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the Annual Meeting (including any meeting resulting from an adjournment or postponement of the Annual Meeting, unless a new record date is set).

What vote is needed to approve the matters to be presented at the Annual Meeting?

In an uncontested election for directors, a director shall be elected at the Annual Meeting if the number of votes that are cast “FOR” his or her election by holders of the stock present in person or represented by proxy entitled to vote on the election of directors exceeds the number of votes cast “AGAINST” his or her election by such holders. The Company’s bylaws provide that any incumbent nominee for director who fails to meet this standard shall promptly tender the individual’s resignation to the Corporate Governance Committee for consideration following certification of the shareholder vote. See above under the heading “Election of Directors (Proposal 1)—Policy on Majority Voting for Directors.” A “FOR” vote by a majority of the votes cast is required to approve, on a non-binding advisory basis, the compensation of the Company’s “named executive officers” as disclosed in this Proxy Statement; the option for the frequency of holding future advisory votes to approve the compensation of the “named executive officers” that receives the greatest number of votes will be considered the option chosen by the shareholders; a “FOR” vote by a majority of the votes cast is required to approve the amendment and restatement of the 2017 Plan pursuant to applicable Nasdaq rules; and a “FOR” vote by the holders of a majority of the shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of Ernst & Young and to approve any shareholder proposal. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote (but not cast), other than for purposes of the non-binding advisory vote to approve the compensation of the Company’s “named executive officers” as disclosed in this Proxy Statement and the proposal to approve the amendment and restatement of the 2017 Plan, for which an abstention will have the effect of a vote “against” such proposals, while broker non-votes will not be deemed present and entitled to vote. An abstention will also have the effect of a vote “against” the proposal to ratify the appointment of Ernst & Young. Both abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes will not affect the outcome on the vote on the frequency of holding future advisory votes to approve the compensation of “named executive officers.”

Will any other matters be acted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting or any adjournment, the persons named in the proxy will have discretion to vote on those matters. As of the date by which shareholder proposals must have been received by the Company to be presented at the Annual Meeting, and as of the date of this Proxy Statement, the Company did not know of any other matters to be presented at the Annual Meeting.

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Who pays for this proxy solicitation?

The Company will bear the entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to shareholders. The Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies for a fee of $20,000, plus reimbursement of its out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and these entities may be reimbursed by the Company for their expenses. Proxies also may be solicited by directors, officers or employees of the Company in person or by telephone, e-mail or other means. No additional compensation will be paid to such individuals for these services.

How may I communicate with the Board of Directors?

Shareholders wishing to send communications to the Board of Directors individually or as a group may do so by writing to: The Board of Directors of Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attention: Investor Relations. You should identify your communication as being from a shareholder of the Company. The Company may require reasonable evidence that your communication or other submission is made by a shareholder of the Company before transmitting your communication to the Board of Directors.

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AVAILABILITY OF CERTAIN DOCUMENTS

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” Proxy Statements and their accompanying documents and/or Notices of Internet Availability. This means that only one copy of our Proxy Statement and/or Notice of Internet Availability is sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attn: Investor Relations; our main telephone number is (646) 536-2842. If you want to receive separate copies of our Proxy Statements and/or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

Additional information

We are required to file annual, quarterly and current reports, Proxy Statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.take2games.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the year ended March 31, 2023, without charge to any shareholder upon written request to Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attn: Investor Relations.

NO INCORPORATION BY REFERENCE

In its filings with the SEC, the Company sometimes “incorporates by reference” certain information. This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee of the Board of Directors” and the “Report of the Compensation Committee of the Board of Directors” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.”

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SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

The Company currently anticipates holding its Annual Meeting of Shareholders for its fiscal year ending March 31, 2024, in September 2024. The Company’s bylaws require that, for nominations of directors or other business to be properly brought before an Annual Meeting, written notice of such nomination or proposal for other business must be delivered to the Secretary of the Company at the Company’s principal executive offices at Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attn: Corporate Secretary. Such notice must contain certain information concerning the nominating or proposing shareholder and, as applicable, certain information concerning the nominee and must be delivered by the shareholder (who must be entitled to vote at the meeting), in the case of the 2024 Annual Meeting of Shareholders, no earlier than May 24, 2024 and no later than June 21, 2024. Such notice must contain the information required by the Company’s bylaws, including the information required by Rule 14a-19 of the Exchange Act in the case of a shareholder who intends to solicit proxies in compliance with such rule. A copy of the applicable provisions of the Bylaws may be obtained by any shareholder, without charge, upon written request to the Secretary of the Company at the address set forth above.

In addition to the foregoing, and in accordance with the rules of the SEC, in order for a shareholder proposal, relating to a proper subject, to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2024 Annual Meeting of Shareholders, such proposal must be received by the Secretary of the Company at the address set forth above not later than April 3, 2024 in the form required under and subject to the other requirements of the applicable rules of the SEC.

OTHER MATTERS

The Board of Directors is aware of no other matter, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

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ANNEX A

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)	Fiscal Year Ended March 31, 2023
GAAP Net Loss	$(1,124,797)
Net effect from deferral in net revenues and related cost of goods sold	(80,894)
Stock-based compensation	317,831
Business reorganization	14,598
Interest expense (income)	95,800
Depreciation and amortization	122,277
Amortization of intangible assets	1,471,417
Business acquisition	254,900
Other	1,300
Bonus	81,556
Income taxes	(213,400)
Adjusted EBITDA	$940,588

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ANNEX B

Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan

1.	Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based and cash-based incentives to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of stockholder value.

The Plan was originally adopted on September 15, 2017, was amended effective September 4, 2020, was amended and restated on September 16, 2020, was amended on July 26, 2021, was amended on May 23, 2022, and was finally amended and restated in its present form on July 24, 2023, subject to the approval by the stockholders of the Company of such July 24, 2023 amendment and restatement, which reduces the number of shares in the Zynga Share Reserve, increases the number of shares reserved for issuance under the Plan, and modifies the share recycling treatment of the Zynga Assumed Awards, at the annual meeting of such stockholders on September 21, 2023. For the avoidance of doubt, if such stockholder approval is not received, all other provisions of the amended and restated Plan, as in effect prior to the July 24, 2023 amendment and restatement shall remain in effect. If such stockholder approval is received, the Plan, in its present form, shall succeed the prior version of the Plan for Awards granted on or after the effective date of such stockholder approval. The adoption and effectiveness of the Plan in its present form will not, however, affect the terms or conditions of any awards granted under the prior version of the Plan prior to the Effective Date, including, without limitation, the provisions of the prior version of the Plan which were intended to ensure compliance with Section 162(m) of the Code prior to the changes thereto implemented by the Tax Cuts and Jobs Act of 2017.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(b)	“Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, or other Stock-based award granted under the Plan.

(c)	“Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, a Performance Award Agreement, or an agreement governing any other Stock-based Award granted under the Plan.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Business” means (1) any business or activity then conducted by the Company or any of its Affiliates, or (2) any business that the Company or any of its Affiliates has a bona fide intention to conduct and of which the Participant is aware as of such time.

(f)	“Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates; (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates; (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of gross negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties, unless such act or acts or failure or failures to act are cured within ten (10) days after written notice is given to the

TAKE-TWO INTERACTIVE SOFTWARE, INC. | 2023 Proxy Statement	B-1

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Participant by the Company; (8) a Participant’s insubordination, dishonesty, failure to cooperate in any investigation or inquiry involving the Company, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate as determined by the Company in its sole discretion; or (9) with respect to a non-employee director, an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(g)	A “Change in Control” shall be deemed to have occurred:

(1)	upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(2)	consummation of a merger or consolidation of the Company or a subsidiary with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or such surviving entity’s parent outstanding immediately after such merger or consolidation, where such voting power among the holders of such voting securities is in substantially the same proportion as the voting power of such voting securities among the holders thereof immediately prior to such merger or consolidation; or

(3)	upon the approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding anything herein to the contrary, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities as a result of an acquisition of Company voting securities by the Company that reduces the number of Company voting securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company voting securities that increases the percentage of outstanding Company voting securities beneficially owned by such person, a Change in Control shall then be deemed to occur, (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code, and (z) in no event shall stockholder approval of a transaction which, if consummated, would constitute a Change in Control, constitute a Change in Control. For the avoidance of doubt, and notwithstanding anything herein to the contrary, with respect to any portion of any Award under this Plan that constitutes a deferral of compensation subject to Section 409A of the Code, (A) a liquidation of the Company shall not constitute a Change in Control and (B) a Change in Control shall be deemed to have occurred upon the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

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(h)	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(i)	“Committee” means the Compensation Committee of the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(j)	“Company” means Take-Two Interactive Software, Inc., a Delaware corporation, and its successors by operation of law.

(k)	“Competitor” means any Person (other than the Company and its Affiliates) engaged in the Business.

(l)	“Corporate Event” has the meaning set forth in Section 11(b) hereof.

(m)	“Customer” means any Person who is a customer or client of the Company or any of its Affiliates that is a professional contractor and with whom the Participant had business-related contact (whether in person, by telephone or by paper or electronic correspondence) on behalf of the Company or any of its Affiliates.

(n)	“Data” has the meaning set forth in Section 21(h) hereof.

(o)	“Detrimental Activity” means:

(1)	disclosing, divulging, furnishing or making available to anyone at any time, except as necessary in the furtherance of Participant’s responsibilities to the Company or any of its Affiliates, either during or subsequent to Participant’s service relationship with the Company or any of its Affiliates, any knowledge or information with respect to confidential or proprietary information, methods, processes, plans or materials of the Company or any of its Affiliates, or with respect to any other confidential or proprietary aspects of the business of the Company or any of its Affiliates, acquired by the Participant at any time prior to the Participant’s Termination;

(2)	any activity while employed by, or performing services for, the Company or any of its Affiliates, that results, or if known could reasonably be expected to result, in the Participant’s Termination for Cause;

(3)	(i) directly or indirectly soliciting, enticing or inducing any employee of the Company or any of its Affiliates to be employed by a Person that is, directly or indirectly, in competition with the business or activities of the Company or any of its Affiliates; (ii) directly or indirectly approaching any such employee for these purposes; (iii) authorizing or knowingly approving the taking of such actions by other Persons on behalf of any such Person, or assisting any such Person in taking such actions; (iv) directly or indirectly soliciting Customers to purchase products on behalf of a Competitor; or (v) directly or indirectly soliciting Suppliers to provide products or services to support a Competitor;

(4)	direct or indirect Disparagement, or inducing others to engage in Disparagement; or

(5)	a material breach of any agreement between the Participant and the Company or any of its Affiliates (including, without limitation, any Participant Agreement, noncompetition, nonsolicitation or confidentiality agreement).

Unless otherwise determined by the Committee at grant and set forth in an Award Agreement, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the Participant’s Termination. Notwithstanding the foregoing, a Participant’s engagement in any activity described in Sections 21(o)(2) and (3) shall not constitute “Detrimental Activity.” For purposes of subsections (1), (3) and (5) above, the Committee has the authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other Person shall have authority to provide the Participant with such authorization.

(p)	“Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.

(q)	“Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship that could reasonably be expected to adversely affect in any manner: (1) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (2) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

(r)	“Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.

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(s)	“Effective Date” means the date on which the Plan is approved by the stockholders of the Company.

(t)	“Eligible Person” means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other Person who provides bona fide services to the Company or any of its Affiliates as a consultant or advisor, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities, and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(t) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(t) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.

(u)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(v)	“Exercisable Awards” means Options or Stock Appreciation Rights or similar other Stock-based Award that provides for a Participant to receive the excess (if any) of the Fair Market Value of the Stock on the date of exercise over the Fair Market Value on the date of grant.

(w)	“Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.

(x)	“Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

(y)	“Full Value Award” means an Award other than an Exercisable Award, and which is settled by the issuance of shares of Stock.

(z)	“GAAP” has the meaning set forth in Section 9(f)(3) hereof.

(aa)	“General Share Reserve” has the meaning set forth in Section 4(b) hereof.

(bb)	“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(cc)	“Nonqualified Stock Option” means an Option not intended to be an Incentive Stock Option.

(dd)	“Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.

(ee)	“Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.

(ff)	“Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.

(gg)	“Participant Agreement” means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

(hh)	“Performance Award” means an Award granted to a Participant under Section 9 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period. A Performance Award shall be designated as a Performance Share, a Performance Unit or a Performance Cash Award at the time of grant.

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(ii)	“Performance Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Performance Award.

(jj)	“Performance Cash Award” means a Performance Award which is a cash award, the payment of which is subject to the achievement of Performance Objectives during a Performance Period. A Performance Cash Award may also require the completion of a specified period of employment or service.

(kk)	“Performance Objectives” means the performance objectives established pursuant to the Plan for Participants who have received Performance Awards.

(ll)	“Performance Period” means the period of time designated by the Committee over which the achievement of one or more Performance Objectives will be measured for the purpose of determining a Participant’s right to and the payment of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.

(mm)	“Performance Share” means a Performance Award denominated in shares of Stock which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.

(nn)	“Performance Unit” means a Performance Award denominated as a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.

(oo)	“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(pp)	“Plan” means this Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan, as amended from time to time.

(qq)	“Playdots Awards” has the meaning set forth in Section 4(a) hereof.

(rr)	“Playdots Share Reserve” has the meaning set forth in Section 4(a).

(ss)	“Prior Plan” means the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan, as amended and restated.

(tt)	“Prior Plan Award” has the meaning set forth in Section 4(a) hereof.

(uu)	“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under, as applicable, the Nasdaq Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules.

(vv)	“Qualifying Committee” has the meaning set forth in Section 3(b) hereof.

(ww)	“Retirement” means, unless otherwise provided in an Award Agreement, voluntary Termination at or after age 65 or such earlier date after age 50 as may be approved by the Committee, in its sole discretion, at the time of grant, or thereafter provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, except that Retirement shall not include any Termination with or without Cause. With respect to a Participant’s Termination of directorship, unless otherwise provided in an Award Agreement, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, before age 65 but after age 50.

(xx)	“Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(yy)	“Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.

(zz)	“Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

(aaa)	“RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.

(bbb)	“SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.

(ccc)	“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

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(ddd)	“Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(eee)	“Stock” means the common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 11 hereof.

(fff)	“Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period.

(ggg)	“Substitute Award” has the meaning set forth in Section 4(a) hereof.

(hhh)	“Supplier” means any Person who supplies products or services to the Company or any of its Affiliates and with whom a Participant had business-related contact (whether in person, by telephone or by paper or electronic correspondence) on behalf of the Company or any of its Affiliates.

(iii)	“Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

(jjj)	“Zynga Awards” has the meaning set forth in Section 4(a) hereof.

(kkk)	“Zynga Share Reserve” has the meaning set forth in Section 4(a) hereof.

3.	Administration.

(a)	Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, (7) determine when an Award may be granted hereunder; and (8) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its stockholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including (i) upon a Corporate Event, subject to Section 11(d), (ii) in the event of a Participant’s Termination by the Service Recipient other than for Cause, subject to Section 4(e), or (iii) in the event of a Participant’s Termination due to the Participant’s death, Disability or Retirement. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

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(b)	Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

(c)	Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

(d)	Section 409A; Section 457A. The Committee shall consider compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).

4.	Shares Available Under the Plan; Other Limitations.

(a)	Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof and subject to increase by any shares of Stock subject to an award outstanding under the Prior Plan after June 30, 2017 (a “Prior Plan Award”) that becomes eligible for reuse pursuant to Section 4(b), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal 20,890,487 (the “General Share Reserve”). Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase; provided, that if authorized but previously unissued shares of Stock are issued under the Plan, such shares shall not be issued for consideration that is less than as permitted under applicable law. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) and IM-5635-1, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. In addition, effective September 4, 2020, subject to Section 11 hereof, 50,743 shares of Stock (the “Playdots Share Reserve”) became available for issuance for Awards to Eligible Persons (other than Eligible Persons who were employed by the Company or any subsidiary of the Company immediately prior to the acquisition of Playdots, Inc.), through December 7, 2027, of which no shares of Stock remain available for issuance for Awards to Eligible Persons, and of which 6,370 shares of Stock remain currently outstanding pursuant to the grant of Options that were either assumed by the Company as Substitute Awards in connection with the acquisition of Playdots, Inc. or that were granted from the Playdots Share Reserve following the acquisition of Playdots, Inc. (the “Playdots Awards”). In addition, effective May 23, 2022, subject to Section 11 hereof, 15,368,500 shares of Stock (the “Zynga Share Reserve”) became available for issuance for Awards to Eligible Persons (other than Eligible Persons who were employed by the Company or any subsidiary of the Company immediately prior to the acquisition of Zynga Inc.), of which 9,123,694 shares of Stock remain available for issuance for Awards to Eligible Persons, and of which includes 4,034,866 shares of Stock remain currently outstanding pursuant to the grant of Options or Restricted Stock Units that were eitherassumed by the Company as Substitute Awards in connection with the acquisition of Zynga Inc. or that were granted from the Zynga Share Reserve following the acquisition of Zynga Inc. (the “Zynga Awards”). In connection with the July 24, 2023 amendment and

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restatement of the Plan, the Zynga Share Reserve was reduced to 4,034,866 (the number of shares of Stock currently outstanding pursuant to Zynga Awards), and Section 4(b) hereof was amended to provide that any undelivered shares of Stock underlying a Zynga Award that expires, is canceled, forfeited, settled in cash or otherwise terminated, in whole or in part, will again be available for grant pursuant to General Share Reserve. Accordingly, the General Share Reserve set forth above is inclusive of the reduced Zynga Share Reserve, and exclusive of the Playdots Share Reserve and Playdots Awards (as provided in Section 4(b) hereof, undelivered shares of Stock underlying a Playdots Award that expires, is canceled, forfeited, settled in cash or otherwise terminated, in whole or in part, do not revert to the General Share Reserve and instead will only again be available for grant pursuant to the Playdots Share Reserve).

(b)	Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards or Substitute Awards) and adjust if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Other than with respect to a Substitute Award, to the extent that an Award or Prior Plan Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award or Prior Plan Award related, the undelivered shares of Stock will again be available for grant. To the extent that a Playdots Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Playdots Award related, the undelivered shares of Stock will again be available for grant pursuant to the Playdots Share Reserve. To the extent that a Zynga Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Zynga Award related, the undelivered shares of Stock will again be available for grant pursuant to General Share Reserve. The number of shares of Stock available for the purpose of Awards under the Plan shall be increased by any shares of Stock tendered by the Participant or withheld by the Company to pay any tax withholding obligation with respect to any Full Value Award or any full value Prior Plan Award. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall be deemed to constitute shares delivered to the Participant and shall not be deemed to again be available for delivery under the Plan: (i) shares tendered by the Participant or withheld by the Company in payment of the exercise price of an Option or an option under the Prior Plan, (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or options or stock appreciation rights under the Prior Plan, (iii) shares subject to a Stock Appreciation Right or a stock appreciation right under the Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options under the Prior Plan.

(c)	Incentive Stock Options. No more than 7,200,000 shares of Stock (subject to adjustment as provided in Section 11 hereof) reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.

(d)	Shares Available Under Acquired Plans. To the extent permitted by NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination. For the avoidance of doubt, the forgoing provision is not intended to limit the treatment of Zynga Awards pursuant to Section 4(b) hereof, which treatment was approved by the Company’s stockholders pursuant to the July 24, 2023 amendment and restatement of the Plan.

(e)	Minimum Vesting Period. Other than with respect to a Substitute Award and except with respect to a maximum of five percent (5%) of the shares of Stock authorized for grant under the Plan, no Award of Options or Stock Appreciation Rights may vest over a period that is less than one (1) year from the date of grant; provided, however, that the foregoing minimum vesting period shall not apply in the event of a Participant’s Termination without Cause or a Participant’s Termination due to death, Disability or Retirement or in the event of a Corporate Event, subject to Section 11(d).

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(f)	Limitation on Awards to Non-Employee Directors. Notwithstanding anything herein to the contrary, the maximum value of any Awards granted to a non-employee director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year in respect of the Director’s service as a member of the Board during such year, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous year); provided, that the Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee directors, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

5.	Options.

(a)	General. Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the stockholders of the Company approve the Plan. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(t) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical.

(b)	Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.

(c)	Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of any Incentive Stock Option. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(d)	Payment for Stock. Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e)	Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.

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(f)	Termination of Employment or Service. Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:

(1)	In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, (ii) a voluntary Termination by the Participant (including a Participant’s Retirement) after the occurrence of an event that would be grounds for a Termination for Cause, or (iii) by reason of the Participant’s Retirement, death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall remain exercisable by the Participant during the period commencing on the Participant’s Termination date and ending on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination, and shall terminate and be forfeited for no consideration upon such date unless previously exercised.

(2)	In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s Retirement, death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall remain exercisable by the Participant (or, in the event of a Participant’s death, by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution) during the period commencing on the Participant’s Termination date and ending on the earlier of (A) the applicable Expiration Date and (B) the date that is twelve (12) months after the date of such Termination, and shall terminate and be forfeited for no consideration upon such date unless previously exercised. Notwithstanding anything herein to the contrary, if a Participant dies within any post-Termination exercise period described in this Section 5(f), all Options that were held by such Participant that were vested and exercisable at the time of the Participant’s Termination shall thereafter be exercisable by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of death.

(3)	In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of (i) a Termination by the Service Recipient for Cause, or (ii) a voluntary Termination by the Participant (including a Participant’s Retirement) after the occurrence of an event that would be grounds for a Termination for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

(g)	Special Provisions Applicable to Incentive Stock Options.

(1)	No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

(2)	To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(3)	Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6.	Restricted Stock.

(a)	General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock.

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(b)	Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.

(c)	Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7.	Restricted Stock Units.

(a)	General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b)	Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.

(c)	Settlement. Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement.

(d)	Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

8.	Stock Appreciation Rights.

(a)	General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical.

(b)	Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.

(c)	Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant.

Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.

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(d)	Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.

(e)	Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

(f)	Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:

(1)	In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, (ii) a voluntary Termination by the Participant (including a Participant’s Retirement) after the occurrence of an event that would be grounds for a Termination for Cause, or (iii) by reason of the Participant’s Retirement, death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall remain exercisable by the Participant during the period commencing on the Participant’s Termination date and ending on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination, and shall terminate and be forfeited for no consideration upon such date unless previously exercised.

(2)	In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s Retirement, death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Stock Appreciation Rights outstanding shall remain exercisable by the Participant (or, in the event of a Participant’s death, by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution) during the period commencing on the Participant’s Termination date and ending on the earlier of (A) the applicable Expiration Date and (B) the date that is twelve (12) months after the date of such Termination, and shall terminate and be forfeited for no consideration upon such date unless previously exercised. Notwithstanding anything herein to the contrary, if a Participant dies within any post-Termination exercise period described in this Section 8(f), all Stock Appreciation Rights that were held by such Participant that were vested and exercisable at the time of the Participant’s Termination shall thereafter be exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of death.

(3)	In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of (i) a Termination by the Service Recipient for Cause, or (ii) a voluntary Termination by the Participant (including a Participant’s Retirement) after the occurrence of an event that would be grounds for a Termination for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

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9.	Performance Awards.

(a)	General. Performance Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Performance Award Agreements, which agreements need not be identical.

(b)	Value of Performance Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the Stock on the date of grant. Each Performance Award Agreement in respect of any Performance Cash Award shall specify the dollar amount payable under the Performance Cash Award. In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value and number of Performance Units or Performance Shares, or the value of a Performance Cash Award, as the case may be, that will be paid out to the Participant.

(c)	Earning of Performance Awards. Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of a Performance Award shall be entitled to receive the following payouts: (1) if the holder holds Performance Units or Performance Shares, payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, or (2) if the holder holds a Performance Cash Award, payout on the value of the Performance Cash Award earned by the Participant over the Performance Period, in any case, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met. The Committee may specify a target, threshold or maximum amount payable and may set a formula for determining the amount of Performance Awards earned if performance is at or above the threshold level but falls short of the maximum achievement of the specified Performance Objectives. Unless otherwise specifically determined by the Committee, a Participant shall be eligible to earn a Performance Award only while the Participant is employed by or rendering services to the Service Recipient.

(d)	Form and Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Performance Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, Stock, or other Awards (or in any combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Unless otherwise determined by the Committee, earned Performance Cash Awards shall be paid in cash. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.

(e)	Termination of Employment or Service. Except as provided by the Committee in a Performance Award Agreement, Participant Agreement or otherwise, if, prior to the end of an applicable Performance Period, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.

(f)	Performance Objectives.

(1)	Each Performance Award shall specify the Performance Objectives that must be achieved before such Performance Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(2)	Performance Objectives shall be determined by the Committee. Performance Objectives may be established on a Company-wide basis, project or geographical basis or, as the context permits, with respect to one or more business units, divisions, lines of business or business segments, subsidiaries, products, or other operational units or administrative departments of the Company (or in combination thereof) or may be related to the performance of an individual Participant and may be expressed in absolute terms, or relative or comparative to (A) current internal targets or budgets, (B) the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units), (C) the performance of one or more similarly situated companies, (D) the performance of an index covering multiple companies, or (E) other external measures of the selected performance criteria.

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(3)	The business criteria mentioned above (i) may be combined with cost of capital, assets, invested capital and stockholders’ equity to form an appropriate measure of performance and (ii) shall have any reasonable definitions that the Committee may specify. Unless specified otherwise by the Committee (i) in the Performance Award Agreement at the time the Performance Award is granted or (ii) in such other document setting forth the Performance Objectives at the time the Performance Objectives are established, the Committee, in its sole discretion, will appropriately make adjustments in the method of calculating the attainment of Performance Objectives for a Performance Period to provide for objectively determinable adjustments, modifications or amendments, to any of the business criteria described above, including, without limitation, for one or more of the following items of gain, loss, profit or expense: (A) determined to be items of an unusual nature or of infrequency of occurrence or non-recurring in nature; (B) related to changes in accounting principles under GAAP or tax laws (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant); (C) related to currency fluctuations; (D) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (E) related to restructuring, divestitures, productivity initiatives or new business initiatives; (F) related to discontinued operations that do not qualify as a segment of business under GAAP; (G) attributable to the business operations of any entity acquired by the Company during the fiscal year; (H) non-operating items; and (I) acquisition or divestiture expenses.

10.	Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

11.	Adjustment for Recapitalization, Merger, etc.

(a)	Capitalization Adjustments. The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the numerical share limits in Section 4 hereof, the number of shares of Stock covered by each outstanding Award, the price per share of Stock underlying each such Award, and, if applicable, the Performance Objectives that must be achieved before such Performance Award shall become earned shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, spinoffs, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, subdivisions, exchanges, reclassifications or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan. In lieu of or in addition to any adjustment pursuant to this Section 11(a), if deemed appropriate, the Committee may provide that an adjustment take the form of a cash payment to the holder of an outstanding Award with respect to all or part of an outstanding Award, which payment shall be subject to such terms and conditions (including timing of payment(s), vesting and forfeiture conditions) as the Committee may determine in its sole discretion. The Committee will make such adjustments, substitutions or payment, and its determination will be final, binding and conclusive. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

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(b)	Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may provide for any one or more of the following:

(1)	The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such Performance Objectives or similar performance criteria shall be adjusted appropriately to reflect the Corporate Event;

(2)	The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event; provided that any Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria will be deemed earned (i) based on actual performance through the date of the Corporate Event, or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the Corporate Event, in each case, with respect to all unexpired Performance Periods or Performance Periods for which satisfaction of the Performance Objectives or other material terms for the applicable Performance Period has not been certified by the Committee prior to the date of the Corporate Event;

(3)	The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to the amount payable pursuant to any Cash Award or, with respect to other Awards, an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Exercisable Awards, the applicable exercise or base price; provided, however, that holders of Exercisable Awards shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;

(4)	The cancellation of any or all Exercisable Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Exercisable Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least twenty (20) days prior to such Corporate Event, with any exercise during such period of any unvested Exercisable Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and

(5)	The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

TAKE-TWO INTERACTIVE SOFTWARE, INC. | 2023 Proxy Statement	B-15

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(c)	Fractional Shares. Any adjustment provided under this Section 11 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.

(d)	Double-Trigger Vesting. Notwithstanding any other provisions of the Plan, an Award Agreement or a Participant Agreement to the contrary, no Award Agreement or Participant Agreement shall provide that the vesting, payment, purchase or distribution of an Award will be accelerated by reason of a Change in Control for any Participant unless the Participant’s employment is involuntarily terminated as a result of the Change in Control. For purposes of this Section 11(d), a Participant’s employment will be deemed to have been involuntarily terminated as a result of a Change in Control if it is involuntarily terminated other than for Cause (including the Participant’s resignation for “good reason” (or similar term) as defined in the applicable Award Agreement, Participant Agreement, or in a written change in control, retention, severance or similar agreement between the Company and a Participant, or in a change in control, retention, severance or similar plan maintained by the Company in which the Participant participates), or is terminated under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law, at any time beginning on the date of the Change in Control up to and including the first (1st) anniversary of the Change in Control (or, if applicable, such longer post-Change in Control period as may be determined by the Committee).

12.	Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

13.	Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.

14.	Transferability of Awards.

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

15.	Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

16.	Compliance with Laws.

The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non-U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

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17.	Withholding Obligations.

As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable. Depending on the withholding method, the Company may withhold by considering the applicable minimum statutorily required withholding rates or other applicable withholding rates in the applicable Participant’s jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity.

18.	Amendment of the Plan or Awards.

(a)	Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.

(b)	Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c)	Stockholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 11 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(d)	No Repricing of Awards Without Stockholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 11(a) hereof), (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 11(b) hereof.

19.	Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

20.	Effective Date of the Plan.

The Plan is effective as of the Effective Date.

21.	Miscellaneous.

(a)	Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

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(b)	Detrimental Activity. Unless otherwise determined by the Committee at grant, each Award Agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to vesting of any Full Value Award or exercise of any Exercisable Award, all Awards, as applicable, held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of an Exercisable Award, the Participant shall be required to certify in a manner acceptable to the Company (or shall be deemed to have certified) that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one-year period commencing on the later of (x) the date an Exercisable Award is exercised or the date a Full Value Award becomes vested, or (y) the date of the Participant’s Termination, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized (whether at the time of vesting, exercise or thereafter).

(c)	Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(d)	Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(e)	Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(f)	Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, in addition to the recoupment provisions set forth herein relating to Detrimental Activity, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.

(g)	Non-Exempt Employees. If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 21(g) will apply to all Awards.

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(h)	Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 21(h) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(i)	Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 21(i) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–U.S. nationals or are primarily employed or providing services outside the United States.

(j)	Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

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(k)	No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(l)	Payments Following Accidents or Illness. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may, in its discretion, also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(m)	Governing Law. The Plan shall be governed by and construed in accordance with the laws of State of Delaware without reference to the principles of conflicts of laws thereof.

(n)	Electronic Delivery. Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

(o)	Reformation; Permitted Disclosures.

(1)	If any provision regarding Detrimental Activity or any other provision set forth in the Plan or an Award Agreement is found by any court of competent jurisdiction or arbitrator to be invalid, void or unenforceable or to be excessively broad as to duration, activity, geographic application or subject, such provision or provisions shall be construed, by limiting or reducing them to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.

(2)	Nothing contained in this Plan or any Award Agreement shall prohibit or prevent a Participant from (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, or any agency Inspector General; (ii) making any other disclosures that are protected under the whistleblower provisions of Federal law or regulations; (iii) otherwise fully participating in any Federal whistleblower programs, including any such programs managed by the U.S. Securities and Exchange Commission or the Occupational Safety and Health Administration; or (iv) receiving individual monetary awards or other individual relief by virtue of participating in any such Federal whistleblower programs.

(3)	Under the Federal Defend Trade Secrets Act of 2016, a Participant shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that is made (i) (A) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; (ii) to a Participant’s attorney in relation to a lawsuit for retaliation against a Participant for reporting a suspected violation of law; or (iii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

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(p)	Arbitration. All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or any Award Agreement must be submitted solely and exclusively to binding arbitration in accordance with the then-current employment arbitration rules and procedures of the American Arbitration Association (AAA) to be held in New York, New York. All information regarding the dispute or claim and arbitration proceedings, including any settlement, shall not be disclosed by the Participant or any arbitrator to any third party without the written consent of the Company, except with respect to judicial enforcement of any arbitration award. Any arbitration claim must be brought solely in the Participant’s (or such Participant’s transferee’s or estate’s) individual capacity and not as a claimant or class member (or similar capacity) in any purported multiple-claimant, class, collective, representative or similar proceeding, and the arbitrator may not permit joinder of any multiple claimants and their claims without the express written consent of the Company. Any arbitrator selected to adjudicate the claim must be knowledgeable in the industry standards and practices, and, by signing an Award Agreement, each Participant will be deemed to agree that any claims pursuant to the Plan or an Award Agreement is inherently a matter involving interstate commerce and thus, notwithstanding the choice of law provision included herein, the Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitrator shall not be permitted to award any punitive or similar damages, but may award attorney’s fees and expenses to the prevailing party in any arbitration. Any decision by the arbitrator shall be binding on all parties to the arbitration.

(q)	Statute of Limitations. A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim. This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.

(r)	Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(s)	Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

(t)	Vesting of Awards. Notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, in the event that the vesting date for all or a portion of an Award occurs on a date which is not a trading day on the principal national securities exchange in the United States on which the shares of Stock are then traded, such portion of the Award will vest on the trading day immediately prior to the vesting date for the Award.

(u)	Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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TAKE-TWO INTERACTIVE SOFTWARE, INC. | 2023 Proxy Statement	B-21

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TAKE-TWO INTERACTIVE SOFTWARE, INC.
ATTN: INVESTOR RELATIONS
110 WEST 44TH STREET
NEW YORK, NY 10036

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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V21077-P97075 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

The Board of Directors recommends you vote "FOR" the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Strauss Zelnick	☐	☐	☐
1b. Michael Dornemann	☐	☐	☐
1c. J Moses	☐	☐	☐
1d. Michael Sheresky	☐	☐	☐
1e. LaVerne Srinivasan	☐	☐	☐
1f. Susan Tolson	☐	☐	☐
1g. Paul Viera	☐	☐	☐
1h. Roland Hernandez	☐	☐	☐
1i. William "Bing" Gordon	☐	☐	☐
1j. Ellen Siminoff	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposals 2, 4 and 5, and "1 YEAR" for proposal 3.

	1 Year	2 Years	3 Years	Abstain
3. Approval, on a non-binding advisory basis, of the frequency of the advisory vote on the compensation of the Company's "named executive officers".	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V21078-P97075

TAKE-TWO INTERACTIVE SOFTWARE, INC.
Annual Meeting of Shareholders
September 21, 2023
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Daniel Emerson and Matthew Breitman, or any one of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and in the discretion of the proxies on such other matters as may properly come before the meeting, all of the shares of common stock of Take-Two Interactive Software, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, local time on September 21, 2023 as a virtual, audio-only meeting hosted online at www.virtualshareholdermeeting.com/TTWO2023 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS BALLOT FOR THE BOARD OF DIRECTORS, "FOR" PROPOSALS 2, 4 AND 5, AND "1 YEAR" FOR PROPOSAL 3.

Continued and to be signed on reverse side